ARRANGEMENT

                           INVOLVING

            MacDONALD, DETTWILER AND ASSOCIATES LTD.

                      3173623 CANADA INC.

                              AND

                  ORBITAL SCIENCES CORPORATION







         NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND
       HOLDERS OF THE 1988 EMPLOYEE SHARE OPTIONS AND THE
               1988 KEY EMPLOYEE SHARE OPTIONS OF
            MacDONALD, DETTWILER AND ASSOCIATES LTD.


                              AND


                MANAGEMENT INFORMATION CIRCULAR


                        OCTOBER 6, 1995

[MDA LETTERHEAD]


October 10, 1995

Dear Shareholder or Optionholder:

You are cordially invited to attend a Special Meeting of Shareholders and holders of 1988 Employee Share Options and 1988 Key Employee Share Options (collectively, the "MDA 1988 Optionholders") of MacDonald, Dettwiler and Associates Ltd. ("MDA") to be held on Tuesday, November 14, 1995 at MDA's offices located at 13800 Commerce Parkway, Richmond, British Columbia at 10:00 a.m. local time. As described in the enclosed Proxy Circular, at the Special Meeting, the MDA Shareholders and MDA 1988 Optionholders will be asked to consider and vote upon an Arrangement under section 192 of the Canada Business Corporation Act involving MDA, Orbital Sciences Corporation ("Orbital"), and 317632 Canada Inc. ("Acquisition"), a wholly owned subsidiary of Orbital. Subject to any further order of the Supreme Court of British of Columbia, the Arrangement must be approved by the affirmative vote of 66-2/3% of the votes actually cast thereon by MDA Shareholders and by MDA 1988 Optionholders, voting as separate classes.

The MDA Board of Directors has carefully reviewed and considered the terms and conditions of the proposed Arrangement. The Board of Directors believes that the transaction is fair and in the best interests of MDA, MDA Shareholders and MDA 1988 Optionholders, and has unanimously approved the Arrangement. The Board of Directors unanimously recommends that the MDA Shareholders and MDA 1988 Optionholders vote FOR the proposed Arrangement Resolution approving the Arrangement.

Under the Plan of Arrangement, MDA will receive Exchangeable Shares of Acquisition, which will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those of Orbital Common Shares. The number of Exchangeable Shares to be issued will be based upon an Exchange Ratio that is to be determined by dividing U.S.$5.41 by the average closing sale price of Orbital Common Shares for the twenty day period ending on the date four trading days prior to the Effective Date, and may not be less than .2705 or greater than .3607. The Effective Date is expected to occur shortly after the Special Meeting. MDA Shareholders will receive the number of Exchangeable Shares equal to the product of the Exchange Ratio multiplied by the number of MDA Common Shares held by them. Holders of MDA Options, including MDA 1988 Options, will receive Replacement Options entitling them to purchase such number of Orbital Common Shares equal to the product of the Exchange Ratio multiplied by the number of MDA Common Shares underlying such MDA Option, having an exercise price per share equal to the quotient of the exercise price per share of such MDA Option divided by the Exchange Ratio, and having the same vesting, expiration and other terms as such MDA Option.

The accompanying Proxy Circular provides a detailed description of the Arrangement and the business and financial information of MDA and Orbital.

MDA retained the investment banking firm of Nesbitt Burns Inc. ("Nesbitt Burns") to advise it on the acquisition transaction, including to advise it with respect to the consideration to be paid by Orbital in the Arrangement. Nesbitt Burns has advised the MDA Board of Directors that, in Nesbitt Burns' opinion, the consideration to be paid by Orbital in the Arrangement is fair to MDA Shareholders and MDA 1988 Optionholders from a financial point of view. A copy of Nesbitt Burns' opinion is attached to the Proxy Circular as Appendix "C".

Your vote on this matter is very important. We urge you to review carefully the enclosed materials and to return your proxy promptly. Shareholders with questions regarding the Arrangement or other matters described herein may contact Gordon Thiessen at (604) 278-3411.

Whether or not you plan to attend the Special Meeting, please sign and promptly return your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.

Sincerely,

/s/ John S. MacDonald                   /s/ Daniel E. Friedman

John S. MacDonald, Chairman             Daniel E. Friedman, President and
CEO



                NOTICE OF SPECIAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that a Special General Meeting (the "Special Meeting") of holders of MDA Common Shares ("MDA Shareholders") and holders of options ("MDA 1988 Optionholders") under the 1988 Employee Share Option Plan and the 1988 Key Employee Share Option Plan (together, the "MDA 1988 Options") of
MacDonald, Dettwiler and Associates Ltd. ("MDA") will be held at the offices of MDA at 13800 Commerce Parkway, Richmond, British
Columbia, V6V 2J3, on Tuesday, November 14, 1995 at the hour of 10:00 a.m. (Vancouver time) for the following purposes:

(a) to consider, pursuant to an order of the Supreme Court of British Columbia dated October 6, 1995 (the "Interim Order"), and, if deemed advisable to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act; and

(b)  to   transact   such  further  or  other  business  as  may   properly
     come before the Special Meeting or any adjournment thereof.

The texts of the Arrangement Resolution, the Plan of Arrangement and the agreements in respect of the Arrangement are set forth in Appendices "F," "A" and "B," respectively, to the accompanying Management Information Circular of MDA (the "Proxy Circular").

Pursuant  to  the  Interim  Order,  MDA  Shareholders  and  the  MDA   1988
Optionholders have been granted the right to dissent with respect to the Arrangement and to be paid the fair value of their MDA Common Shares or the MDA Common Shares to which they are entitled under the MDA 1988 Options, as the case may be, in respect of the Arrangement Resolution in accordance with section 190 of the
Canada  Business  Corporations  Act.   This  right  is  described  in   the
Proxy Circular.

The   Board  of  Directors  has  fixed  October  10,  1995  as  the  record
date   for   determining  MDA  Shareholders  entitled  to  receive   notice
of   and  to  vote  at  the  Meeting.   Only  holders  of  record  of   MDA
Common Shares at the close of business on October 10, 1995 will be entitled to vote in respect of the matters to be voted on at the Special Meeting or any adjournment thereof, except that a person who has acquired MDA Common Shares subsequent to such record date will be entitled to vote such shares, instead of the holder of record, upon making a written request to that effect not later than 10 days preceding the date of the Special Meeting to the Secretary of MDA at the registered office of MDA at 26th floor, 700 West Georgia Street, Vancouver, British Columbia,
V7Y 1B3 and establishing that such person owns such shares. All MDA 1988 Optionholders on the date of mailing of the Proxy Circular will receive Notice of the Special Meeting and all MDA
1988 Optionholders on the date of the Special Meeting will be entitled to attend and vote at the Special Meeting.

MDA Shareholders and MDA 1988 Optionholders who are unable to attend the Special Meeting in person are requested to sign, date and return, in the envelope provided for that purpose, the
enclosed  instrument  of  proxy.   In  order  to  be  valid  for   use   at
the Special Meeting, proxies must be received by Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than 48 hours (excluding Saturdays, Sundays and holidays) preceding the Special Meeting or any adjournment thereof.

DATED   at   Richmond,  British  Columbia,  this  6th   day   of   October,
1995.


                               BY ORDER OF THE BOARD OF DIRECTORS




                                      ROBERT B. WALLIS, Secretary

                       TABLE OF CONTENTS

                                                             Page



MANAGEMENT INFORMATION CIRCULAR                                 1

GLOSSARY OF TERMS                                               2

MDA AND ORBITAL REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES  7

CANADIAN/U.S. EXCHANGE RATES                                    7

SUMMARY OF PROXY CIRCULAR                                       8
          General                                               8
          The Arrangement and The Combination Agreement         8
          Certain Canadian Federal Income Tax Considerations   11
          Certain   United   States  Federal  Income
          Tax   Considerations                                 12
          The Special Meeting                                  13
          Business of Orbital                                  14
          Business of MDA                                      16

MARKET PRICE AND DIVIDEND INFORMATION                          17

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA                18
          Selected Historical Consolidated Financial Data of
          MDA                                                  18
          Selected    Historical    Consolidated
          Financial    Data    of       Orbital                19

PRO FORMA FINANCIAL INFORMATION                                20

PRO FORMA CONSOLIDATED CAPITALIZATION                          27

RISK FACTORS                                                   28
          Technologically Advanced Products and Services       28
          Dependence on United States Government               28
          Capital Requirements                                 28
          Regulation                                           29

THE SPECIAL MEETING - GENERAL PROXY INFORMATION                30
          General                                              30
          Solicitation of Proxies                              30
          Appointment of Proxies                               30
          Signing of Proxies                                   30
          Revocation of Proxies                                30
          Voting of Proxies                                    31
          MDA Common Shares                                    31
          MDA 1988 Options                                     31
          Required   Votes   to   Approve  the   Arrangement
          and   Voting  Intentions of Certain Shareholders
          and Optionholders                                    31
          Principal   Holders   of  MDA  Common   Shares
          and   MDA   1988    Options                          32

THE ARRANGEMENT AND THE COMBINATION AGREEMENT                  32
          The Arrangement - General                            32
          Background of the Arrangement                        33
          MDA's   Reasons   for   the   Arrangement   and
          Recommendations of the MDA Board                     35
          Orbital's Reasons for the Arrangement                35
          Operations Following the Arrangement                 36
          Interests of Certain Persons in the Arrangement      36
          Opinion of MDA's Financial Advisor                   36
          Plan of Arrangement                                  39
          Post-Combination Share Ownership                     40
          Qualifying Holdcos                                   40
          Dissenting Holders                                   40
          Description of Exchangeable Shares                   40
                Voting Rights                                  41
                Dividend Rights                                41
                Retraction, Redemption and Exchange Right      42
                Deduction and Remittance of Withholding Tax    43
                Anti-dilution and Capital Reorganizations      44
          Support Agreement                                    44
          Market    for    Orbital   Common   Shares
          and    Exchangeable   Shares                         45
          The Combination Agreement                            45
                  Actions to be Taken Prior to the Effective
                  Time                                         45
                  Business of MDA Pending the Arrangement      45
                  Solicitation of Alternate Transactions       46
                  Conditions to the Arrangement                46
                  Termination and Amendment                    47
                   Fees, Expenses and  Indemnification         47
          Confidentiality Agreement                            48
          Agreements of MDA Affiliates                         48
          Court Approval and Completion of the Arrangement     48
          Accounting Treatment                                 49
          Stock Exchange Listings                              49
                 Exchangeable Shares                           49
                 Orbital Common Shares                         49
          Eligibility for Investment in Canada                 49
                 Exchangeable Shares                           49
                 Voting Rights and Exchange Right              49
                 Orbital Common Shares                         49
          Resale   of   Exchangeable  Shares  and  Orbital
          Common   Shares  Received in the Arrangement         50
                 Canada                                        50
                 United States                                 50
          Procedures   for   Exchange   of  Share
          Certificates   by   MDA   Shareholders               51
               Return to Depositary of Letter of Transmittal 51 Election to Immediately Exchange
               Exchangeable Shares for Orbital Common Shares   51
               Fractional Shares                               52
               Failure to Deposit Certificates Representing
               MDA Common Shares                               52
          Confirmation of Replacement Options                  52

INCOME TAX CONSIDERATIONS TO MDA SHAREHOLDERS AND
        OPTIONHOLDERS                                          52
          Canadian Federal Income Tax Considerations           52
          Holders of MDA Common Shares Resident in Canada 53 Holders of MDA Common Shares Not Resident in Canada 57
                MDA 1988 Optionholders                         58
          United States Federal Income Tax Considerations      58
          Taxation of U.S. Holders                             59
          Shareholders Not Resident in or Citizens of the
                United States                                  62
          Information, Reporting and Backup Withholding        63

INFORMATION CONCERNING ACQUISITION                             63

INFORMATION CONCERNING ORBITAL                                 63
          Background and Recent Acquisitions                   63
          Description Of Orbital's Products And Services       64
               Launch Systems                                  65
               Space and Electronics Systems                   66
               Communications and Information Systems          67
          Competition                                          70
          Research and Development                             71
          Backlog and Contracts                                71
          Properties                                           72
          Environmental Regulation                             73
          Insurance                                            73
          Litigation                                           73
          Management's    Discussion    and    Analysis    of
             Financial Condition and Results of Operations     73
                 Overview                                      73
                 Adoption of New Accounting Standard           74
               Results of Operations for the Six-Month Periods
                        Ended June 30, 1995 and 1994           76
               Results of Operations for the Years Ended
                December 31, 1994, 1993 and 1992               77
               Liquidity and Capital Resources                 79
          Management and Employees                             80
              Executive Officers and Directors                 80
              Indebtedness of Directors and Officers           81
              Employees                                        81
          Description of Capital                               82
              Capitalization                                   82
              Common Shares                                    82
              Preferred Shares                                 82
          Dividend Policy                                      83
          Transfer Agent                                       83
          Independent Auditors                                 83

INFORMATION CONCERNING MDA                                     83
          Business                                             83
                Subsidiary Companies                           83
                General                                        84
                Geo-Information Systems                        84
                Aviation Systems                               85
                Space and Defence Systems                      86
                Communications                                 87
          Contract Pricing and Completion                      87
          Marketing and Sales                                  87
          Competition                                          89
          Research and Development                             89
          Patents and Licenses                                 89
          Personnel                                            90
          Properties                                           90
          Management's    Discussion    and    Analysis    of
             Financial Condition and Results of Operations     90
               Results of Operations for the Quarter ended
               June 30, 1995 and Quarter Ended June 30, 1994 90 Results of Operations for the Fiscal Years
               ended March 31, 1995 and 1994                   90
               Results of Operations for the Fiscal Years ended
                March 31, 1994 and 1993                        91
          Directors and Officers                               92
          Description of Share Capital                         93
          Dividend Record and Dividend Policy                  93
          Executive Compensation                               94
              Summary Compensation Table                       94
              Long-Term Incentive Plan Compensation            94
              Pensions                                         95
          Auditors                                             95
          Registrar and Transfer Agent                         96
          Stock Exchange Listings                              96

COMPARISON OF SHAREHOLDERS' RIGHTS                             96
          Extraordinary Transactions - Vote Required           96
          Amendment to Governing Documents                     97
          Dissent Rights                                       98
          Oppression Remedy                                    98
          Derivative Action                                    99
          Shareholder Consent in Lieu of Meeting               99
          Director Qualifications                              99
          Fiduciary Duties of Directors                        99
          Indemnification of Officers and Directors           100
          Director Liability                                  100
          Anti-takeover     Provisions    and    Interested
           Stockholder     Transactions                       100
          Shareholder Protection Rights Plan                  101

DISSENTING RIGHTS                                             101

AVAILABLE INFORMATION                                         104

LEGAL MATTERS                                                 104

APPROVAL OF PROXY CIRCULAR BY MDA BOARD OF DIRECTORS          104

ANNEX "I"      Orbital's Consolidated Financial Statements and
                Quarterly Report on Form 10-Q for the
                Quarter Ended June 30, 1995                     F-1 (OMITTED)

ANNEX "II"      MDA's Financial Statements                      F-39 (OMITTED)
ANNEX "III"    Excerpt of Orbital's Proxy Statement for 1995
                Annual Meeting of Stockholders                  P-1 (OMITTED)
APPENDIX "A"   Plan of Arrangement                              A-1
APPENDIX "B"   Combination Agreement                            B-1
APPENDIX "C"   Opinion of Nesbitt Burns                         C-1 (OMITTED)
APPENDIX "D"   Interim Order                                    D-1 (OMITTED)
APPENDIX "E"   Notice    of   Application   for   Final   Order
               to the Supreme Court (British Columbia)          E-1 (OMITTED)
APPENDIX "F"   Arrangement Resolution                           F-1 (OMITTED)
APPENDIX "G"   Section 190 of the CBCA                          G-1 (OMITTED)

            MacDONALD, DETTWILER and ASSOCIATES LTD.


                 MANAGEMENT INFORMATION CIRCULAR



This Proxy Circular is being furnished to holders of Common Shares of MDA and MDA 1988 Optionholders in connection with the
solicitation   of   proxies  by  management  of  MDA   for   use   at   the
Special Meeting to be held at 10:00 a.m., local time, on Tuesday, November 14, 1995, at the offices of MDA at 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3, and at any adjournment thereof.

At the Special Meeting, MDA Shareholders and MDA 1988 Optionholders will be asked to consider and vote upon a proposal to  approve  an  arrangement  under  section  192  of  the  CBCA  involving
MDA and its shareholders and optionholders and to transact such further or other business as may properly come before the meeting or any adjournment thereof.

MDA Shareholders and MDA 1988 Optionholders are being asked to approve the Arrangement under the CBCA. Pursuant to the Arrangement, MDA will become a wholly owned subsidiary of Acquisition and each outstanding MDA Common Share will be exchanged for a number of Exchangeable Shares of Acquisition equal to the Exchange Ratio. The Exchange Ratio will be determined by dividing US$5.41 by the average closing price of Orbital Common Shares for the 20 trading days ending on the date four trading days prior to the Effective Date of the Arrangement, provided that the Exchange Ratio will not be less than 0.2705 or greater than 0.3607. Outstanding MDA Options will become Replacement Options to acquire Orbital Common Shares on terms
identical    to    the    existing    MDA   Options,    with    appropriate
adjustments in the exercise price and the number of shares subject to such options to reflect the Exchange Ratio. The Exchangeable Shares will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those rights of the Orbital Common Shares.

Holders   of   Exchangeable  Shares  will  have  the  right   to   exchange
all or any of such shares for an equal number (subject to adjustment in the event of certain capital and corporate reorganizations) of Orbital Common Shares plus the Dividend
Amount attributable to such shares, at any time prior to the Automatic Redemption Date and subject to certain Call Rights of Orbital. The Exchangeable Shares will be automatically exchanged on the Automatic Redemption Date and upon the occurrence of certain events, including the liquidation, dissolution or winding-up of Orbital or Acquisition or the default by Acquisition under the Exchangeable Share Provisions. Acquisition has the right to accelerate the Automatic Redemption Date upon 75 days' written notice to the holders of Exchangeable Shares at any time when there are outstanding less than 400,000 Exchangeable Shares held by persons other than Orbital and its Affiliates.



This Proxy Circular and the accompanying forms of proxy, Letter of Transmittal and Notice of Guaranteed Delivery are first being mailed to MDA Shareholders and MDA 1988 Optionholders on or about October 11, 1995.



All information in this Proxy Circular relating to MDA has been supplied by MDA. All information relating to Orbital Sciences
Corporation and Acquisition has been supplied by Orbital. Orbital has reviewed all information relating to itself and Acquisition after its inclusion in this Proxy Circular. MDA has not made any independent investigations and assumes no responsibility for the accuracy or completeness of such information. Certain capitalized terms used in this Proxy Circular without definition have the meanings given in the Glossary of Terms found at page 2.

See   "Risk   Factors"   for  certain  considerations   relevant   to   MDA
Shareholders   and  MDA  1988  Optionholders  regarding   the   Arrangement
and their investment in the securities referred to herein.

No person is authorized to give any information or to make any representation not contained in this Proxy Circular and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Circular does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person  in  any  jurisdiction  in  which  such  an  offer  or  solicitation
would   be   unlawful  or  in  which  the  person  making  such  offer   or
solicitation  is  not  qualified  to  do  so  or  to  any  person  to  whom it is unlawful to make such an offer or solicitation of an offer to purchase or proxy solicitation. Neither delivery of this Proxy Circular nor any distribution of the securities referred to in this Proxy Circular shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Proxy Circular.
                        GLOSSARY OF TERMS

The following terms have the following meanings when used in this Proxy Circular (including the summary). These defined terms are not used in the consolidated financial statements of either MDA or Orbital attached as annexes hereto.

"1933   Securities  Act"  means  the  United  States  Securities   Act   of
1933, including all regulations made thereunder, all amendments to such statute or regulations from time to time, and any statute or regulation that supplements or supersedes such statute or regulation.

"1934 Securities Exchange Act" means the United States Securities Exchange Act of 1934, including all regulations made thereunder, all amendments to such statute or regulations from time to time, and any statute or regulation that supplements or supersedes such statute or regulation.

"Acquisition"   means   3173623   Canada   Inc.,   a   newly   incorporated
subsidiary of Orbital, existing under the CBCA.

"Acquisition Class B Preferred Shares" means the Class B Preferred Shares of Acquisition having the rights, privileges, restrictions and conditions set forth in Appendix A to the Plan of Arrangement.

"Acquisition    Common    Shares"    means    the    Common    Shares    of
Acquisition    having    the   rights,   privileges,    restrictions    and
conditions set forth in Appendix A to the Plan of Arrangement.

"Affiliate" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as  applied  to  any  person,  means  the  possession  by  another  person,
directly   or   indirectly,  of  the  power  to   direct   or   cause   the
direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

"Affiliate Agreements" means the agreements entered into between Orbital and persons who are deemed to be "affiliates" of MDA within the meaning of the 1933 Securities Act, substantially in the forms attached as Exhibits 6.2.4(A) and (B) to the Combination Agreement.

"Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments thereto made in accordance with section 6.1 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

"Arrangement    Resolution"   means   the   resolution    concerning    the
Arrangement  in  the  form  set  forth  in  Appendix  "F"  to  this   Proxy
Circular.

"Automatic   Redemption   Date"  means  the  fifth   anniversary   of   the
Effective Date, unless such date shall be accelerated at any time to a specified earlier date by the board of directors of
Acquisition   upon  at  least  75  days'  prior  written  notice   to   the
registered holders of Exchangeable Shares, in which case the Automatic Redemption Date shall be such earlier date; provided, however, that the board of directors of Acquisition may so
accelerate   the   Automatic  Redemption  Date  only  at   such   time   as
there are outstanding fewer than 400,000 Exchangeable Shares held by holders other than Orbital and its Affiliates.

"Average Closing Price" means the average closing sales price of Orbital Common Shares for the 20 trading days ending on the date
four   trading   days  prior  to  the  Effective  Date,  as   reported   on
NASDAQ.

"Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of the Commonwealth of Virginia and Vancouver, British Columbia.

"CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, including all regulations made thereunder, all amendments to such statute or regulations from time to time, and any statute or regulation that supplements or supersedes such statute or regulation.

"Call   Rights"  means  collectively,  the  Liquidation  Call  Right,   the
Redemption Call Right and the Retraction Call Right.

"Canadian   dollars"  and  "Cdn$,"  "dollars"  and  "$"  mean  the   lawful
currency of Canada.

"Canadian   GAAP"  means  generally  accepted  accounting   principles   in
Canada.

"Canadian Tax Act" means the Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supplement), including all regulations made thereunder, all amendments to such statute or regulations from time to time, and any statute or regulation that supplements or supersedes such statute or regulation.

"Change of Control Agreements" means the agreements to be entered into between Orbital and certain employees of MDA substantially in the form attached as Exhibit 6.2.5 to the Combination Agreement.

"Combination Agreement" means the Combination Agreement among Orbital, Acquisition and MDA dated as of August 31, 1995 as
amended   on   September  29,  1995,  a  copy  of  which  is  appended   as
Appendix "B" hereto.

"Court" means the Supreme Court of British Columbia.

"DGCL"   means   the   General   Corporation   Law   of   the   State    of
Delaware,   including  all  amendments  to  such  statute  from   time   to
time,    and    any    statute   or   regulation   that   supplements    or
supersedes such statute.

"Depositary"   means   Montreal   Trust   Company   of   Canada,   at   its
office set out in the Letter of Transmittal.

"Dissenting MDA Shareholders" means MDA Shareholders who have exercised a right of dissent in respect of the Arrangement
Resolution in strict compliance with section 190 of the CBCA and the Interim Order.

"Dissenting MDA 1988 Optionholders" means MDA 1988 Optionholders who have exercised a right of dissent in respect of the
Arrangement Resolution in strict compliance with section 190 of the CBCA and the Interim Order.
"Dividend   Amount"  means  an  amount  equivalent  to  the   full   amount
of declared and unpaid dividends on the Exchangeable Shares plus all dividends declared on Orbital Common Shares that have not been declared on the Exchangeable Shares in accordance with the Exchangeable Share Provisions.

"Effective Date" means the date on which the Arrangement becomes effective as established by the date of issue of the certificate
of   amendment  in  respect  of  the  Plan  of  Arrangement  to  be  issued
by   the  Director  under  the  CBCA  pursuant  to  subsection  192(7)   of
the CBCA.

"Effective   Time"   means   12:01   a.m.   (Vancouver   time)    on    the
Effective Date.

"Employment   Agreements"   means   the   employment   agreements   to   be
entered   into   between   MDA  and  certain  officers   substantially   in
the form attached as Exhibit 3.18 to the Combination Agreement.

"Exchange   Ratio"   is   equal  to  US$5.41   divided   by   the   Average
Closing   Price,  provided  that  in  no  event  shall  it  be  less   than
0.2705 or greater than 0.3607.

"Exchange  Right"  means  the  right of  the  Trustee,  on  behalf  of  the holders of Exchangeable Shares other than Orbital and its Affiliates, to require Orbital to purchase the Exchangeable Shares upon the occurrence of certain events as stated in the Voting and Exchange Trust Agreement.

"Exchangeable    Share   Provisions"   means   the   rights,    privileges,
restrictions   and   conditions  attaching  to  the  Exchangeable   Shares,
which are set forth in Appendix A to the Plan of Arrangement.

"Exchangeable   Shares"  means  the  Exchangeable  Non-Voting   Shares   of
Acquisition    having    the   rights,   privileges,    restrictions    and
conditions set forth in the Exchangeable Share Provisions.

"Final   Order"   means  the  final  order  of  the  Court  approving   the
Arrangement.

"Holding Company Agreements" means the agreements to be entered into among Acquisition, the respective Qualifying Holdcos and their shareholders, substantially in the form attached as Exhibit
2.1.2 to the Combination Agreement.

"Insolvency Event" means the dissolution or winding-up of Acquisition, any insolvency or bankruptcy proceeding instituted by or against Acquisition, including any such proceeding under the Companies' Creditor Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), the admission in writing by Acquisition of its inability to pay its debts generally as they become due and the inability of Acquisition, as a result of solvency requirements of the CBCA, to redeem any Exchangeable Shares tendered for retraction.

"Interim  Order"  means  the  interim  order  of  the  Court,  a  copy   of
which is appended to this Proxy Circular as Appendix "D".

"Letter   of  Transmittal"  means  the  letter  of  transmittal   for   use
by MDA Shareholders. A copy is enclosed with this Proxy Circular and additional copies are available on request from the Depositary.

"Liquidation Call Right" means the overriding right of Orbital, in the event of and notwithstanding the proposed liquidation, dissolution, winding-up or insolvency of Acquisition, to purchase from all but not less than all of the holders of Exchangeable
Shares all but not less than all of the Exchangeable Shares held by each such holder, as more particularly described in the Plan of Arrangement.

"MDA"    means    MacDonald,    Dettwiler   and    Associates    Ltd.,    a
corporation   existing   under  the  CBCA,  and  where   the   context   so
requires, means MDA and its subsidiaries.

"MDA Board" means the board of directors of MDA.

"MDA Common Shares" means the common shares of MDA, together with all Rights.

"MDA   Options"   means   collectively,  the  options   outstanding   under
the MDA 1988 Option Plans, the Key Employee Share Option Plan and the Amended and Restated Key Employee Share Option Plan.

"MDA   1988   Option  Plans"  means  together,  the  1988  Employee   Share
Option  Plan  of  MDA  and  the  1988 Key Employee  Share  Option  Plan  of
MDA.

"MDA 1988 Optionholder" means a holder of an MDA 1988 Option.

"MDA   1988   Options"   means  the  options   to   purchase   MDA   Common
Shares issued under the MDA 1988 Option Plans.

"MDA Shareholder" means a holder of record of MDA Common Shares.

"NASDAQ"   means   the   National   Association   of   Securities   Dealers
Automated Quotation National Market System.

"Nesbitt   Burns"   means  Nesbitt  Burns  Inc.,   financial   advisor   to
MDA.

"Orbital"    means    Orbital   Sciences   Corporation,    a    corporation
existing  under  the  laws  of  the  State  of  Delaware,  and  where   the
context so requires, means Orbital and its subsidiaries.

"Orbital   Common  Shares"  means  the  common  stock,   par   value   $.01
per share, of Orbital.

"Plan of Arrangement" means the plan of arrangement proposed under section 192 of the CBCA, substantially in the form attached to this Proxy Circular as Appendix "A," as amended, modified or supplemented from time to time in accordance with its terms.

"Proxy    Circular"    means   this   Management    Information    Circular
including   the   Annexes   and  Appendices   attached   hereto   and   all
amendments and supplements hereto from time to time.

"PSC" means The PSC Communications Group, a division of MDA.

"Qualifying Holdco" means a corporation that shall have become a party to the Plan of Arrangement prior to the date of the Special Meeting pursuant to the Plan of Arrangement and in accordance with the terms of the Combination Agreement and shall have satisfied all the conditions under its respective Holding Company Agreement to the satisfaction of Acquisition in its sole discretion.

"Redemption Call Right" means the overriding right of Orbital, in the event of and notwithstanding a proposed redemption of
Exchangeable  Shares  by  Acquisition,  to  purchase  from  all   but   not
less than all of the holders of Exchangeable Shares all but not less than all of the Exchangeable Shares held by each such holder, as more particularly described in the Plan of Arrangement.

"Replacement   Option"   means  an  option  to  purchase   Orbital   Common
Shares issued or granted in replacement of a MDA Option.

"Retraction  Call  Right"  means  the  overriding  right  of  Orbital,   in
the event of and notwithstanding a request by a holder of Exchangeable Shares for Acquisition to redeem any or all of the Exchangeable Shares registered in the name of such holder, to purchase all but not less than all of the Exchangeable Shares that are the subject of such request directly from such holder, as more particularly described in the Plan of Arrangement.

"Rights" means all rights associated with the Common Shares in the capital of MDA, including without limitation all rights associated with such Common Shares pursuant to the Shareholder Protection Rights Plan.

"SEC" means the United States Securities and Exchange Commission.

"SFAS"     means    the    Financial    Accounting    Standards     Board's
statements of financial accounting standards.

"Shareholder Protection Rights Plan" means the Shareholder Protection Rights Plan Agreement dated as of August 27, 1992 between MDA and Montreal Trust Company of Canada, as Rights Agent, as amended from time to time.

"Special Meeting" means the meeting of MDA Shareholders and MDA 1988 Optionholders to be held on Tuesday, November 14, 1995 to consider the Arrangement Resolution and to transact such further and other business as may properly come before the meeting, and any adjournment thereof.

"Special Voting Share" means the one Series A Preferred Share of Orbital to be issued to the Trustee by Orbital in connection with the Arrangement and to be held by the Trustee pursuant to the terms of the Voting and Exchange Trust Agreement.

"Support   Agreement"   means   the   agreement   to   be   entered    into
between Acquisition and Orbital in connection with the Arrangement substantially in the form attached as Exhibit 2.3 to the Combination Agreement.

"TSE" means The Toronto Stock Exchange.

"Trustee" means State Street Bank and Trust Company.

"U.S.   dollars"  and  "US$"  mean  the  lawful  currency  of  the   United
States.

"U.S.   GAAP"  means  generally  accepted  accounting  principles  in   the
United States.

"Voting Agreements and Irrevocable Proxy" means the agreements between certain directors, officers and shareholders of MDA and Orbital relating to the voting by such persons of MDA Common Shares held by them on the Arrangement Resolution.

"VSE" means the Vancouver Stock Exchange.

"Voting   and  Exchange  Trust  Agreement"  means  the  agreement   to   be
entered into as of the Effective Date between Orbital, Acquisition and the Trustee in connection with the Arrangement substantially in the form attached as Exhibit 2.2 to the Combination Agreement.

"Voting Rights" means the voting rights attached to the Special Voting Share exercisable by the Trustee at the direction of the holders of Exchangeable Shares pursuant to the terms of the Voting and Exchange Trust Agreement.


              MDA AND ORBITAL REPORTING CURRENCIES
                    AND ACCOUNTING PRINCIPLES

The financial information related to MDA contained in this Proxy Circular is reported in Canadian dollars and has been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.

The   financial   information  related  to  Orbital,  including   the   pro
forma financial information, contained in this Proxy Circular is reported in U.S. dollars and has been prepared in accordance with
U.S.   GAAP,  which  differs  in  certain  respects  from  Canadian   GAAP.
See Notes 2 and G to the pro forma financial information of Orbital for an explanation of the relevant major differences between U.S. GAAP and Canadian GAAP.


                  CANADIAN/U.S. EXCHANGE RATES

In   this   Proxy  Circular,  dollar  amounts  are  expressed   either   in
"Canadian  dollars,"  "Cdn$,"  "$"  or  "dollars"  or  in  "U.S.   dollars"
or "US$."

According   to   Reuters   Historical   Data   for   calendar    1992    to
calendar   1994  and  for  the  nine  months  ended  September  30,   1995,
the  high  and  low  exchange  rates  (i.e.  the  rate  at  which  Canadian dollars were sold for U.S. dollars), the average exchange rate (i.e. the average of the exchange rates on the last day of each month during the period) and the end-of-period exchange rates for one Canadian dollar expressed in U.S. dollars for the periods indicated are set forth below:

                     Twelve          Nine Months Ended
                     Months              September 30,
                     Ended

                    December
                      31,
                    _______     _________________________
                       1992     1993     1994        1995
                      US$       US$      US$         US$
High for period      0.8485   0.7994   0.7567      0.7446
Low for period       0.7725   0.7417   0.7097      0.7009
End of period        0.7866   0.7566   0.7133      0.7410
Average for          0.8249   0.7737   0.7302      0.7288
period


On September 29, 1995, the noon buying rate for Cdn$1.00 was US$0.7442.
                   SUMMARY OF PROXY CIRCULAR

The following is a summary of certain information about the Arrangement, MDA, Orbital and Acquisition and is qualified in its entirety by reference to the full text of this Proxy Circular, including the annexes and appendices hereto. MDA Shareholders and MDA 1988 Optionholders are urged to read this Proxy Circular, including the accompanying annexes and appendices, in its entirety. See "Risk Factors" for certain information that should be considered by MDA Shareholders and MDA 1988 Optionholders. For the definitions of certain terms used in this Proxy Circular, see "Glossary of Terms."

General

Orbital Sciences Corporation, MacDonald, Dettwiler and Associates Ltd. and 3173623 Canada Inc., a newly formed subsidiary of Orbital, have entered into the Combination Agreement. Pursuant to the Combination Agreement, MDA and Acquisition have applied for and received the Interim Order of the Supreme Court of British Columbia calling the Special Meeting of MDA Shareholders and MDA 1988 Optionholders to consider the approval of the Arrangement under section 192 of the CBCA.

Pursuant to the Arrangement, MDA will become a wholly owned subsidiary of Acquisition and each outstanding MDA Common Share will be exchanged for a number of Exchangeable Shares of Acquisition equal to the Exchange Ratio. The Exchange Ratio will be determined by dividing US$5.41 by the average closing price of Orbital Common Shares for the 20 trading days ending on the date four trading days prior to the Effective Date of the Arrangement, provided that the Exchange Ratio will not be less than 0.2705 or greater than 0.3607. Outstanding MDA Options will become Replacement Options to acquire Orbital Common Shares on terms identical to the existing MDA Options, with appropriate adjustments in the exercise price and the number of shares subject to such options to reflect the Exchange Ratio. The Exchangeable Shares will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those rights of the Orbital Common Shares.

Orbital is a space technology company that designs, manufactures, operates and markets a broad range of space products and services that include launch systems, space and electronics systems, and communications and information systems. Orbital had revenues of approximately US$222 million for the year ended December 31, 1994. As of June 30, 1995, Orbital's total backlog, including firm orders of approximately US$495 million, was approximately US$1.3 billion. The closing sales price of an Orbital Common Share on September 29, 1995 was US$16.25, as reported by NASDAQ.

The Arrangement and The Combination Agreement

The Combination Agreement, a copy of which is appended hereto as Appendix "B," provides for the implementation of the Arrangement under the CBCA, including obtaining the Interim Order, calling the Special Meeting and obtaining the Final Order of the Court approving the Arrangement. The Combination Agreement also contains the terms and conditions of Orbital's, MDA's and Acquisition's obligations to consummate the Arrangement.

The Arrangement. Pursuant to the Arrangement, (i) MDA will become a wholly owned subsidiary of Acquisition and an indirect subsidiary of Orbital, (ii) MDA Shareholders (except dissenting holders, and except corporations ("Qualifying Holdcos") that, together with their respective shareholders, have entered into an agreement (a "Holding Company Agreement") with Acquisition substantially in the form attached as Exhibit 2.1.2 to the Combination Agreement and have met the conditions under the Holding Company Agreement) will receive, in exchange for their MDA Common Shares, a number of Exchangeable Shares equal to the product of the number of such MDA Common Shares multiplied by the Exchange Ratio; (iii) all outstanding shares of each Qualifying Holdco will be exchanged for a number of Exchangeable Shares equal to the product of the number of MDA Common Shares owned by such Qualifying Holdco multiplied by the Exchange Ratio; and
(iii) each outstanding MDA Option will be converted into a Replacement Option exercisable for a number of Orbital Common Shares equal to the product of the number of MDA Common Shares subject to such MDA Option multiplied by the Exchange Ratio, at an exercise price per share equal to the exercise price per share of such MDA Option divided by the Exchange Ratio, and subject to the same vesting, expiration and other terms as such MDA Option. In addition, Acquisition will issue 10,000 Class B Preferred Shares to Canadian Imperial Bank of Commerce as partial payment for investment banking services rendered with respect to the Arrangement. See "The Arrangement and the Combination Agreement
- Plan of Arrangement."

Recommendation and Fairness Opinion. The MDA Board has approved the Combination Agreement and unanimously recommends that MDA Shareholders and MDA 1988 Optionholders vote to adopt the Arrangement Resolution. Nesbitt Burns Inc., financial advisor to MDA, has delivered to the MDA Board its written opinion dated as of October 4, 1995 (a copy of which is attached to this Proxy Circular as Appendix "C") to the effect that, based upon and subject to the various considerations set forth in such opinion and as of that date, the Arrangement is fair to MDA Shareholders and MDA 1988 Optionholders from a financial point of view. The fees to be paid to Nesbitt Burns are contingent upon consummation of the Arrangement. See "The Arrangement and the Combination Agreement - MDA's Reasons for the Arrangement and Recommendations of the MDA Board" and "- Opinion of MDA's Financial Advisor."

Qualifying Holdcos. The Combination Agreement provides that any MDA Shareholder that wishes to contribute its MDA Common Shares to a holding company and exchange the shares of the Qualifying Holdco for Exchangeable Shares as provided in the Plan of Arrangement may do so by complying with certain notice provisions, entering into a Holding Company Agreement and satisfying the conditions set forth in the Holding Company Agreement. See "The Arrangement and the Combination Agreement - Qualifying Holdcos."

Description of Exchangeable Shares. The Exchangeable Shares will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those rights of the Orbital Common Shares, and will be exchangeable for Orbital Common Shares on a one-for-one basis (subject to adjustment). Each Exchangeable Share will be entitled to receive dividends from Acquisition payable at the same time as, and to the extent possible in the same property or cash as, and in the case of cash dividends, in the Canadian dollar equivalent of, each dividend paid by Orbital on an Orbital Common Share. The Exchangeable Shares generally will not be entitled to vote on matters submitted to Acquisition's shareholders but, pursuant to the Voting and Exchange Trust Agreement, holders of Exchangeable Shares will be provided with voting rights that will entitle them to vote along with holders of Orbital Common Shares on matters submitted to Orbital's shareholders. In the event of the liquidation, dissolution or winding-up of Acquisition or Orbital, a holder of Exchangeable Shares will receive one Orbital Common Share for each Exchangeable Share (subject to adjustment). Acquisition will automatically redeem all Exchangeable Shares then outstanding on the fifth anniversary of the Effective Date, and may redeem all outstanding Exchangeable Shares at any time when there are less than 400,000 outstanding Exchangeable Shares held by persons other than Orbital and its Affiliates, in each case for a redemption price of one Orbital Common Share per
Exchangeable Share (subject to adjustment). Upon a proposed retraction or redemption of an Exchangeable Share, or in the event of the liquidation, dissolution or winding-up of Acquisition, Orbital will have the right, in lieu of Acquisition making such retraction, redemption or liquidation payment, to purchase Exchangeable Shares for a price of one Orbital Common Share for each Exchangeable Share (subject to adjustment). In the event of certain capital or corporate reorganizations of Orbital, the number of Orbital Common Shares to be issued upon the exchange of Exchangeable Shares will be appropriately adjusted so that the holders of the Exchangeable Shares are treated in the same manner as holders of Orbital Common Shares. Although the transfer of Exchangeable Shares, subject to receiving certain orders from securities regulators, will not be restricted under applicable securities laws, except in certain stated instances, the Exchangeable Shares will not be listed on any stock exchange and MDA does not expect there will be any market for the Exchangeable Shares. See "The Arrangement and the Combination Agreement - Description of Exchangeable Shares."

Voting and Exchange Trust Agreement. At the Effective Time, Acquisition, Orbital and the Trustee will enter into the Voting and Exchange Trust Agreement pursuant to which Orbital will issue to the Trustee one Series A Preferred Share of Orbital (the "Special Voting Share"). The Special Voting Share will vote with the Orbital Common Shares at any meeting at which the holders of Orbital Common Shares are entitled to vote, and will be entitled to a number of votes equal to the number of Orbital Common Shares issuable upon exchange of all Exchangeable Shares outstanding from time to time not owned by Orbital or its Affiliates. On each vote of Orbital Common Shares, holders of Exchangeable Shares as of the record date established for the meeting at which such vote will be taken will have the right to direct the Trustee with respect to a number of votes equal to the number of Orbital Common Shares issuable upon exchange of their Exchangeable Shares. See "The Arrangement and the Combination Agreement - Description of Exchangeable Shares - Voting Rights."

Pursuant to the Voting and Exchange Trust Agreement, Orbital will grant to the Trustee for the benefit of the holders of Exchangeable Shares the Exchange Right, exercisable upon the liquidation, dissolution or insolvency of Acquisition or if Acquisition defaults in its dividend, retraction or redemption obligations with respect to the Exchangeable Shares, to require Orbital to purchase all or any part of the Exchangeable Shares at a purchase price of one Orbital Common Share for each Exchangeable Share (subject to adjustment). In addition, Orbital will grant to the Trustee for the benefit of the holders of the Exchangeable Shares the Automatic Exchange Right, exercisable upon the liquidation, dissolution or winding-up of Orbital, to automatically exchange each Exchangeable Share for one Orbital Common Share (subject to adjustment) five business days prior to the date of any such liquidation event. See "The Arrangement and the Combination Agreement - Description of Exchangeable Shares - Retraction, Redemption and Exchange Right."

Support Agreement. At the Effective Time, Acquisition and Orbital will enter into the Support Agreement pursuant to which Orbital will covenant to take such action as is necessary to permit Acquisition to (i) pay simultaneous and equivalent dividends on the Exchangeable Shares as are paid by Orbital on the Orbital Common Shares, and (ii) honour the redemption and retraction rights and the dissolution entitlements that are attributes of the Exchangeable Shares. The Support Agreement will also provide that, without the prior approval of the holders of the Exchangeable Shares, Orbital will not take certain actions, such as declaring dividends on the Orbital Common Shares or effecting reclassifications or reorganizations of the Orbital Common Shares, without the same or an economically equivalent action being taken in respect of the Exchangeable Shares. See "The Arrangement and the Combination Agreement - Support Agreement."

Court Approval and Completion of the Arrangement. The implementation of the Arrangement is subject to the Final Order approving the Arrangement. MDA, Acquisition and Orbital intend to apply for the Final Order as promptly as practicable after the Special Meeting. A copy of the Notice of Application for the Final Order is attached as Appendix "E" hereto. The hearing in respect of the Final Order is scheduled to take place on November 16, 1995 before the presiding Judge or Master in Chambers at the Courthouse, 800 Smithe Street, Vancouver, British Columbia. At that hearing, any MDA Shareholder, any MDA 1988 Optionholder and any other interested party who wishes to participate or to be represented or to present evidence or argument may do so, subject to filing with the Court and serving appropriate notices of appearance in accordance with the Interim Order. At the hearing for the Final Order, the Court will consider, among other factors, the fairness of the Arrangement and the approval of the Arrangement Resolution by MDA Shareholders and MDA 1988 Optionholders. The Effective Date of the Arrangement will occur after the Final Order is obtained and all other conditions in the Combination Agreement have been satisfied or waived, which is expected to occur promptly after the Special Meeting. See "The Arrangement and the Combination Agreement - Court Approval and Completion of the Arrangement."

Conditions to the Arrangement. Consummation of the Arrangement is subject to the satisfaction of a number of conditions, including but not limited to: (i) the passage of the Arrangement Resolution by the MDA Shareholders and the MDA 1988 Optionholders; (ii) Dissenting MDA Shareholders and Dissenting MDA 1988 Optionholders being entitled in the aggregate to receive no more than 10% of the aggregate number of Orbital Common Shares and Replacement Options to be issued pursuant to the Plan of Arrangement; (iii) the receipt of necessary orders or registrations under applicable securities regulations to permit the transactions contemplated by the Arrangement to be completed and the Exchangeable Shares to be freely tradeable except in certain limited circumstances; (iv) the absence of any restrictive court orders or any other legal restraints preventing or making illegal the consummation of the Arrangement; (v) the continuing accuracy in all material respects of the representations and warranties made by each of MDA and Acquisition and Orbital in the Combination Agreement on and as of the Effective Date; and (vi) the receipt by Orbital of an opinion that the Arrangement is to be accounted for as a pooling of interests. See "The Arrangement and the Combination Agreement - The Combination Agreement."

Termination. The Combination Agreement may be terminated and the Arrangement may be abandoned prior to the Effective Date, notwithstanding the approval by the MDA Shareholders and the MDA 1988 Optionholders of the Arrangement Resolution, under the circumstances specified in the Combination Agreement, including:
(i) by Orbital, if the Average Closing Price is more than US$25.00; (ii) by Orbital, if the MDA Board shall have withdrawn or modified in any manner adverse to Orbital its support of the Arrangement, or shall fail to affirm such support upon the request of Orbital; (iii) by MDA, if the Average Closing Price is less than US$12.775; (iv) by MDA, if MDA receives a bona fide offer to acquire all the shares or assets of MDA for a consideration per MDA Common Share having a fair market value greater than US$5.95, based on prevailing exchange rates at the date of the offer; (v) by mutual agreement of Orbital and MDA; and (vi) by either party if the Arrangement is not consummated by December 31, 1995 (other than as a result of a default of the terminating party). Under certain circumstances MDA may be required to pay Orbital a US$750,000 termination fee if the Combination Agreement is terminated by MDA. See "The Arrangement and the Combination Agreement - The Combination Agreement - Termination and Amendment" and "- Solicitation of Alternate Transactions."

Operations Following the Arrangement. Orbital currently expects that following the Arrangement, MDA will continue to operate as a separate entity, substantially in the same manner as it has operated its business prior to the Arrangement. See "The Arrangement and the Combination Agreement - Operations Following the Arrangement."

Accounting  Treatment.   The  Arrangement  is  expected   to   be
accounted for as a pooling of interests under U.S. GAAP, and it is a condition to Orbital's obligation to consummate the Arrangement that Orbital shall have received an opinion of KPMG Peat Marwick LLP, its independent auditors, to the effect that such accounting treatment is appropriate. See "The Arrangement and the Combination Agreement - Accounting Treatment."

Certain Canadian Federal Income Tax Considerations

The following discussion of Canadian federal income tax considerations is intended as a general summary and does not discuss all of the facts and circumstances that may affect the tax liability of particular holders of MDA Common Shares and MDA 1988 Options. Holders of MDA Common Shares and MDA 1988 Options are urged to consult their own tax advisors. See "Income Tax Considerations to MDA Shareholders and Optionholders - Canadian Federal Income Tax Considerations."

Residents of Canada.  A holder of MDA Common Shares who  receives
Exchangeable Shares will generally not be subject to Canadian income tax in respect of such transaction (i) if such holder is not considered to receive Voting Rights or the Exchange Right for MDA Common Shares, or (ii) even if such holder is considered to receive Voting Rights or the Exchange Right for MDA Common Shares, if such holder effects a Tax Election under section 85 of the Canadian Tax Act specifying a transfer price equal to the aggregate of the adjusted cost bases of such MDA Common Shares immediately before the exchange.

Pursuant to the Canadian Tax Act, a holder of an outstanding MDA 1988 Option that becomes a Replacement Option will be deemed not to have disposed of the MDA 1988 Option and not to have acquired the Replacement Option, provided the value of the Replacement Option is not greater than the value of the MDA 1988 Option. Furthermore, for purposes of the tax consequences of the Replacement Option, the Replacement Option will be deemed to be the same option as, and a continuation of, the MDA 1988 Option and Orbital will be deemed to be the same corporation as, and a continuation of, MDA.

So long as the value of the Call Rights, Exchange Right and the Voting Rights is nominal, the grant of Call Rights by a holder of Exchangeable Shares, in consideration of the receipt of Exchange Right and Voting Rights, should not result in any material Canadian federal income tax consequences.

A holder of Exchangeable Shares who receives Orbital Common Shares from Acquisition on a redemption (including a retraction) by Acquisition of the holder's Exchangeable Shares will be deemed to receive a dividend as a result of such redemption. A holder of Exchangeable Shares who exchanges his Exchangeable Shares with Orbital for Orbital Common Shares upon the exercise of the Call Rights or the Exchange Right will generally realize a capital gain (or capital loss) as a result of such exchange.

Non-Residents of Canada. Provided the MDA Common Shares are listed on a prescribed stock exchange at the time of implementation of the Arrangement, a holder of MDA Common Shares who is not resident in Canada, who holds MDA Common Shares as capital property and does not hold MDA Common Shares in connection with a business carried on in Canada, generally will not be subject to tax under the Canadian Tax Act solely as a result of the transactions effected pursuant to the Arrangement.

A non-resident holder of Exchangeable Shares who receives Orbital Common Shares from Acquisition on a redemption (including a retraction) of the holder's Exchangeable Shares will be deemed to receive a dividend as a result of such redemption that will be subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25%, subject to reduction under the provisions of an applicable income tax treaty. Under the Canada-United States Income Tax Convention, the rate is generally reduced to 15% for residents of the United States. A holder of Exchangeable Shares who exchanges his Exchangeable Shares with Orbital for Orbital Common Shares upon the exercise of the Call Rights or the Exchange Right will generally realize a capital gain (or capital loss) as a result of such exchange.

An exchange of Exchangeable Shares for Orbital Common Shares by a non-resident may be subject to tax under the Canadian Tax Act. A non-resident may be exempt from tax pursuant to the provisions of an applicable tax treaty such as the Canada-United States Income Tax Convention. In any case, Orbital or Acquisition will require non-residents to obtain a certificate from Revenue Canada on such exchange specifying a certificate limit not less than the fair
market   value  of  the  Orbital  Common  Shares.   If  no   such
certificate is obtained, then either Orbital or Acquisition will withhold and remit to Revenue Canada as tax on behalf of such non-resident holder, 33J% of the fair market value of the Orbital Common Shares, and Orbital or Acquisition will deliver to the non-resident holder a reduced number of Orbital Common Shares to reflect such payment to Revenue Canada.

Certain United States Federal Income Tax Considerations

The following discussion of United States federal income tax considerations is intended as a general summary and does not discuss all of the facts and circumstances that may affect the tax liability of particular MDA Shareholders. MDA Shareholders are urged to consult their own tax advisors. See "Income Tax Considerations to MDA Shareholders and Optionholders - United States Federal Income Tax Considerations."

U.S. Shareholders. MDA and Orbital believe, based on advice of counsel, that there is a reasonable basis on which to conclude that the exchange of MDA Common Shares pursuant to the Arrangement will constitute a taxable transaction for U.S. federal income tax purposes, and MDA understands that Orbital intends to report the exchange in a manner consistent with the foregoing. If the exchange is taxable, MDA Shareholders who are "United States persons" for U.S. federal income tax purposes ("U.S. Holders"), including United States citizens or residents, domestic corporations, domestic partnerships, and estates or trusts subject to U.S. federal income tax on their income regardless of source, who receive Exchangeable Shares would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Exchangeable Shares received (together with cash received in lieu of fractional shares (if any)) and the tax basis of the MDA Common Shares surrendered in the exchange. Such capital gain or loss would generally constitute U.S. source gain and would be long-term capital gain or loss if the MDA Common Shares exchanged have been held for more than one year at the time of the exchange. It is possible, however, that the United States Internal Revenue Service (the "IRS") may take the position that the receipt of Exchangeable Shares in exchange for MDA Common Shares is not a taxable event, in which case a U.S. Holder would only have to recognize gain to the extent of cash in lieu of fractional shares (if any), and certain carryover tax basis and holding period rules would apply to the Exchangeable Shares.

MDA and Orbital also believe, based on the advice of counsel, that there is a reasonable basis on which to conclude that the exchange, retraction or redemption of the Exchangeable Shares for Orbital Common Shares will be treated as a taxable event for U.S. federal income tax purposes, and Orbital has advised MDA that it currently intends to take this position. If the exchange is a taxable event, a U.S. Holder that receives Orbital Common Shares from Orbital pursuant to the Call Rights would generally recognize capital gain or loss equal to the difference between the fair market value of the Orbital Common Shares at the time of the exchange (together with cash in lieu of fractional shares (if any) and cash equal to the Dividend Amount (if any)) and the tax basis of the Exchangeable Shares. Such capital gain or loss would be long-term capital gain or loss if the Exchangeable Shares have been held for more than one year at the time of the exchange. It is possible, however, that the IRS could assert that a portion of such gain constitutes U.S. source ordinary income. If the receipt of Orbital Common Shares is effected through a retraction or redemption of Exchangeable Shares distributed to a U.S. Holder directly by Acquisition, then if the retraction or redemption is treated as a taxable transaction, it would be treated as a taxable exchange of the Exchangeable Shares if the U.S. Holder meets certain tests relating to reductions in its percentage shareholdings in Acquisition, and otherwise would be taxed as a dividend paid on the Exchangeable Shares to the extent of Acquisition's (or, possibly, Orbital's) earnings and profits. It is possible, however, that the IRS could assert that the exchange, retraction or redemption of Exchangeable Shares for Orbital Common Shares is not a taxable event, in which case a U.S. Holder would only have to recognize gain to the extent of cash in lieu of fractional shares (if any) and the Dividend Amount (if any), and certain carryover tax basis and holding period rules would apply to the Orbital Common Shares.

Non-U.S. Shareholders. A holder of MDA Common Shares that is not a U.S. Holder ("non-U.S. Holder") generally will not be subject to U.S. federal income tax on a gain recognized on the receipt of the Exchangeable Shares, Voting Rights and Exchange Right, or on the subsequent sale or exchange of the Exchangeable Shares or Orbital Common Shares, unless such gain is effectively connected with a U.S. trade or business.

Dividends received by a non-U.S. Holder with respect to the Orbital Common Shares generally will be subject to U.S. withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty in effect between the U.S. and the non-U.S. Holder's country of residence. Under the Canada-U.S. Income Tax Convention, the rate is generally reduced to 15%. Although the matter is not entirely free from doubt, dividends received by a non-U.S. Holder on Exchangeable Shares should not be subject to U.S. withholding tax.

The Special Meeting

Time  and  Place.  The Special Meeting will be held  on  Tuesday,
November 14, 1995 at the office of MDA at 13800 Commerce Parkway,
Richmond, B.C., V6V 2J3, at 10:00 a.m. (Vancouver time).

MDA Shareholders and MDA 1988 Optionholders Entitled to Vote. At the Special Meeting, the MDA Shareholders (voting together as one class) and the MDA 1988 Optionholders (voting separately from the MDA Shareholders as a second class) will each consider and vote upon a proposal to approve the Arrangement Resolution, and will transact such other business as may properly come before the Special Meeting or any adjournments thereof. The close of business on October 10, 1995 is the record date for determination of MDA Shareholders entitled to receive notice of and to vote at the Special Meeting, subject to the rights of certain transferees of MDA Common Shares after that date in accordance with the CBCA. All holders of MDA 1988 Options on the date of the Special
Meeting will be entitled to attend and vote at the Special Meeting. As of September 29, 1995, 11,218,156 MDA Common Shares and 277,643 MDA 1988 Options were outstanding. See "The Special Meeting -General Proxy Information."

Vote Required. Subject to any further order of the Court, the Arrangement Resolution must be approved by the affirmative vote of 66K% of the votes actually cast thereon by the MDA Shareholders and the MDA 1988 Optionholders, voting as separate classes (and for this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be considered not to be votes cast). Directors, officers and shareholders of MDA holding approximately 56.6% of the issued and outstanding MDA Common Shares have executed Voting Agreements and Irrevocable Proxies with Orbital agreeing to vote for the Arrangement Resolution at the Special Meeting. In addition, certain officers and employees of MDA holding approximately 59.2% of total votes entitled to be cast by the MDA 1988 Optionholders have agreed with MDA to vote, as MDA 1988 Optionholders, for the Arrangement Resolution. See "The Special Meeting - General Proxy Information - Required Votes to Approve the Arrangement and Voting Intentions of Certain Shareholders and Optionholders."

Dissent Rights. MDA Shareholders and MDA 1988 Optionholders who do not vote in favour the Arrangement Resolution and comply with certain procedures are entitled to dissent under section 190 of the CBCA, in accordance with the Interim Order. See "Dissenting Rights."

Business of Orbital

Orbital is a space technology company that designs, manufactures, operates and markets a broad range of space products and services that are grouped into three categories: Launch Systems, Space and Electronics Systems, and Communications and Information Systems. Launch Systems include space and suborbital launch vehicles; Space and Electronics Systems include satellites, spacecraft platforms, space sensors and instruments, and space payloads and experiments, as well as advanced avionics and data management systems; and Communications and Information Systems include satellite-based two-way mobile data communications systems, satellite-based navigation products and remote sensing systems, along with satellite tracking systems and environmental monitoring products. See "Information Concerning Orbital."

Orbital's goal is to become a full-service space company by integrating its launch vehicles, satellites and other products into complete "turn-key" space systems and providing end-to-end satellite-based services for particular markets. Orbital's strategy is to exploit expanding opportunities to provide government, commercial and other customers with low-cost access to space. Essential elements of Orbital's strategy include investment of substantial private capital in the development of proprietary products; reduction of the time required for product development; formation of strategic business alliances to enhance Orbital's marketing, technical, manufacturing and financial capabilities; establishment of vertically integrated manufacturing and testing capabilities; and acquisitions of companies with product lines that complement or enhance Orbital's existing base of products, services and technologies. Orbital believes that providing lower-cost "turn-key" space systems should stimulate the use of space products and services by private corporations, educational and research institutions and other non-traditional space customers including, ultimately, individual consumers.

Orbital's customer base includes a wide range of U.S. governmental agencies, universities and commercial enterprises including: the U.S. National Aeronautics and Space Administration ("NASA"); the National Oceanic and Atmospheric Administration; various organizations within the U.S. Department of Defense ("DoD"), including the U.S. Army, the U.S. Navy, the U.S. Air Force, the Advanced Research Projects Agency ("ARPA") and the Ballistic Missile Defense Organization ("BMDO"); ORBCOMM Global, L.P. ("ORBCOMM Global"), an affiliate of Orbital; Johns Hopkins University; and certain distributors of electronics and recreational equipment.

Launch Systems. Orbital's Launch Systems Group's most significant products are space and suborbital launch vehicles. A space launch vehicle launches a satellite into orbit around the Earth. Suborbital launch vehicles place payloads into a variety of high-altitude trajectories but, unlike space launch vehicles, do not place payloads into Earth orbit.

Orbital's space launch vehicles are the Pegasusr launch vehicle; the Pegasus XL launch vehicle (a modified, larger version of the Pegasus); and the Taurusr launch vehicle. The Pegasus and Pegasus XL vehicles are launched from beneath a modified large aircraft such as a Lockheed L-1011 to deploy satellites weighing up to 1,000 pounds into low-Earth orbit. The higher-capacity Taurus vehicle is a ground-launched derivative of the Pegasus vehicle that can carry payloads weighing up to 3,000 pounds to low-Earth orbit and payloads weighing up to 800 pounds to geosynchronous orbit. In March 1995, Orbital and Rockwell International Corporation agreed to form a joint venture to develop, construct, operate and market a new advanced technology small reusable space launch vehicle (the "X-34").

Orbital's suborbital launch products include various types of suborbital vehicles and their principal subsystems, payloads carried by such vehicles, and related launch support installations and systems used in their assembly and operation. Customers typically use Orbital's suborbital launch vehicles to launch scientific and other payloads and for defence-related applications such as target and interceptor experiments for anti-missile defence systems.

Space  and  Electronics Systems.  Orbital's Space and Electronics
Systems Group's products include spacecraft systems and payloads, defence avionics and sensors.

The Space and Electronics Systems Group is responsible for the design, production and testing of small and medium class spacecraft for scientific, military and commercial applications. The small standard spacecraft platforms developed by Orbital, such as the PegaStarO and the MicroStarO, are designed to be launched by the Pegasus, Pegasus XL or Taurus launch vehicles. The PegaStar spacecraft platform is a general purpose spacecraft that has successfully performed on one mission, and is planned to be used for Orbital's SeaStarO ocean environmental monitoring satellite system. Orbital's MicroStar spacecraft platform is designed for use in the ORBCOMM Global satellite-based two-way data communications network consisting of up to 36 MicroStar satellites (the "ORBCOMM System") and also for a variety of small space science and remote sensing projects, including some of those being pursued by Orbital's wholly owned subsidiary, Orbital Imaging Corporation ("ORBIMAGE"). Orbital's medium class satellites are generally used to gather various scientific data, such as ocean topography and ultraviolet sources outside the galaxy.

Orbital develops, manufactures and markets avionics products, including advanced electronics and data management systems for aircraft flight operations and ground support for the U.S. military and foreign governments. The Space and Electronics Systems Group also is responsible for the design, production and testing of spacecraft command and data handling, attitude control and structural subsystems for a variety of government and commercial customers. Other Space and Electronics Systems Group products include satellite-borne scientific sensors and instruments, such as atmospheric ozone monitoring instruments and environmental sensors.

Communications and Information Systems. Orbital's Communications and Information Systems Group includes Orbital's subsidiaries:
Orbital  Communications  Corporation  ("ORBCOMM"),  ORBIMAGE  and
Magellan Corporation ("Magellan").

In June 1993, ORBCOMM and Teleglobe Mobile Partners ("Teleglobe Mobile"), a partnership formed by Teleglobe Inc. ("Teleglobe"), formed ORBCOMM Global to design, develop, construct, integrate, test and market the ORBCOMM System. The ORBCOMM System is a satellite-based communications network designed to provide virtually continuous mobile data communications coverage over much of the Earth's surface. The ORBCOMM System will include a constellation of up to 36 small low-Earth orbit MicroStar satellites, a satellite control centre operating and positioning the satellites, network control centres controlling the flow of information through the system, local ground stations sending and receiving signals between the network control centres and nearby satellites, and the mobile communicators used by subscribers to transmit and receive messages to and from nearby satellites. In April 1995, Orbital launched on a Pegasus launch vehicle the first two satellites of the ORBCOMM System. ORBCOMM Global expects to begin intermittent commercial service using these satellites during the first quarter of 1996.

ORBIMAGE is currently seeking to develop and market a broad range of information services that identify and monitor global environmental changes and collect and disseminate other remote sensing information. Small Earth-viewing satellites and related sensors and instruments to be placed in relatively low orbits are expected to offer cost-efficient data collection, daily global coverage and high-resolution sensing services. Services to be provided by ORBIMAGE could include high-resolution optical imaging of land surfaces for geographic information and sensing of ozone and atmospheric conditions.

Magellan designs, manufactures and markets Global Positioning System satellite-based navigation and positioning products for commercial and consumer markets including marine and aviation applications, outdoor recreational users such as hunters and hikers, professional users such as geologists, geographers, surveyors, natural resource managers and contractors and, to a lesser extent, governmental users.

Business of MDA

MDA  provides  technology-based solutions and services  to  Earth
information,  air  navigation,  defence  applications  and   data
communications markets worldwide, through four business areas.

Geo-Information Systems. Geo-Information Systems, MDA's largest business area, involves the development of systems for the management of Earth resources and the environment, by applying MDA's expertise in Earth observation ground stations and related markets. MDA is one of the world's leading companies in providing solutions for the acquisition, processing, archiving and dissemination of non-classified Earth observation data. Of the 26 non-secret ground stations in the world, MDA has built or been part of the construction of 23 ground stations in 20 countries. In addition to pursuing opportunities to build new ground stations, MDA is actively pursuing opportunities to upgrade existing ground stations so that they are able to process the data that new technologically-advanced Earth observation satellites are able to provide.

In addition to systems for space-based Earth observation, MDA builds systems to process Earth images from airborne radar. MDA also designs and builds customized software products in consultation with consumers in government and industry to make geographic related data more useful. The Geo-Information Systems business area provides operational and post-delivery support to ensure operational efficiency of systems delivered to its customers. This support includes consulting services, training, maintenance and test equipment, spare parts and manuals.

Aviation Systems. MDA's Aviation Systems business area is focused on specific markets, including the provision of automated aeronautical information systems and automated air traffic management systems. MDA builds and markets the Pegasus-AISTM (unrelated to Orbital's Pegasus space launch vehicle), an automated aeronautical information management system. This system provides pilots and other users with aeronautical and meteorological information. In addition, MDA is developing a niche in the embedding of its aeronautical information systems into broader air traffic management systems.

MDA is currently participating in the development and delivery of air traffic management software to be used in the Canadian Automated Air Traffic System. Air traffic management systems allow air traffic controllers to guide pilots in flight by combining information about flights, routes, weather, navigational aids, airways and airports, and delivering it to air traffic controllers in a form that is intended to enable timely, safe decisions.

Space and Defence Systems. MDA's Space and Defence Systems business area provides surveillance and command support systems for space and defence. MDA's defence systems include naval mine countermeasures, artillery command and control, radar deception systems and military materiel management. In space-related work, MDA continues to provide major software development efforts as part of Canada's contribution to the Space Station project. This activity provides an opportunity for the enhancement of MDA's space-qualified software capabilities.

Communications. In 1994, MDA entered a new computer network communications consulting and training business through the acquisition of Ottawa-based The PSC Communications Group Inc. PSC helps customers design and implement networks so that computers can communicate faster and at lower cost, and develops software for special client needs, such as to monitor networks, and find and correct trouble-spots. PSC also offers instructional classes for a variety of vendor products, as well as general courses in computer communications, aimed mainly at technicians in companies across North America, Europe and other parts of the world.
              MARKET PRICE AND DIVIDEND INFORMATION

Orbital Common Shares are quoted on NASDAQ under the symbol "ORBI". The following table sets forth the high and low closing sale prices reported on NASDAQ for an Orbital Common Share for the periods indicated. The closing sale price of an Orbital Common Share on the NASDAQ on July 28, 1995, the last trading day prior to the public announcement of the Arrangement, was
US$17.625 and on September 29, 1995, the latest practicable trading day before the printing of this Proxy Circular, was US$16.25.

Twelve Month Periods          High       Low
Ended December 31,             US$       US$

1993
First Quarter                   14.25      10.75
Second Quarter                  13.75      10.25
Third Quarter                   19.00      12.25
Fourth Quarter                  23.00      16.50

1994
First Quarter                   26.50      15.25
Second Quarter                  24.50      14.00
Third Quarter                   18.50      14.50
Fourth Quarter                  22.50      15.00

1995
First Quarter                   20.50      16.50
Second Quarter                  22.00      15.50
Third Quarter                   19.25      16.25

MDA Common Shares have been traded on the VSE since August 9, 1993 and on the TSE since April 3, 1995 under the symbol "MDA". The following table sets forth the high and low closing sale prices reported on the VSE and TSE for an MDA Common Share for the periods indicated. The closing sale price for an MDA Common Share on the TSE on July 28, 1995, the last trading day prior to the public announcement of the Arrangement, was Cdn$5.50 and on September 29, 1995, the latest practicable trading day before the printing of this Proxy Circular, was Cdn$6.375. Assuming Effective Dates of July 28, 1995 and September 29, 1995, the Exchange Ratio would have been .2927 and .3133, respectively.

                                    VSE              TSE

Twelve Month Periods Ended       High    Low    High     Low
December 31,
                                 Cdn$     Cdn$    Cdn$    Cdn$

1993
August 9 to Sept. 30              4.50    3.80   ---     ---

Fourth Quarter                    4.10    3.00   ---     ---

1994                                                     ---

First Quarter                     4.15    3.20   ---

Second Quarter                    4.00    3.50   ---     ---

Third Quarter                     4.25    3.65   ---     ---

Fourth Quarter                    4.00    3.25   ---     ---

1995

First Quarter                     3.75    2.90   ---     ---

Second Quarter                    3.75    3.50  4.55(1)  3.30 (1)

Third Quarter                     6.625   6.625  7.125   4.05


Note 1: Commencing April 3, 1995.


Neither Orbital nor MDA has paid any dividends on their common shares except for a cash dividend of $1.00 per MDA Common Share paid by MDA in 1992. Orbital currently intends to retain earnings for use in its business and does not anticipate paying cash dividends on the Orbital Common Shares in the foreseeable future. In addition, Orbital is subject to certain contractual restrictions on its ability to pay dividends. The Combination Agreement prohibits the payment of any dividends by MDA prior to the Effective Date.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected historical financial information of MDA and Orbital has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the related notes thereto, which are attached as Annex "I" for Orbital and Annex "II" for MDA to this Proxy Circular.

Selected Historical Consolidated Financial Data of MDA

The following selected consolidated financial data as of and for the fiscal years ended March 31, 1993, 1994 and 1995 of MDA are derived from the consolidated financial statements of MDA, including those contained in Annex "II" to this Proxy Circular, and should be read in conjunction with such consolidated financial statements and the related notes thereto. The following selected consolidated financial data for the three months ended June 30, 1994 and 1995 and as of June 30, 1995 are derived from the unaudited consolidated financial statements included in Annex "II" to this Proxy Circular. In the opinion of management of MDA, the unaudited consolidated financial data reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation. The operating results for interim periods are not necessarily indicative of the results expected for the full year.

Omitted: See the Consolidated Financial Data of MDA included in Item 7(a) above.

Selected Historical Consolidated Financial Data of Orbital

The following selected consolidated financial data as of and for the years ended December 31, 1992, 1993 and 1994 of Orbital are derived from consolidated financial statements contained in
Annex "I" to this Proxy Circular, and should be read in conjunction with such consolidated financial statements and the related notes thereto. The following selected consolidated financial data for the six months ended June 30, 1994 and 1995 and as of June 30, 1995 are derived from unaudited condensed consolidated financial statements included in Annex "I" to this Proxy Circular. In the opinion of management of Orbital, the unaudited consolidated financial data reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation. The operating results for interim periods are not necessarily indicative of the results expected for the full year.

Omitted: See the Selected Historical Consolidated Financial Data of Orbital included in the Company's Annual Report on Form 10-K filed with the SEC on March 29, 1995.

                PRO FORMA FINANCIAL INFORMATION

For purposes of the following pro forma presentation, Orbital has assumed that the conversion of the Exchangeable Shares occurs contemporaneously with the other transactions occurring on the Effective Date (i.e., that Orbital issues Orbital Common Shares directly for MDA Common Shares). The actual number of Orbital Common Shares issuable pursuant to the Combination Agreement is based on the Average Closing Price. Assuming an Average Closing Price of US$17.25 per Orbital Common Share and an Exchange Ratio of .3136 Orbital Common Shares to 1.00 MDA Common Share, Orbital expects to issue approximately 3.9 million Orbital Common Shares for all issued and outstanding MDA Common Shares and under all Replacement Options for MDA Options. The Arrangement will be accounted for using the pooling of interests method of accounting and, accordingly, MDA's assets and liabilities will be carried forward at their historical recorded amounts.

The following unaudited pro forma condensed consolidated financial information consists of the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1995 and for the year ended December 31, 1994, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1995 (collectively, the "Pro Forma Statements"). The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 1995 gives effect to the Arrangement as if it had occurred on January 1, 1995. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1994 gives effect to the Arrangement as if it had occurred on January 1, 1994. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the Arrangement as if it had occurred on June 30, 1995. The Pro Forma Statements have been prepared in accordance with U.S. GAAP (see Notes 2 and G to the Pro Forma Statements for a description of major differences between U.S. GAAP and Canadian GAAP).

Orbital's management believes that, on the basis set forth herein, the Pro Forma Statements reflect a reasonable estimate of the Arrangement based on currently available information and the assumptions described herein. The pro forma financial data do not purport to represent what Orbital's financial position or results of operations would actually have been had the Arrangement in fact occurred on June 30, 1995, January 1, 1995 or January 1, 1994, or to project Orbital's financial position or results of operations for any future date or period indicated. The Pro Forma Statements should be read in conjunction with the consolidated financial statements of each of Orbital and MDA and related notes thereto included in Annexes "I" and "II," respectively.

OMITTED: See the Unaudited Pro Forma Condensed Cconsolidated Balance Sheet at June 30, 1995 filed above in Item 7(b).

OMITTED: See the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1995 filed above in Item 7(b).

OMITTED: See the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1994 filed above in Item 7(b).

OMITTED: See the Notes to Pro Forma Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Statements and Notes, Notes to Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements and Notes to Conversion Adjustments to the Unaudited Pro
Forma Condensed Consolidated Financial Statements filed above in Item 7(b).

             PRO FORMA CONSOLIDATED CAPITALIZATION

The   following  table  sets  forth  the  short-term   debt   and
capitalization of Orbital, on a pro forma consolidated basis, to give effect to the Arrangement.

                                              June 30, 1995
                                               (Pro Forma)
                                                 (US$ in
                                               thousands)
Short-term debt:
    Current portion of long-term                   $   5,639
    obligations                                        7,005
    Short-term bank borrowings                     $  12,644
Total short-term debt

Long-term debt:
    Long-term obligations, net of                     34,927
    current portion                                   20,000
    10 1/2% Senior Notes due 2002                     56,000
    6 3/4% Convertible Subordinated                  $110,927
    Debentures due 2003
Total long-term debt

Stockholders' equity:
    Preferred Shares, par value $0.01
    per share: 10,000,000                                  --
     authorized; no shares issued and
    outstanding

    Preferred Series A Shares, par value
    $0.01 per share:                                      --
     one share authorized; no shares
    issued and outstanding (1)

    Preferred Series B Shares, no par
    value: 10,000 authorized, issued
    and outstanding (2)                                   10

    Preferred Series B Shares, no par
    value:
     10,000 authorized, issued and
    outstanding (2)

    Common Shares, par value $0.01 per                    266
    share: 40,000,000
     authorized; 26,556,640 shares
    issued and outstanding
     after adjusting for 15,735 shares
    in treasury (3)

    Additional paid-in capital                        246,243

    Cumulative translation adjustment                  (3,571)

    Unrealized losses on short-term                      (221)
    investments

    Retained earnings (deficit)                        (1,960)

Total stockholders' equity                           $240,767

Total capitalization                                 $351,694


Notes:
(1) The Preferred Series A Share issued by Orbital is held under the Voting and Exchange Trust Agreement and is eliminated in consolidation.
(2)  Preferred  Series  B  Shares are issued  by  Acquisition  to
     Canadian   Imperial  Bank  of  Commerce  pursuant   to   the
     Arrangement.
(3) Assumes an immediate exchange of all outstanding Exchangeable Shares and exercise of Replacement Options for 3,920,290 Orbital Common Shares. Excludes 3,900,945 Orbital Common Shares issuable upon conversion of Orbital's 6 3/4% Convertible Subordinated Debentures due 2003 and 1,661,146 Orbital Common Shares reserved for issuance pursuant to options outstanding as of September 8, 1995 with exercise prices ranging from US$7.50 to US$22.00 per share.

                          RISK FACTORS


The following risk factors related to Orbital should be considered by MDA Shareholders and MDA 1988 Optionholders in evaluating whether to approve the Arrangement Resolution. These factors should be considered in conjunction with the other information included in this Proxy Circular. In addition, MDA Shareholders and MDA 1988 Optionholders should refer to "The Arrangement - Reasons for Recommendation of the MDA Board."

Technologically Advanced Products and Services

Most of the products developed and manufactured by Orbital are technologically advanced and novel systems that must function under demanding operating conditions. Even though Orbital believes it employs sophisticated design, manufacturing and testing practices, there can be no assurance that Orbital's products will be successfully launched or operated or that they will be developed or will perform as intended. Certain of Orbital's contracts require it to forfeit part of its expected profit, to receive reduced payments, to provide a replacement launch or other product or service, or to reduce the price of follow-on missions if its products fail to perform adequately. Performance penalties also may be imposed should Orbital fail to meet delivery schedules or other measures of contract performance. Orbital, like most companies and governments that have launch and satellite programs, has experienced occasional product failures and other problems, including with respect to certain of its launch vehicles and satellites. For example,
Orbital's first two flights of the Pegasus XL space launch vehicle in June 1994 and June 1995 were unsuccessful.

Orbital's products and services are and will continue to be subject to significant technological change and innovation.
Orbital's success will generally depend on its ability to penetrate and retain markets for its existing products and to continue to conceive, design, develop, manufacture and market new products and services on a cost-effective and timely basis. Orbital anticipates that it will incur significant expenses in the design, development and initial manufacture and marketing of new products and services. There can be no assurance that Orbital will be able to achieve the technological advances necessary to remain competitive and profitable, that new products and services will be developed and manufactured on schedule and on a cost-effective basis, that licenses and regulatory approvals required for new products and services will be secured, or that anticipated markets will exist or develop for new products or services.

Dependence on United States Government

A significant percentage of Orbital's backlog is with the U.S. Government or under subcontracts with prime contractors to the U.S. Government. Most of Orbital's government contracts are funded incrementally on a year-to-year basis. Changes in government policies, priorities or funding levels through agency or program budget reductions by the U.S. Congress or the imposition of budgetary constraints could materially adversely affect Orbital's business and financial performance. Furthermore, contracts with the U.S. Government may be terminated or suspended by the U.S. Government at any time, with or without cause.

Capital Requirements

Orbital's future business requirements and growth plans will require significant additional capital. Orbital believes that working capital, cash from operations, operating leases, customer financing and available bank borrowings will be adequate to meet these capital needs through 1995. Orbital expects that it will need to incur indebtedness or raise additional equity capital to fund its anticipated growth in 1996 and beyond. While Orbital believes that, if necessary, it has flexibility to reduce or delay its anticipated capital requirements and its anticipated investments in ORBIMAGE or the X-34 program, such reductions or delays could impede Orbital's growth and adversely affect Orbital's results of operations.

The ORBCOMM System and the X-34 program are in relatively early stages and the actual cost of each project may vary significantly from current estimates. In addition to the funds committed by Orbital and its respective partner in each venture, additional financing from the partners and/or third party sources will be required, and there can be no assurance that the required capital will be received. In the event that the necessary capital cannot be obtained, implementation and commercial development of the ORBCOMM System or X-34 will be delayed, significantly restricted or possibly abandoned, and Orbital could be required to expense part or all of its investment in the ORBCOMM System or the X-34 program, as the case may be.

Orbital has invested and will continue to invest substantial resources in capital equipment and other assets supporting its various products and programs. In the event of significantly reduced or eliminated product sales with respect to a particular program, Orbital could be required to expense some or all of its investments in assets dedicated to that program.

Regulation

The ability of Orbital to pursue its business activities is regulated by various agencies and departments of the U.S. Government. Commercial space launches require licenses from the U.S. Department of Transportation ("DoT") and operation by Orbital of its leased L-1011 aircraft requires licenses from certain agencies of the DoT, including the Federal Aviation Administration. Construction, launch and operation of commercial communications satellites, including the ORBCOMM System, require licenses from the U.S. Federal Communications Commission and frequently require the approval of international regulatory authorities. Some planned ORBIMAGE private remote sensing satellites require a license from the U.S. Department of Commerce. Exports of Orbital's products, services and technical information frequently require licenses from the U.S. Department of State or the U.S. Department of Commerce. There can be no assurance that Orbital will continue to be successful in its efforts to obtain necessary licenses or regulatory approvals.

         THE SPECIAL MEETING - GENERAL PROXY INFORMATION

General

This Proxy Circular is furnished to MDA Shareholders and MDA 1988 Optionholders in connection with the solicitation of proxies by management of MDA to be used at the Special Meeting to be held on Tuesday, November 14, 1995 at 10:00 a.m., Vancouver time, at the offices of MDA at 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3, and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Special Meeting. The information contained herein is given as at September 29, 1995, except where otherwise noted.

Solicitation of Proxies

In addition to solicitation by mail, officers, directors and regular employees of MDA may, without additional compensation, solicit proxies personally or by telephone or telecopier. This solicitation is made on behalf of management of MDA and the cost of the solicitation will be borne by MDA.

Arrangements   will  be  made  with  custodians,   nominees   and
fiduciaries for forwarding proxy solicitation materials to beneficial owners of MDA Common Shares held of record by such custodians, nominees and fiduciaries, and MDA will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

In order to be valid for use at the Special Meeting, any proxy must be received by Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, not less than 48 hours (excluding Saturdays, Sundays and holidays) preceding the Special Meeting or any adjournment thereof.

Appointment of Proxies

The persons named in the enclosed proxy are directors or officers of MDA. A MDA Shareholder or MDA 1988 Optionholder who wishes to appoint some other person to represent him or her at the Special Meeting may do so by inserting such person's name in the blank space provided in the form of proxy or by completing another form of proxy and, in either case, delivering it or returning it by mail so that it is received by the stated deadline. A proxy nominee need not be an MDA Shareholder or MDA 1988 Optionholder.

Signing of Proxies

The proxy must be signed by the MDA Shareholder or MDA 1988 Optionholder, as the case may be, or by his or her attorney authorized in writing, as his or her name appears on MDA's register of shareholders or records of holders of MDA 1988 Options. If the MDA Shareholder is a corporation, the proxy must be executed by a duly authorized officer or attorney thereof.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the MDA Shareholder or MDA 1988 Optionholder, as the case may be, or by his or her attorney authorized in writing or, if the MDA Shareholder is a corporation, by a duly authorized officer or attorney thereof and deposited either:

          (i)  at the registered office of MDA at any time up  to
          and  including the last business day preceding the  day
          of   the  Special  Meeting,  or  any  adjournments   or
          postponements thereof; or

          (ii) with the chairman of the Special Meeting on the day of the Special Meeting prior to the commencement thereof, or any adjournments or postponements thereof.

Upon either of such deposits, the former proxy will be revoked.

Voting of Proxies

The persons named in the enclosed proxy will vote "FOR" or "AGAINST" the Arrangement Resolution such number of shares or votes with respect to which such persons are appointed proxy, on the ballot to be cast with respect to the Arrangement Resolution in accordance with the instructions of the MDA Shareholder or MDA 1988 Optionholder appointing them. In the absence of direction or instruction, shares or votes represented by a properly executed proxy will be voted "FOR" approval of the Arrangement Resolution.

The enclosed form of proxy confers discretionary authority upon the persons designated therein with respect to amendments to or variations of matters identified in the accompanying Notice of Special Meeting of Shareholders and with respect to other matters that may properly come before the Special Meeting. At the date of this Proxy Circular, the management of MDA knows of no such amendments, variations or other matters. However, if any such amendments, variations or other matters not presently known to the management of MDA should properly come before the Special Meeting, the shares represented by the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies, absent contrary instructions.

MDA Common Shares

On September 29, 1995, MDA had outstanding 11,218,156 MDA Common Shares; the only shares of MDA issued and outstanding. Each MDA Shareholder of record at the close of business on October 10, 1995, the record date established for notice of the Special Meeting, will be entitled to one vote for each MDA Common Share held by him or her on all matters proposed to come before the Special Meeting, except to the extent that he or she has transferred any MDA Common Shares after the record date and the transferee of such shares produces properly endorsed share certificates or otherwise establishes ownership thereof and makes a written demand, not later than the close of business on November 3, 1995, to be included in the list of shareholders entitled to vote at the Special Meeting, in which case the transferee will be entitled to vote such shares.

MDA 1988 Options

On September 29, 1995, MDA had 277,643 MDA 1988 Options outstanding. Each MDA 1988 Optionholder on the date of mailing will receive notice of the Special Meeting and each MDA 1988 Optionholder, on the date of the Special Meeting, will be entitled to one vote for each MDA Common Share such person is entitled to purchase under a MDA 1988 Option.

Required Votes to Approve the Arrangement and Voting Intentions of Certain Shareholders and Optionholders

Subject to any further order of the Court, the Arrangement Resolution must be approved by the affirmative vote of 66K% of the votes actually cast thereon by the MDA Shareholders and by the MDA 1988 Optionholders, voting as separate classes, and for this purpose any spoiled votes, illegible votes, defective votes and abstentions shall be considered not to be votes cast.

As at September 29, 1995, the directors and officers of MDA as a group beneficially owned approximately 23.6% of the outstanding
MDA Common Shares and executive officers of MDA as a group held approximately 47.0% of the outstanding MDA 1988 Options.

All of the directors and officers of MDA and MDA Shareholders holding 10% or more of the MDA Common Shares have executed Voting Agreements and Irrevocable Proxies agreeing to hold their MDA Common Shares and to vote for the Arrangement Resolution. These agreements represent 56.6% of the votes attached to the outstanding MDA Common Shares. In addition, officers and employees of MDA holding approximately 59.2% of the total votes entitled to be cast by MDA 1988 Optionholders have agreed with MDA to hold their options and vote for the Arrangement Resolution in their capacity as MDA 1988 Optionholders. All of these agreements contain provisions which provide for termination in certain circumstances, including if the Combination Agreement is terminated. See "The Arrangement and the Combination Agreement - Interests of Certain Persons in the Arrangement" and "- The Combination Agreement - Termination and Amendment."

Principal Holders of MDA Common Shares and MDA 1988 Options

To the knowledge of the directors and officers of MDA, the only persons who beneficially own, directly or indirectly, or exercise direction over, MDA Common Shares carrying more than 10% of the votes attached to all of the MDA Common Shares are as follows:


                                        Number of MDA Common
     Name of Shareholder                Shares Beneficially Held         Percentage

     Ventures West Technologies (1)     2,404,104                               21%
     Spar Aerospace Limited             1,292,709                               12%
     John W. Pitts (2)                  1,154,314                               10%
     John S. MacDonald (3)              1,110,449                               10%


Notes:
(1)  Ventures  West  Technologies' holdings are  in  two  limited partnerships: Ventures West Technologies (1994) Limited Partnership owns 1,879,666 shares and Ventures West Technologies Limited Partnership owns 524,438 shares.
(2) Mr. Pitts controls 1,154,314 MDA Common Shares indirectly through Anako Holdings Inc.
(3) Dr. MacDonald controls 1,110,449 MDA Common Shares indirectly through QuMac Enterprises Limited.

There is no MDA 1988 Optionholder carrying the right to vote at the Special Meeting more than 10% of the votes attached to all of the MDA 1988 Options.

Each   of  the  above  MDA  Shareholders  have  executed   Voting
Agreements  and  Irrevocable Proxies agreeing to hold  their  MDA
Common Shares and to vote for the Arrangement Resolution.

Management of MDA has been advised that Orbital does not own any MDA Common Shares.


         THE ARRANGEMENT AND THE COMBINATION AGREEMENT

The Arrangement - General

MDA Shareholders and MDA 1988 Optionholders are being asked to approve the Arrangement under the CBCA whereby: (i) MDA will become a wholly-owned subsidiary of Acquisition and an indirect subsidiary of Orbital; (ii) MDA Shareholders (other than Dissenting MDA Shareholders but including Qualifying Holdcos) will receive, in exchange for all of their MDA Common Shares, a number of Exchangeable Shares equal to the product of the Exchange Ratio multiplied by the number of MDA Common Shares held by them; and (iii) holders of MDA Options (other than Dissenting MDA 1988 Optionholders) will receive, in exchange for each of their MDA Options, a Replacement Option entitling them to purchase a number of Orbital Common Shares equal to the product of the Exchange Ratio multiplied by the number of MDA Common Shares underlying such MDA Option, having an exercise price per share equal to the quotient of the exercise price per share of such MDA Option divided by the Exchange Ratio, and having the same vesting, expiration and other terms as such MDA Option. The Exchangeable Shares will have voting, dividend and liquidation rights that are, as nearly as practicable, equivalent to those rights of the Orbital Common Shares.

Holders of Exchangeable Shares will have the right to exchange all or any of such shares for an equal number (subject to
adjustment  in  the  event  of  certain  capital  and   corporate
reorganizations) of Orbital Common Shares plus the Dividend Amount attributable to such shares, at any time prior to the Automatic Redemption Date and subject to certain Call Rights of Orbital. The Exchangeable Shares will be automatically exchanged on the Automatic Redemption Date and upon the occurrence of certain events, including the liquidation, dissolution or winding-up of Orbital or Acquisition or the default by Acquisition under the Exchangeable Share Provisions. Acquisition has the right to accelerate the Automatic Redemption Date upon 75 days' written notice to the holders of Exchangeable Shares at any time when there are outstanding less than 400,000 Exchangeable Shares held by persons other than Orbital and its Affiliates.

Background of the Arrangement

On March 31, 1995, the MDA Board engaged Nesbitt Burns as financial advisors to MDA to assist in determining whether or not it would be advantageous for MDA to proceed with a public offering of MDA Common Shares, and to provide advice with respect to any acquisition transaction relating to MDA or to the MDA
Common Shares. An engagement letter was executed by MDA and Nesbitt Burns on June 15, 1995. At the March 31 meeting the MDA Board proposed the terms of bonus arrangements for senior employees in the event of the completion of certain transactions. See "The Arrangement and the Combination Agreement - Interests of Certain Persons in the Arrangement."

On June 8, 1995, at a regularly scheduled board meeting the MDA Board was advised by a director that Orbital had indicated an interest in acquiring all of the MDA Common Shares. Management was instructed by the MDA Board to meet with Orbital and determine whether or not a transaction could be proceeded with.

On June 14, 1995, senior management of MDA and advisors met in Richmond, B.C. with senior management of Orbital to determine Orbital's level of interest and the general terms of a transaction, including the requirements that the transaction be effected as a pooling of interests and on a tax deferred basis for Canadian MDA Shareholders.

On June 19, 1995, the MDA Board met and was advised of the position of Orbital and the general terms of the transactions contemplated. Management was advised to conduct due diligence on Orbital and if the results were positive, to proceed with negotiations with Orbital to reach an agreement as to the structure and price of a proposed transaction.

On June 23, 1995, Orbital and MDA signed a confidentiality agreement and Orbital agreed not to purchase any MDA Common
Shares.

During the period from June 26 to July 12, 1995, executives and advisors of Orbital met with representatives of MDA in Vancouver, B.C. and conducted due diligence on MDA. Executives and advisors of MDA met with representatives of Orbital at Orbital's office in Dulles, Virginia and conducted due diligence on Orbital. Discussions of a general nature were held on the form of a proposed transaction, including the requirements that the transaction be effected on a pooling of interests basis through an arrangement under the CBCA, and whereby Canadian MDA Shareholders would receive a tax deferral as a result of the transaction. In addition, senior management and advisors of MDA met with senior management and advisors of Orbital. The preliminary terms of a proposal were presented by Orbital and Orbital and MDA commenced preliminary negotiations on the exchange ratio (price), conditions for completion of the transaction, factors relating to the exchange ratio, and other related matters.

On  July  13,  1995,  the MDA Board met and was  advised  of  the results of due diligence on Orbital and the preliminary negotiations. Representatives of Nesbitt Burns presented a preliminary review of the proposed transaction, including the range of prices then being discussed and its preliminary view as to the fairness of a transaction from a financial point of view. The MDA Board was advised of the duties of directors in transactions such as the one being proposed by Orbital.

From July 17 to July 25, 1995, senior management of MDA and its advisors met with senior management of Orbital to continue negotiations. Orbital and MDA and their advisors commenced preparation of the Affiliate Agreements and Voting Agreements and Irrevocable Proxies. Drafts of these agreements were circulated to certain shareholders, directors and officers of MDA who would be required to execute the same. On July 18, 1995, the MDA Board met and was advised of the status of negotiations and on July 20, 1995, MDA signed a letter with Orbital agreeing not to solicit other business combinations except as specified.

On July 27, 1995, the MDA Board met and was updated on the status of negotiations and the status of the position of major shareholders including Spar Aerospace Limited ("Spar"). Management was advised to continue negotiations and those negotiations were proceeded with. The meeting adjourned until July 28, 1995 following a meeting between Mr. Wallis of MDA and senior management of Spar. At the adjourned meeting the MDA Board was advised of Spar's position and that a meeting among senior executives of MDA, Orbital and Spar would be held on July 31, 1995. On July 28, 1995, MDA was advised that Orbital's board of directors had given approval in principle to the proposed transaction.

On July 31, 1995, trading in MDA Common Shares was halted on the TSE and VSE pending a press release. MDA, Orbital and Spar met to discuss the terms of the proposed transaction and implications to Spar. Spar senior management advised that they would recommend supporting the transaction to Spar's board of directors. On that date, Orbital and MDA executed a memorandum of understanding with respect to the transaction and each of MDA and Orbital issued press releases with respect thereto.

On  August  3,  1995, the MDA Board ratified  and  confirmed  the memorandum of understanding, approved proceeding with the preparation of definitive agreements for the completion of the transaction with Orbital and waived the provisions of the Shareholder Protection Rights Plan to permit the execution of Voting Agreements and Irrevocable Proxies and Affiliate Agreements. Representatives of Nesbitt Burns took part in this meeting and gave an oral opinion on the fairness of the Arrangement from a financial point of view.

From August 5 to August 31, 1995, negotiations were held on the form of the definitive agreements and transactions related thereto. On August 17, 1995 the MDA Board met. Representatives of Nesbitt Burns updated the MDA Board with respect to its view on the fairness of the Arrangement to MDA Shareholders and MDA 1988 Optionholders and confirmed its opinion on the fairness of the Arrangement. The MDA Board reviewed and commented on the draft definitive agreements including the Combination Agreement and discussed certain conditions and changes with respect thereto.

On August 17, 1995, the MDA Board formally approved and authorized execution of the Combination Agreement and waived the provisions of the Shareholder Protection Rights Plan to permit the transactions contemplated by the Arrangement to be effected. On August 18, 1995, the Orbital board of directors met and approved the definitive agreements in the form presented, subject to Orbital's management negotiating the terms of a fee payable by MDA in the event MDA were to terminate the Combination Agreement and not proceed with the transaction because a higher bona fide offer was received by MDA. Negotiations were conducted over the period from August 21 to 22, 1995. In exchange for the agreement of MDA to provide a break-up fee of US$750,000 in certain circumstances, the parties agreed that the maximum and minimum range within which the Exchange Ratio was established be changed from .3488 to .3607 for the maximum, and from .2578 to .2705 for the minimum.

From August 25 to August 31, 1995, the disclosure schedules of the respective parties were reviewed. On August 31, 1995 the definitive Combination Agreement was executed, subject to receipt from Spar of an executed Affiliate Agreement and Voting Agreement and Irrevocable Proxy. These agreements were received from Spar on September 1, 1995.

On September 5, 1995, MDA and Orbital issued press releases with respect to the execution of the definitive Combination Agreement and terms of the Arrangement.

As of September 29, 1995, the Combination Agreement was amended and restated to reflect, inter alia, amendments to the Exchangeable Share Provisions as a result of Orbital obtaining a "no-action" letter from the SEC with respect to the issue of Orbital Common Shares on the exchange of the Exchangeable Shares.

MDA's Reasons for the Arrangement and Recommendations of the  MDA
Board

On October 5, 1995 the MDA Board unanimously approved the Arrangement and determined that the Arrangement was fair and in the best interests of MDA, the MDA Shareholders and the MDA 1988 Optionholders. The MDA Board unanimously recommends to MDA Shareholders and MDA 1988 Optionholders that they vote "FOR" the Arrangement Resolution. The MDA Board based its approval of the Arrangement on its determination that the Exchange Ratio is fair to MDA, MDA Shareholders and MDA 1988 Optionholders, and upon a number of other factors, including its views regarding the following:

          (i) as of July 28, 1995, the last trading day prior to the public announcement of the Arrangement, the consideration provided under the Arrangement to MDA Shareholders and MDA 1988 Optionholders of Cdn$7.35 per MDA Common Share (based on currency exchange rates at that date), and provided that the Average Closing Price is US$15.00 or more, represented a 34% premium to the closing price of MDA Common Shares on the TSE on that date;

          (ii) the Arrangement will provide MDA Shareholders and MDA 1988 Optionholders with the opportunity to receive Orbital Common Shares, a security that has a significantly larger market float and greater liquidity than MDA Common Shares;

          (iii) the opinion of the MDA Board that the combination of Orbital's space and defence business with MDA's expertise in earth imaging and air navigation systems will result in expanded opportunities for MDA's core business that should strengthen overall combined operations;

          (iv) the fact that Orbital's business combined with MDA's business after the Arrangement will have significantly greater financial and business resources than those of MDA alone, which may enable MDA's business to compete more effectively with competitors having greater resources than MDA alone and to negotiate future acquisitions;

          (v) the geographic distribution of customers for Orbital's and MDA's business are complementary and will allow these businesses easier access to new customers;
          and

          (vi) the discussions between management of MDA and senior executives of Orbital relating to operations of MDA, after the Effective Date.

The MDA Board also considered the following information in concluding that the Arrangement and the Exchange Ratio are fair to MDA Shareholders and MDA 1988 Optionholders: (i) its knowledge of the business, operations, property, assets, financial condition, operating results and prospects of MDA and Orbital;
(ii) current industry, economic and market conditions and trends and its informed expectations of the future of the industry in which MDA operates; (iii) the opinion of Nesbitt Burns as to the fairness from a financial point of view of the Arrangement to MDA Shareholders and to the MDA 1988 Optionholders; (iv) the terms of the Combination Agreement; (v) the structure and accounting and tax treatment of the Arrangement; and (vi) the respective corporate cultures and strategies of MDA and Orbital.

In view of the variety of factors considered in connection with its evaluation of the Arrangement, the MDA Board did not find it practicable to and did not quantify or otherwise assign relative strengths to the specific factors considered in reaching its determination.

Orbital's Reasons for the Arrangement

Orbital believes that the combination of the two companies will expand the vertical integration of Orbital's manufacturing and testing capabilities, enhance Orbital's ability to offer customers complete space-based systems and augment Orbital's satellite tracking product line and customer base. The combination of MDA's expertise in satellite ground systems and related information processing software with services offered by Orbital is expected to achieve synergies that should strengthen Orbital's ability to offer affordable space-based services, while also expanding the combined company's overall commercial base. Orbital also anticipates that MDA's significant international presence will solidify Orbital's expansion of its existing lines of business into international markets. Finally, Orbital expects to realize synergies due to the ability of the combined company to integrate MDA's technical expertise in such areas as advanced space-qualified software, air navigation systems and defence electronics with Orbital's existing defence and avionics products.

Operations Following the Arrangement

Following the Arrangement, Orbital expects that MDA will continue to operate as a separate entity, substantially in the same manner as it is operated prior to the Effective Date.

Interests of Certain Persons in the Arrangement

In considering the recommendation of the MDA Board with respect to the Arrangement, MDA Shareholders and MDA 1988 Optionholders should be aware that certain officers and directors of MDA had interests in the Arrangement, including those referred to below, that may present potential conflicts of interest. The MDA Board was aware of these potential conflicts and considered them along with the other matters described in "The Arrangement - MDA's Reasons for the Arrangement and Recommendations of the MDA Board."

Dr. John S. MacDonald, Chairman of MDA will be asked to join the board of directors of Orbital. On the Effective Date, Dr.
MacDonald will execute an Employment Agreement with MDA.

The President and each area general manager of MDA will execute an Employment Agreement with MDA which will provide for payment of compensation in accordance with industry standards and will contain an obligation on the employee not to compete with MDA for a two year period following the Effective Date. The Chairman, the President and each general manager will also concurrently enter into a Change of Control Agreement with Orbital that will provide compensation to them of two times their annual level of compensation if their employment with MDA is terminated or changed in certain circumstances following a change of control of Orbital or MDA after the Effective Date.

The MDA Board, in March, 1995, approved the grant of a bonus to certain members of MDA management in the event of certain transactions such as share dispositions and sales of assets of MDA occurring, to compensate for the fact that change of control agreements were not in place for these members of management. The amount of the bonus will based on the value of the transaction, including the price for MDA Common Shares obtained thereunder. If a transaction were completed at a price no higher than the price for MDA Common Shares at the time of the grant no bonus would have been payable under the formula therefor. The aggregate amount of this bonus will be allocated among certain members of MDA's management, including officers, by the compensation committee of the MDA Board and while not yet definitively allocated, the amount paid to any one recipient may be significant to that recipient.

Opinion of MDA's Financial Advisor

MDA appointed Nesbitt Burns on March 31, 1995 to act as the exclusive financial advisor to MDA and to evaluate the fairness from a financial point of view to MDA Shareholders and MDA 1988 Optionholders of certain business transactions, including the Arrangement. An engagement letter was executed on June 15, 1995 relating to this appointment. Nesbitt Burns was retained based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuation as well as Nesbitt Burns' familiarity with relevant markets and with MDA.

As compensation for its financial advisory services in connection with a proposed business combination Arrangement MDA agreed to pay Nesbitt Burns a success fee on the closing of any
transaction.   Assuming  the Average  Closing  Price  is  between
US$15.00 and US$20.00, this fee is estimated to be to Cdn$981,000. Whether or not a transaction is consummated, MDA has agreed to reimburse Nesbitt Burns for its out-of-pocket expenses,  including reasonable counsel fees,  and  to  indemnify
Nesbitt Burns against certain liabilities and expenses in connection with its services as financial advisor to MDA, including liabilities arising under securities laws.

Nesbitt Burns first delivered to the MDA Board its oral opinion on fairness of the Arrangement at the MDA Board meeting held on August 3, 1995. Concurrently with the execution of the Combination Agreement on August 31, 1995, Nesbitt Burns delivered to the MDA Board a written opinion that the Arrangement was fair to the MDA Shareholders and the MDA 1988 Optionholders from a financial point of view. This opinion was subsequently updated to October 4, 1995. The complete text of Nesbitt Burns' opinion is attached hereto as Appendix "C" and the summary of the opinion set forth below is qualified in its entirety by reference to such opinion. MDA Shareholders and MDA 1988 Optionholders are urged to read such opinion carefully and in its entirety for a description of the procedures followed, the factors considered and the assumptions made by Nesbitt Burns. In connection with the rendering of its opinion dated October 4, 1995, Nesbitt Burns among other things reviewed and relied upon:

(a) the most recent available draft of this Proxy Circular prepared in connection with the Arrangement;

(b)  the Combination Agreement as at September 29, 1995;

(c)  the Voting Agreements and Irrevocable Proxies;

(d) the agreement dated as of July 31, 1995 between Orbital and MDA outlining the proposed terms and conditions of the Arrangement;

(e) the Agreement dated July 20, 1995 between Orbital and MDA relating to MDA's agreement not to solicit third party bids
     ("No-Shop Agreement");

(f) audited financial statements of MDA for each of the fiscal years in the five-year period ended March 31, 1995 and the unaudited financial statements of MDA for the three month periods ended June 30, 1994 and June 30, 1995;

(g) the budget for MDA for the fiscal year ending March 31, 1996;

(h)  the strategic plan for MDA dated April 24, 1995 for the five
     fiscal   years  ending  March  31,  2000  prepared  by   the
     management of MDA;

(i)  certain income tax information with respect to MDA;

(j) publicly available information related to the business, operations and consolidated financial performance of MDA including the annual report to shareholders for the fiscal year ended March 31, 1995;

(k) confidential information provided to Nesbitt Burns by the management of MDA consistent with that disclosed to Orbital;

(l) discussions with senior management of MDA with respect to the information referred to in (f), (g), (h), (i) and (j) above, and MDA management's assessment of the current and prospective operations of MDA and the industries in which they operate;

(m)  relevant stock market information relating to the MDA Common
     Shares and the shares of other companies whose activities include businesses similar to certain of MDA's businesses;

(n) data with respect to other transactions of a comparable nature considered by Nesbitt Burns to be relevant;

(o) such other financial, market and industry information and such other analysis as Nesbitt Burns considered relevant and appropriate in the circumstances; and

(p) a certificate dated the date of the opinion from senior officers of MDA as to the accuracy and completeness of certain information provided to Nesbitt Burns.

In addition, Nesbitt Burns reviewed and relied upon the following with respect to Orbital:

(a) audited financial statements of Orbital for each of the fiscal years in the five-year period ended December 31, 1994 and the unaudited financial statements for the six months ended June 30, 1994 and June 30, 1995;

(b)  publicly  available  information related  to  the  business,
     operations   and   consolidated  financial  performance   of
     Orbital, including the annual report to shareholders for the fiscal year ended December 31, 1994;

(c) confidential information provided to Nesbitt Burns by the management of Orbital consistent with that disclosed to MDA;

(d) discussions with senior management of Orbital with respect to the information referred to in (a), (b) and (c) above and Orbital management's assessment of the current and prospective operations of Orbital, and the industries in which it operates;

(e)  relevant  stock market information relating to  the  Orbital
     Common  Shares  and  the  shares of  other  companies  whose
     activities   include  businesses  similar  to   certain   of
     Orbital's businesses;

(f) data with respect to transactions involving other companies similar to Orbital; and

(g) such other financial, market and industry information and such other analysis as Nesbitt Burns considered relevant and appropriate in the circumstances.

Nesbitt  Burns' conclusion as to the fairness of the  Arrangement from  a  financial point of view to the MDA Shareholders and  MDA
1988   Optionholders   was  based  upon   various   factors   and
assumptions, including without limitation, the following:

(a) the conclusion that fairness in respect of the Arrangement for MDA Shareholders or MDA 1988 Optionholders should be based upon whether the consideration to be received under the Arrangement by current holders of MDA Common Shares is equal to or greater than the bottom end of the range of values of the MDA Common Shares currently held;

(b) the determination that it was not inappropriate to utilize the market trading price of Orbital Common Shares for purposes of its assessment;

(c) in assessing the MDA Common Shares and the consideration offered for each MDA Common Share, an assumption of a currency exchange rate of US$0.7361 per Cdn$1.00 as agreed on July 31, 1995 and US$0.7509 per Cdn$1.00 on October 4, 1995 and an assumption of a trading value of Orbital Common Shares in excess of US$15.00;

(d) in assessing the MDA Common Shares, an approach to value based on MDA remaining a going concern. Liquidation and break-up methodologies were not considered appropriate in the circumstances. Nesbitt Burns considered that the most appropriate going concern method to apply to MDA was a discounted cash flow ("DCF") approach. The DCF approach takes into account the amount, timing and relative certainty of future cash flows expected to be generated by MDA's businesses after provision for cash taxes, capital expenditures and changes in working capital and before provisions for payment to debtholders, interest income or expense and payment to equity holders ("Free Cash Flow"). These Free Cash Flow projections were present valued by applying an appropriate weighted average cost of capital ("WACC"). The DCF analysis included consideration of sensitivities in respect of revenue growth, gross margins, levels of WACC and the future growth rates of Free Cash Flow;

(e) in order to check the conclusions reached based upon the DCF analysis, a comparison of a range of multiples implied by Nesbitt Burns' analysis to the range of multiples derived from an analysis of comparable transactions and the market trading of comparable public companies; and

(f) the fact that the consideration value offered to MDA Shareholders of $7.35 per MDA Common Share, provided that the Average Closing Price is greater than or equal to US$15.00, represents a 53% premium to the closing price of MDA Common Shares on the TSE on July 19, 1995 (the day prior to MDA and Orbital entering into the No-Shop Agreement) and a 34% premium to the closing price of MDA Common Shares on the TSE on July 28, 1995 (the last trading day prior to the announcement of the proposed Arrangement).

Based on and subject to the foregoing, Nesbitt Burns is of the opinion that, as of the date of the Opinion, the Arrangement is fair, from a financial point of view, to the holders of MDA
Common Shares and MDA 1988 Optionholders.

Plan of Arrangement

Under the Plan of Arrangement, the following transactions, among others, shall occur in the following order:

(a) the authorized share capital of Acquisition shall be amended to authorize an unlimited number of Exchangeable Shares having the rights, restrictions and limitations set forth in the Exchangeable Share Provisions and 10,000 Class B Preferred Shares having the rights, restrictions and limitations set forth in Appendix A to the Plan of Arrangement;

(b)  Acquisition shall issue 10,000 Class B Preferred  Shares  to
     Canadian Imperial Bank of Commerce in partial consideration for services rendered to Acquisition in connection with the Arrangement;

(c) all the outstanding MDA Common Shares, except MDA Common Shares owned beneficially and of record by the Qualifying Holdcos and MDA Common Shares held by Dissenting MDA Shareholders, shall be exchanged by the holders thereof for Exchangeable Shares, the number of which shall be the product of such number of MDA Common Shares being exchanged and the Exchange Ratio. Each former holder of MDA Common Shares (other than the Qualifying Holdcos and Dissenting MDA Shareholders) shall receive the whole number of Exchangeable Shares resulting from the exchange of such holder's MDA Common Shares for the consideration set out in the foregoing sentence and in lieu of fractional Exchangeable Shares, an amount in cash equal to the fraction multiplied by the Average Closing Price, payable in Canadian dollars;

(d) all the outstanding shares of each of the Qualifying Holdcos shall be exchanged by the holders thereof for Exchangeable Shares, the number of which shall be the product of the number of MDA Common Shares owned beneficially and of record by each respective Qualifying Holdco and the Exchange Ratio. Each former holder of shares of a Qualifying Holdco shall receive the whole number of Exchangeable Shares resulting from the exchange of all such holder's shares of a Qualifying Holdco for the consideration set out in the foregoing sentence and in lieu of fractional Exchangeable Shares, an amount in cash equal to the fraction multiplied by the Average Closing Price, payable in Canadian dollars;

(e) each of the Qualifying Holdcos shall be dissolved into and its assets distributed to Acquisition and for the purposes of such dissolution each of the Qualifying Holdcos will be authorized to file articles of dissolution with the Director under CBCA at such time as the board of directors of Acquisition shall determine;

(f) each outstanding MDA Option, except options held by Dissenting MDA 1988 Optionholders, shall become an option to purchase a number of Orbital Common Shares equal to the product (rounded to the nearest whole number) of the Exchange Ratio times the number of MDA Common Shares subject to such MDA Option and will have an exercise price equal to the exercise price for such option divided by the Exchange Ratio and the same vesting, expiration and other terms as such MDA Option as in effect immediately prior to the Effective Time;

(g)  the MDA 1988 Option Plans will be amended to provide that if the  Orbital  Common Shares are changed or exchanged  for  a
     different   kind  or  number  of  securities,  the   options
     thereunder will be amended accordingly; and

(h)  the  name  of  Acquisition shall be  changed  to  "MacDonald
     Dettwiler Holdings Inc."

Contemporaneously with the Arrangement, Orbital  and  Acquisition will  enter into the Voting and Exchange Trust Agreement and  the
Support  Agreement.   See "The Arrangement  and  the  Combination
Agreement - Description of Exchangeable Shares."

Post-Combination Share Ownership

Upon completion of the Arrangement, Acquisition will be the beneficial owner of all the outstanding MDA Common Shares and Orbital will be the beneficial and registered owner of all of the Acquisition Common Shares. The Acquisition Common Shares will be the only class of voting securities of Acquisition. As a result of the Arrangement, assuming an Exchange Ratio of .3136 (based on an assumed Average Closing Price of US$17.25), the former MDA Shareholders and holders of MDA Options will own or will have the right to acquire (through ownership of Exchangeable Shares and Replacement Options) approximately 15% of the outstanding Orbital Common Shares (including shares issuable to holders of the Exchangeable Shares and Replacement Options).

Qualifying Holdcos

Any MDA Shareholder who wishes to transfer the MDA Common Shares owned by it to a Qualifying Holdco and exchange the shares of such Qualifying Holdco for Exchangeable Shares pursuant to the
Plan  of Arrangement must notify MDA of its desire to do  so  not less than five Business Days prior to the Special Meeting and must have entered into a Holding Company Agreement with Acquisition and met all the conditions thereunder prior to the date of the Special Meeting. Acquisition shall enter into a Holding Company Agreement with each MDA Shareholder who provides the aforementioned notice to MDA and who meets the conditions provided in the Holding Company Agreement. Any MDA Shareholder who has not entered into a Holding Company Agreement with Acquisition on or before the date of the Special Meeting or who has entered into such agreement but has failed to meet all such conditions to the satisfaction of Acquisition in its sole discretion shall, subject to the Plan of Arrangement receiving all necessary approvals, exchange his or her MDA Common Shares for Exchangeable Shares as an MDA Shareholder. Any MDA Shareholder wishing to use a Qualifying Holdco should consult its legal advisors and tax advisors.

Dissenting Holders

As permitted in the Interim Order, MDA Shareholders and MDA 1988 Optionholders may exercise rights of dissent with respect to their MDA Common Shares or the MDA Common Shares underlying the MDA 1988 Options pursuant to and in the manner set forth in section 190 of the CBCA and the Plan of Arrangement. In the event of the exercise of dissent rights by any MDA 1988 Optionholders, such MDA 1988 Options shall be deemed to have been exercised and the exercise price of each such MDA 1988 Option shall be satisfied by reducing the fair market value paid for the MDA Common Shares underlying such MDA 1988 Option by such exercise price, provided that if the MDA 1988 Optionholder is ultimately not entitled to be paid the fair market value for such underlying shares, such MDA 1988 Option shall be deemed not to have been exercised and shall become a Replacement Option. See "Dissenting Rights."

Description of Exchangeable Shares

Holders of Exchangeable Shares will have voting, liquidation and dividend rights which are, as nearly as practicable, equivalent to the rights of holders of Orbital Common Shares. Holders of Exchangeable Shares will have the right to exchange any of such shares for an equal number (subject to adjustment in the event of certain capital and corporate reorganizations of Orbital) of
Orbital Common Shares plus the Dividend Amount attributable to such shares, at any time prior to the Automatic Redemption Date and subject to certain Call Rights of Orbital. The Exchangeable Shares will be automatically exchanged on the Automatic Redemption Date and upon the occurrence of certain events, including the liquidation, dissolution or winding-up of Orbital or Acquisition or the default by Acquisition under the Exchangeable Share Provisions. Acquisition has the right to accelerate the Automatic Redemption Date upon not less than 75 days' written notice to the holders of Exchangeable Shares at any time when there are outstanding less than 400,000 Exchangeable Shares held by persons other than Orbital and its Affiliates.

Voting Rights

Holders of Exchangeable Shares will generally not be entitled to vote at meetings of the shareholders of Acquisition (except as required by law). Orbital will be the only voting shareholder of Acquisition. Pursuant to the Voting and Exchange Trust Agreement holders of Exchangeable Shares will be entitled to vote along with holders of Orbital Common Shares at meetings of the holders of Orbital Common Shares.

As of the Effective Date, Orbital, Acquisition and the Trustee will enter into the Voting and Exchange Trust Agreement under which Orbital will issue one Special Voting Share to the Trustee for the benefit of the holders of the Exchangeable Shares (the "Beneficiaries"). The Special Voting Share will carry the number of votes, exercisable at any meeting at which holders of Orbital Common Shares are entitled to vote, equal to the number of Orbital Common Shares into which the outstanding Exchangeable Shares not held by Orbital or any of its Affiliates are then exchangeable.

Each Beneficiary on the record date for any meeting at which holders of Orbital Common Shares are entitled to vote will be entitled to instruct the Trustee to exercise that number of the votes attached to the Special Voting Share equal to the number of votes that the Exchangeable Shares held by such holder would be entitled to if exchanged for Orbital Common Shares. The Trustee will exercise each vote attached to the Special Voting Share only as directed by the relevant Beneficiary and, in the absence of instructions from a Beneficiary, will not exercise such votes. Each Beneficiary may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the Beneficiary to vote directly at the relevant meeting the votes attached to the Special Voting Share to which the Beneficiary is entitled. All rights of a Beneficiary to exercise votes attached to the Special Voting Share will cease upon the exchange or redemption of Exchangeable Shares for Orbital Common Shares or the purchase of Exchangeable Shares by Orbital pursuant to the Call Rights.

The Trustee will send to the Beneficiaries the notice of each meeting at which holders of Orbital Common Shares are entitled to vote, together with the related meeting materials and a statement as to the manner in which the Beneficiary may instruct the Trustee to exercise the votes attaching to the Special Voting Share, in each case at the same time as Orbital sends such notice and materials to the holders of Orbital Common Shares. The Trustee will also send to the Beneficiaries copies of all information statements, interim and annual financial statements, reports and other materials and at the same time as, and to the extent that, such materials are sent by Orbital to the holders of Orbital Common Shares. The Trustee will also send to the Beneficiaries all materials sent by third parties to holders of Orbital Common Shares to the extent such materials are provided by Orbital to the Trustee, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to holders of Orbital Common Shares.

Dividend Rights

Under  the Exchangeable Share Provisions, holders of Exchangeable
Shares will be entitled to receive dividends as follows:

          (i) in the case of a cash dividend declared on Orbital Common Shares, holders of each Exchangeable Share will be entitled to receive the Canadian dollar equivalent of the dividend declared on one Orbital Common Share (subject to adjustment);

          (ii) in the case of a stock dividend declared on Orbital Common Shares that is payable in Orbital Common Shares, holders of each Exchangeable Share will be entitled to receive such number of Exchangeable Shares as is equal to the number of Orbital Common Shares to be paid as a dividend on one Orbital Common Share (subject to adjustment); and

          (iii) in the case of a dividend declared on Orbital Common Shares in property other than cash or Orbital Common Shares, holders of each Exchangeable Share will be entitled to receive such type and amount of property as is the same or economically equivalent to (as determined by the board of directors of Acquisition) the type and amount of property declared as a dividend on one Orbital Common Share (subject to adjustment).

The number of Orbital Common Shares referred to in determining the amount of dividends to be paid on one Exchangeable Share is subject to adjustment in the event of certain capital and corporate reorganizations so as to treat the holders of Exchangeable Shares in the same manner as the holders of Orbital Common Shares were treated with respect to any such reorganization. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on Exchangeable Shares shall be the same dates as the record date and payment date, respectively, for the corresponding dividend on Orbital Common Shares.

Retraction, Redemption and Exchange Right

Subject to applicable law and the Call Rights of Orbital described below, (i) holders of Exchangeable Shares shall be entitled at any time upon notice to the Depositary to require Acquisition to redeem any of such Exchangeable Shares, and (ii) on the Automatic Redemption Date, Acquisition shall redeem all of the then outstanding Exchangeable Shares held by holders other than Orbital and its Affiliates. Pursuant to the Voting and Exchange Trust Agreement, subject to applicable law and the Call Rights of Orbital described below, (i) upon the occurrence of and during the continuance of an Insolvency Event or if Acquisition shall be in default of the terms of the Exchangeable Share Provisions, a holder of Exchangeable Shares may instruct the
Trustee to require Orbital to purchase any or all of such holder's Exchangeable Shares and (ii) in the event of the voluntary or involuntary liquidation, dissolution or winding-up of Orbital, the Exchangeable Shares will automatically be exchanged for Orbital Common Shares. In the case of any retraction or redemption of Exchangeable Shares by Acquisition, any purchase or exchange of Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement, or any purchase of Exchangeable Shares by Orbital pursuant to its Call Rights described below, each Exchangeable Share so retracted, redeemed, purchased or exchanged shall (subject to required withholding) entitle the holder thereof to receive (i) an amount equal to the market price of an Orbital Common Share, which amount shall be satisfied in full by delivery to such holder of one Orbital
Common Share (subject to adjustment) and (ii) payment of the Dividend Amount. Upon the exercise by Orbital of any of the Call Rights described below, the holder of Exchangeable Shares with respect and to which such Call Right is exercised will be authorized to sell and Orbital will be obligated to purchase the Exchangeable Shares with respect to which such Call Right is exercised.

Exercise of Retraction Rights of Holders and Orbital's Retraction Call Rights. Holders of Exchangeable Shares may effect a retraction by presenting a certificate or certificates to
Acquisition's transfer agent representing the number of Exchangeable Shares the holder desires to retract, together with a written request (a "Retraction Request") specifying the number of Exchangeable Shares the holder wishes to retract and acknowledging the Retraction Call Right of Orbital described below, and such other documents as may be required to effect the retraction of the Exchangeable Shares. Subject to the Retraction Call Right of Orbital, Acquisition shall redeem the Exchangeable Shares so retracted effective at the close of business on the sixth Business Day after the Retraction Request is received.

Upon receipt of a Retraction Request, the transfer agent shall immediately notify Orbital of such request. If Orbital wishes to exercise its Retraction Call Right, it must so notify the transfer agent by the end of the third Business Day following the receipt by the transfer agent of the Retraction Request that it intends to exercise its Retraction Call Right to purchase all, but not less than all, of the Exchangeable Shares submitted by the holder thereof for retraction.

Exercise of Redemption Rights of Acquisition and Orbital's Redemption Call Rights. Subject to Orbital's Redemption Call Right, the Exchangeable Shares shall be redeemed by Acquisition on the Automatic Redemption Date. Acquisition has the right to accelerate the Automatic Redemption Date upon 75 days' written notice to the holders of Exchangeable Shares at any time when there are outstanding less than 400,000 Exchangeable Shares held by holders other than Orbital and its Affiliates. Orbital shall have the Redemption Call Right, notwithstanding any proposed redemption of the Exchangeable Shares by Acquisition as outlined above, to purchase on the Automatic Redemption Date all, but not less than all, of the outstanding Exchangeable Shares.

Orbital shall, at least 75 days before the Automatic Redemption Date, provide Acquisition and the transfer agent with notice of its exercise of the Redemption Call Right. The transfer agent shall thereafter give notice to each holder of Exchangeable Shares of Orbital's exercise of the Redemption Call Right.

Exercise of Liquidation Exchange Right of Holders and Orbital's Liquidation Call Rights. Pursuant to the Voting and Exchange Trust Agreement, upon the occurrence and during the continuance of an Insolvency Event, or if Acquisition shall be in default of the terms of the Exchangeable Share Provisions, a Beneficiary may instruct the Trustee to require Orbital to purchase any or all of the Exchangeable Shares held by the Beneficiary. Acquisition and Orbital will give immediate written notice to the Trustee of the occurrence of an Insolvency Event or any event that may, with the passage of time or the giving of notice, become an Insolvency Event, or if Acquisition shall be in default of the Exchangeable Share Provisions. As soon as practicable thereafter, the Trustee will notify each Beneficiary of such event or potential event and will advise the Beneficiary of its rights as described above.

Under the Plan of Arrangement, Orbital will be granted the Liquidation Call Right, in the event of and notwithstanding the proposed voluntary or involuntary liquidation, dissolution or winding-up of Acquisition, to purchase all, but not less than all, of the Exchangeable Shares then outstanding and not held by Orbital or its Affiliates. The purchase by Orbital of all the outstanding Exchangeable Shares upon the exercise of such Liquidation Call Right in that event will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding up of Acquisition. In addition, if Acquisition is not legally able to redeem all Exchangeable Shares tendered for retraction by a Beneficiary because it is insolvent or to do so would render it insolvent, Orbital shall be deemed to have exercised its Liquidation Call Right with respect to those Exchangeable Shares which could not be redeemed.

Exercise of Automatic Exchange Right in the Event of Liquidation or Winding Up of Orbital. Under the Voting and Exchange Trust
Agreement,   in  the  event  of  the  voluntary  or   involuntary
liquidation, dissolution or winding-up of Orbital, all outstanding Exchangeable Shares will automatically be exchanged for Orbital Common Shares, by way of a purchase by Orbital. The consideration for the full purchase price for the Exchangeable Shares subject to such automatic exchange shall be delivered to the holder thereof at least five days prior to a liquidation event.

Deduction and Remittance of Withholding Tax

Delivery of Orbital Common Shares to a holder of Exchangeable Shares by Acquisition or Orbital, as the case may be, as described under "Exercise of Retraction Rights of Holders and Orbital's Retraction Call Rights," "Exercise of Redemption Rights of Acquisition and Orbital's Redemption Call Rights," "Exercise of Liquidation Exchange Right of Holders and Orbital's Liquidation Call Rights," and "Exercise of Automatic Exchange Right in the Event of Liquidation or Winding Up of Orbital," will be made, in the case of a holder that is a resident of Canada or a holder that is a non-resident of Canada who provides a certificate issued under section 116 of the Canadian Tax Act specifying a certificate limit not less than the fair market value of the Exchangeable Shares, without any reduction in number of Orbital Common Shares, and will be made, in the case of a holder who is a non-resident of Canada and who does not provide such a certificate, in a reduced number of Orbital Common Shares to reflect compliance with the obligation of Acquisition or Orbital, as the case may be, to withhold and remit on behalf of such non-resident holder, tax under section 116 of the Canadian Tax Act.

Anti-dilution and Capital Reorganizations

In the event of stock splits or consolidations of Orbital Common Shares, the distribution to the holders of Orbital Common Shares of options, warrants or rights to acquire securities or assets of Orbital for less than their fair market value or other distribution to holders of Orbital Common Shares of assets of Orbital, unless an economically equivalent distribution is made by Acquisition to holders of the Exchangeable Shares, the number of Orbital Common Shares to be received upon exchange of the Exchangeable Shares will be adjusted so as to give equivalent economic treatment to the holders of the Exchangeable Shares. In the event of a capital reorganization of Orbital, holders of Exchangeable Shares shall be entitled to receive after such capital reorganization, the number of shares or other securities of Orbital or of a corporation resulting, surviving or continuing from the capital reorganization that such holder would have received had he or she been a holder of Orbital Common Shares on the record date of the capital reorganization.

Support Agreement

The Support Agreement obligates Orbital and Acquisition to take or refrain from taking certain actions so as to ensure that holders of Exchangeable Shares will receive the voting, dividend, liquidation and exchange rights described above. In particular, the Support Agreement provides that: (i) Orbital shall not, and shall cause its Affiliates not to, exercise any voting rights attached to Exchangeable Shares owned by it or any of its Affiliates on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement); (ii) Orbital shall not declare or pay any dividend on the Orbital Common Shares unless Acquisition simultaneously declares and pays the same or an economically equivalent dividend (after, in the case of cash dividends, appropriate adjustments for currency translations) on the Exchangeable Shares; and (iii) Orbital and Acquisition will do all things necessary to ensure that Acquisition will be able to make all payments on the Exchangeable Shares required in the event of (a) the liquidation, dissolution or winding-up of Acquisition, (b) the retraction of Exchangeable Shares by a holder, or (c) the redemption of the Exchangeable Shares by Acquisition.

The Support Agreement obligates Orbital, in the event that a tender offer, share exchange offer, issuer bid, takeover bid or similar transaction with respect to Orbital Common Shares (an "Offer") is proposed or recommended by Orbital, its shareholders or board of directors, or is otherwise effected with the consent or approval of Orbital's board of directors, to use all commercially reasonable efforts to take such actions in good faith as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of the Orbital Common Shares, without discrimination.

The Support Agreement also provides that Orbital will take all actions necessary or desirable to cause all Orbital Common Shares issued and delivered pursuant to the Combination Agreement and related agreements to be freely tradeable by the holders thereof (other than any restrictions on transfer by reason of a holder being a "control person" of Orbital for purposes of Canadian law or an "affiliate" of Orbital for purposes of United States securities laws). In addition, Orbital will take all such actions necessary to cause all such Orbital Common Shares to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding Orbital Common Shares are then listed or quoted for trading. The Orbital Common Shares are currently quoted for trading on the NASDAQ and it is not anticipated that such shares will be listed on any other stock exchange or trading system.

The Support Agreement also provides that, without the prior approval of Acquisition and the holders of the Exchangeable Shares, Orbital will not distribute additional Orbital Common Shares or rights to subscribe therefor or other assets or evidences of indebtedness to all or substantially all holders of Orbital Common Shares nor change the Orbital Common Shares nor effect any reorganization or other transaction affecting the Orbital Common Shares, unless the same or an economically equivalent distribution on, or change to, the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously. The board of directors of Acquisition is conclusively empowered to determine in good faith and in its sole discretion whether any corresponding distribution on or change to the Exchangeable Shares is the same as or economically equivalent to any proposed distribution on or change to the Orbital Common Shares.

The Support Agreement also provides that so long as there remain outstanding any Exchangeable Shares not owned by Orbital or any of its Affiliates, Orbital will remain the beneficial owner, directly or indirectly, of all outstanding shares of Acquisition, other than Exchangeable Shares and the Class B Preferred Shares.

With the exception of administrative changes for the purposes of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Orbital and Acquisition is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

Market for Orbital Common Shares and Exchangeable Shares

The Orbital Common Shares issued upon exchange of the Exchangeable Shares will be freely tradeable by the holders thereof (other than any restrictions on transfer by reason of a holder being a "control person" of Orbital for purposes of Canadian law or an "affiliate" of Orbital for purposes of United States securities laws) and will be quoted for trading on the NASDAQ. Although the transfer of Exchangeable Shares, subject to receiving orders from applicable securities regulators, will not be restricted under applicable securities laws, subject to the above-noted exceptions, the Exchangeable Shares will not be listed on any stock exchange and MDA does not expect there will be any market for the Exchangeable Shares. See "The Arrangement and the Combination Agreement - Stock Exchange Listings" and "- Resale of Exchangeable Shares and Orbital Common Shares Received in the Arrangement."

The Combination Agreement

The following paragraphs summarize the material terms of the Combination Agreement. MDA Shareholders and MDA 1988 Optionholders are urged to read the Combination Agreement in its entirety for a more complete description of the terms and conditions of the obligations of the parties in respect of the Plan of Arrangement.

Actions to be Taken Prior to the Effective Time

Pursuant to the Combination Agreement, MDA, Acquisition and Orbital have agreed to perform certain obligations. MDA agreed to call all options to purchase MDA Common Shares presently held by shareholders of Earth Observation Sciences Ltd., a subsidiary of MDA. Orbital and Acquisition covenanted to obtain exemptions from registration or file a registration statement under the 1933 Securities Act qualifying the issue of the Orbital Common Shares, and to obtain all orders necessary from securities regulators in Canada so as to qualify the issuance and permit the free trading of the Exchangeable Shares and the Orbital Common Shares in the U.S. and Canada subject only to restrictions on holders who are "control persons" in Canada or "affiliates" in the U.S. In addition, Orbital, Acquisition and MDA have agreed to cooperate in the preparation of this Proxy Circular, to take all actions necessary to qualify the issue of the Exchangeable Shares and Orbital Common Shares under appropriate securities legislation in order to permit the issue and free trading thereof, subject to the above-noted exceptions, to call the Special Meeting, and to obtain the necessary court orders to permit the Arrangement to be completed.

Business of MDA Pending the Arrangement

Pending consummation of the Arrangement, and except as otherwise consented to or approved in advance by Orbital in writing, MDA has agreed that MDA and its subsidiaries will, among other things, operate their respective businesses in the ordinary course of business consistent with past practices and use reasonable efforts to preserve intact their respective business organizations; not authorize for issuance or issue any capital stock, rights, warrants, options or convertible or similar securities, subject to certain exceptions, or repurchase any capital stock; not take any action that would materially adversely affect the ability of MDA or Orbital to obtain the approvals required to effect the transactions contemplated by the Combination Agreement; and not take any action that would materially affect the ability of MDA to perform its covenants and agreements under the Combination Agreement.

Solicitation of Alternate Transactions

The Combination Agreement provides that except as required by law, MDA will not, directly or indirectly: solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire all or any significant part of MDA's business, assets or capital shares whether by arrangement, amalgamation, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each an "Acquisition Transaction"); or disclose any information not customarily disclosed to any person concerning MDA's business or properties or afford to any person or entity access to its properties, books or records, except in the ordinary course of business consistent with past practice and except as required pursuant to a governmental request for information; enter into or execute any agreement relating to an Acquisition Transaction, plan of reorganization, or other agreement calling for the sale of all or any significant part of its business and properties; or make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Arrangement.

The Combination Agreement provides that nothing contained therein limits the power of the MDA Board to withdraw or modify any recommendation with respect to the Plan of Arrangement if a material adverse change occurs in the business or affairs of Orbital or in any of the information provided by Orbital on which the MDA Board has based any recommendation regarding the Arrangement. If any person proposes an unsolicited bona fide acquisition transaction that in the opinion of MDA's Board (having consulted its financial advisors) offers terms that may be more favourable to the MDA Shareholders than pursuant to the Combination Agreement or the Plan of Arrangement, MDA shall have seven business days to consider such proposal, following which time the MDA Board may withdraw or modify any recommendation with respect to the Plan of Arrangement only if to do so would, in the opinion of the MDA Board (having consulted outside counsel), acting reasonably, be a proper exercise of the directors' fiduciary duty. Depending on the timing of the unsolicited bona fide Acquisition Transaction, the MDA Board may support a proposal to postpone or adjourn the Special Meeting for not more than 10 business days. The Combination Agreement generally requires MDA to inform Orbital of any such bona fide offer received by it or any related request for information.

In addition, MDA may terminate the Combination Agreement if a bona fide offer for an Acquisition Transaction providing consideration for MDA Common Shares having a fair market value of at least US$5.95 per share (based on prevailing currency exchange rates at the date of the offer) is received, in which case MDA has agreed to pay Orbital a fee of US$750,000 upon completion of the transaction that gave rise to such termination.

Conditions to the Arrangement

Consummation of the Arrangement is subject to the satisfaction of various conditions for the benefit of each of MDA or Orbital and both of them. Conditions precedent for the benefit of MDA include: (i) Orbital's and Acquisition's representations and warranties being correct on the Effective Date and Orbital having performed its covenants under the Combination Agreement in all material respects; (ii) MDA receiving an opinion from counsel to Orbital in form and substance reasonably satisfactory to MDA; and
(iii) the Average Closing Price being equal to or greater than US$12.775. Conditions precedent for the benefit of Orbital include: (i) MDA's representations and warranties being correct on the Effective Date and MDA having performed its covenants under the Combination Agreement in all material respects; (ii) Orbital having received an opinion of MDA's counsel in form and substance reasonably satisfactory to Orbital; (iii) MDA's Board having waived the applicable provisions of the Shareholder Protection Rights Plan; (iv) all necessary Affiliate Agreements having been executed; (v) MDA having entered into Employment Agreements and Change of Control Agreements with the Chairman, the President and each area general manager, as required, (vi) Dissenting MDA Shareholders and Dissenting MDA 1988 Optionholders entitled to receive in the aggregate no more than 10% of the aggregate number of Orbital Common Shares and the Orbital Common Shares reserved for issuance upon exercise of the Replacement Options to be issued pursuant to the Plan of Arrangement; (vii) Orbital having received a letter from its independent auditors to the effect that the transaction meets the requirements for pooling  of  interests  accounting under U.S.  GAAP;  (viii)  all required third-party consents and waivers relating to the Arrangement having been obtained; and (ix) the Average Closing Price being equal to or less than US$25.00.

In addition, for the benefit of both MDA and Orbital, the following conditions must be met: (i) the approval of MDA Shareholders and MDA 1988 Optionholders as required under the Interim Order shall have been obtained and the Final Order shall have been issued by the Court; (ii) there shall be no temporary restraining order, preliminary or permanent injunction or other legal restraints or prohibitions, statutes, rules, regulations or orders preventing consummation of the Arrangement; and (iii) the approval for quotation, subject to notice of issuance, on the NASDAQ of the Orbital Common Shares to be issued in connection with the Arrangement shall have been obtained.

The parties entitled to the benefit of a particular condition may waive compliance thereof.

Termination and Amendment

The Combination Agreement may be terminated and the Arrangement may be abandoned prior to the Effective Date notwithstanding approval by the MDA Shareholders and MDA 1988 Optionholders, under the circumstances specified therein, including: (i) by mutual consent of Orbital and MDA; (ii) by either Orbital or MDA, if the Arrangement shall not have been consummated by December 31, 1995 and if the terminating party has not caused the failure of the Arrangement to be consummated by its own failure to fulfil any of its obligations under the Combination Agreement;
(iii) by either Orbital or MDA, if the MDA Shareholders or the MDA 1988 Optionholders fail to approve the Arrangement Resolution; (iv) by either Orbital or MDA if there is a material breach on the part of the other party in a representation or warranty or covenant or agreement contained in the Combination Agreement which is not cured within 10 days of notice; (v) by Orbital, if the MDA Board has withdrawn or changed its recommendation on the Arrangement in a manner adverse to Orbital, or shall fail to affirm such support at Orbital's request; and
(vi) by MDA, if it has received a bona fide offer to consummate an Acquisition Transaction for consideration per MDA Common Share having a fair market value of at least US$5.95 (based on prevailing currency exchange rates on the date of such offer).

The Combination Agreement may be amended by an agreement in writing among the parties thereto at any time prior to the Effective Date; provided, however, that, after approval of the Arrangement by the MDA Shareholders and MDA 1988 Optionholders, no amendment may be made which by law requires further approval of such shareholders or optionholders, without such further approval.

Fees, Expenses and Indemnification

Except as described herein, all fees and expenses incurred in connection with the Combination Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Arrangement is consummated.

MDA has agreed to pay Orbital a fee of US$750,000 if the Combination Agreement is terminated by MDA because MDA has received a bona fide offer of an Acquisition Transaction for consideration per MDA Common Share having a fair market value of at least US$5.95 (based on prevailing currency exchange rates on the date of such offer), and such fee is payable only when such Acquisition Transaction is completed.

If the Combination Agreement is terminated as a result of a breach by one of the parties, the party who has breached will pay the actual out-of-pocket expenses of the others.

The Combination Agreement provides that the indemnification provisions set forth in MDA's by-laws may not be modified for six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who at the Effective Date were MDA's directors or officers, unless such modification is required by law, and requires Orbital or Acquisition to continue in effect with respect to any claims arising out of conduct prior to the Effective Date directors and officers' insurance policies providing coverage of substantially the same scope as is currently maintained by MDA; provided, however, that Orbital may amend, repeal or modify such by-law provisions or cause the directors and officer's insurance policies to be modified or cancelled if it indemnifies such parties against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that such person was a director or officer of MDA, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided that such expenses were incurred by such person in connection with such action, suit or proceeding and provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to MDA's best interests and had no reasonable cause to believe his conduct was unlawful.

MDA has agreed that, if the Arrangement is not effective, it will indemnify each present and former director or officer of MDA or any of its subsidiaries (collectively, the "Indemnified Parties"), to the fullest extent permitted under applicable law or under its by-laws, against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring while they were directors, officers or employees for six years after the proposed Effective Date.

Confidentiality Agreement

Each of Orbital and MDA has agreed to keep confidential, pursuant to a confidentiality agreement dated June 23, 1995 (the "Confidentiality Agreement"), proprietary information provided by the other party. The Confidentiality Agreement contains terms restricting the disclosure and use of confidential information exchanged between the two parties in evaluating the Arrangement and otherwise.

Agreements of MDA Affiliates

Rule 145 promulgated under the 1933 Securities Act regulates the disposition in the U.S. of securities by "affiliates" of MDA in connection with the Arrangement. Affiliates of MDA, as so defined, have delivered to Orbital executed Affiliate Agreements. Under such Affiliate Agreements, each affiliate agrees not to sell, transfer or otherwise dispose of Orbital Common Shares or Exchangeable Shares issued to the affiliate in the Arrangement unless such sale, transfer or other disposition (i) has been registered under the 1933 Securities Act, (ii) is made in compliance with the requirements of Rule 145 under the 1933
Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Orbital, is otherwise exempt from registration under the 1933 Securities Act. To comply with the requirements of pooling of interests accounting treatment, each Affiliate Agreement also restricts the sales of such shares prior to and following the Arrangement until the publication and dissemination by Orbital of consolidated financial results that include results of combined operations of MDA and Orbital for at least 30 days on a consolidated basis following the Effective Date. The Affiliate Agreements terminate if the Combination Agreement is terminated.

Court Approval and Completion of the Arrangement

Under the CBCA and pursuant to the Interim Order, the Arrangement requires Court approval, after approval of the MDA Shareholders and MDA 1988 Optionholders has been obtained. Prior to the mailing of this Proxy Circular, MDA obtained the Interim Order providing for the calling, holding and conduct of the Special
Meeting and other procedural matters. A copy of the Interim Order is attached as Appendix "D" to this Proxy Circular. The Notice of Application for the Final Order appears as Appendix "E" to this Proxy Circular.

Subject to the approval of the Arrangement Resolution by the MDA Shareholders and the MDA 1988 Optionholders, the hearing in respect of the Final Order is scheduled to take place on November 16, 1995 at 10:00 a.m. (Vancouver time). At that hearing, any MDA Shareholder, any MDA 1988 Optionholder, or any other interested party who wishes to participate or to be represented or to present evidence or arguments may do so, subject to filing a notice of appearance with the Court and serving such notice of appearance upon MDA's solicitors within the time as set forth in the Notice of Application for the Final Order, and upon all other parties who have filed a notice of appearance, and satisfying other requirements as provided in the Interim Order. At the final hearing the Court will consider, among other things, the fairness and reasonableness of the Arrangement.

Assuming that the Final Order is granted, and the other conditions to the Combination Agreement are satisfied, or waived by the party or parties entitled to do so, it is anticipated that the following will occur substantially simultaneously: articles of arrangement will be filed with the Director appointed under the CBCA to give effect to the Arrangement; and the Support Agreement, the Voting and Exchange Trust Agreement and the
various  other  documents  necessary  to  give  effect   to   the
Arrangement and other transactions contemplated by the Combination Agreement will be executed and delivered.

Subject to the foregoing, it is anticipated that the Arrangement will be completed not later than November 30, 1995.

Accounting Treatment

The Arrangement is expected to be treated by Orbital as a pooling of interests for accounting purposes under U.S. GAAP. This accounting method permits the recorded assets and liabilities of both Orbital and MDA to be carried forward on a consolidated basis by Orbital, after giving effect to the Arrangement, at their recorded historical amounts. No recognition of goodwill will be required as a result of the Arrangement and consequently, there will be no amortization of goodwill from the Arrangement reflected in Orbital's future financial periods.

It is a condition to Orbital's obligation to effect the Arrangement that Orbital receive an opinion from KPMG Peat Marwick LLP, independent auditors of Orbital, to the effect that pooling of interests accounting treatment for the Arrangement under U.S. GAAP is appropriate. In the event holders of MDA Common Shares and MDA 1988 Options in the aggregate entitled to receive greater than 10% of the sum of the Orbital Common Shares issuable pursuant to the Plan of Arrangement and the Orbital Common Shares reserved for issuance upon exercise of the Replacement Options, shall properly exercise their right to dissent, the Arrangement may not qualify for treatment as a pooling of interests under applicable accounting rules.

Stock Exchange Listings

Exchangeable Shares

The Exchangeable Shares will not be listed or posted for trading on any stock exchange. MDA does not expect there will be any market for the Exchangeable Shares.

Orbital Common Shares

NASDAQ has conditionally approved inclusion of the additional Orbital Common Shares issuable upon exchange of the Exchangeable Shares and the Replacement Options for quotation. Orbital expects that NASDAQ will grant final approval for such inclusion.

Eligibility for Investment in Canada

Exchangeable Shares

The Exchangeable Shares (including the Voting Rights and the Exchange Right) (a) will be "foreign property" under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons, and (b) will not be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans.

Voting Rights and Exchange Right

The Voting Rights and the Exchange Right will not be qualified investments and will be "foreign property" under the Canadian Tax
Act.

Orbital Common Shares

The Orbital Common Shares will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans so long as such shares remain quoted on the NASDAQ or another prescribed stock exchange. The Orbital Common Shares will be "foreign property" under the Canadian Tax Act.

Resale of Exchangeable Shares and Orbital Common Shares Received in the Arrangement

Canada

Orbital, Acquisition and MDA have applied for rulings of the British Columbia Securities Commission ("BCSC"), the Ontario Securities Commission (the "OSC") and the securities commissions of certain other jurisdictions in Canada in which holders of MDA Common Shares reside, exempting any trade in Exchangeable Shares or in Orbital Common Shares made in connection with or pursuant to the Arrangement from the applicable prospectus and registration requirements of the securities legislation of such jurisdictions. If granted, these rulings would permit holders of Exchangeable Shares who are not "control persons" of Acquisition to sell such securities in British Columbia, Ontario and such other jurisdictions, without being required to file a prospectus in respect thereof, provided that no unusual effort is made to prepare the market for any such sale or to create a demand for such securities and no extraordinary commission or consideration is paid in respect thereof. However, if such resale occurs in British Columbia by a seller that is an insider of Acquisition, then, as a further condition to permitting such resale, Acquisition must not be in default of any requirement of the Securities Act (British Columbia) or the regulations thereunder.

If granted, these rulings would permit residents of such jurisdictions who are recipients of Orbital Common Shares to resell such securities provided that such resales are executed through the facilities of a stock exchange or market outside of British Columbia, Ontario or such other jurisdiction, as the case may be, and such resales are made in accordance with the rules of the stock exchange or market upon which such trades are made and in accordance with all laws applicable to such stock exchange or market.

MDA, Acquisition and Orbital have also applied for orders under the Securities Act (British Columbia), the Securities Act (Ontario) and the applicable securities laws of certain other jurisdictions in Canada in which holders of MDA Common Shares reside to permit all issuances of securities to be carried out pursuant to the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement to be exempt from the registration requirements of such Acts and applicable securities laws. Upon completion of the Arrangement, Acquisition will be a reporting issuer under the Securities Act (British Columbia), but MDA will cease to be a reporting issuer under the Securities Act (Ontario) and the applicable securities laws of the other jurisdictions. In addition, the ruling requested from the BCSC would, if granted, exempt Acquisition from certain statutory financial and other reporting requirements under the Securities Act (British Columbia). As a condition to granting the ruling as described above, Orbital will undertake, among other things, to file with the appropriate securities commissions of such jurisdictions copies of all documents filed by it with the SEC and to send to all holders of Exchangeable Shares resident in British Columbia and such other jurisdictions all disclosure materials that are sent to holders of Orbital Common Shares, including, without limitation, copies of its annual reports and all proxy solicitation materials and, upon request, copies of its quarterly reports.

United States

The offer and sale of the Exchangeable Shares, the Replacement Options and the Orbital Common Shares to be issued in exchange therefor (collectively the "New Shares") will not be registered under the 1933 Securities Act. The Exchangeable Shares, the Replacement Options and the Orbital Common Shares issuable upon exchange of the Exchangeable Shares will be issued in reliance on section 3(a)(10) of the 1933 Securities Act, which exempts from registration under the 1933 Securities Act securities that are issued in exchange for other outstanding securities where the terms and conditions of the issuance have been approved by any court expressly authorized by law to grant approval to the proposed issuance, after a hearing upon the fairness of the terms and conditions of the issuance at which all persons to whom such securities will be issued have the right to appear. Orbital has been orally advised that it will be issued a letter from the SEC confirming that the staff of the SEC will not recommend any enforcement action to the SEC if Acquisition, in reliance on the exemption provided by section 3(a)(10), issues the Exchangeable Shares, the Replacement Options, and the Orbital Common Shares issuable in exchange for the Exchangeable Shares.

All Orbital Common Shares received by MDA Shareholders in the Arrangement will be freely transferable under the United States federal securities laws, except that Orbital Common Shares received by persons who are deemed to be "affiliates" (as such term is defined under the 1933 Securities Act) of MDA at the time of the transaction may be resold by such affiliates only in transactions permitted by the resale provisions of Rule 145(d)(1), (2) or (3) promulgated under the 1933 Securities Act (or Rule 145(d)(1) alone in the case of such persons who become affiliates of Orbital upon the completion of the Arrangement), or as otherwise permitted under the 1933 Securities Act. Rule 145(d)(1) generally provides that the "affiliates" of the acquired company may not sell securities of the issuer unless pursuant to an effective registration statement or unless pursuant to the volume, current public information, manner of sale and timing limitations of Rule 144 (excluding the holding period requirements of Rule 144). These limitations generally require that (a) any sales made by the affiliate in any three month period not exceed the greater of (i) 1% of the outstanding shares of the issuer or (ii) the average weekly reported volume of trading in such shares on all national securities exchanges and/or reported through an automated quotation system of a registered securities association over a four-week period and (b) that such sales be made in unsolicited, open market "broker transactions" or in transactions directly with a market maker. Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for nonaffiliates of the issuer after a period of two or three years has elapsed since the date the securities were acquired from the issuer, respectively. The average weekly reported volume of the Orbital Common Shares for the four weeks ending September 29, 1995 was 848,250 Orbital Common Shares. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal stockholders of such issuer. See "The Arrangement and the Combination Agreement - Agreements of MDA Affiliates."

Procedures for Exchange of Share Certificates by MDA Shareholders

At or promptly after the Effective Time, Acquisition shall deposit with the Depositary, for the benefit of the holders of MDA Common Shares and the holders of shares of the Qualifying Holdcos exchanged pursuant to the Plan of Arrangement, certificates representing the Exchangeable Shares issued therefor.

A Letter of Transmittal is enclosed with this Proxy Circular for use by MDA Shareholders for transmittal of certificates representing MDA Common Shares. Additional copies of the Letter of Transmittal may be obtained from the Depositary. A subsequent letter of transmittal may also be forwarded to MDA Shareholders following the Effective Date. The details of the procedures for exchange of certificates representing MDA Common Shares and the deposit of such certificates with the Depositary and the addresses of the office of the Depositary are set out in the Letter of Transmittal.

The    procedures   for   receiving   certificates   representing
Exchangeable Shares and/or Orbital Common Shares are as follows:

Return to Depositary of Letter of Transmittal

A properly completed Letter of Transmittal, or any subsequent letter of transmittal, is to be forwarded to the Depositary at the office as set forth therein, together with the certificate(s) representing the MDA Common Shares. As soon as practicable after the surrender of certificates representing MDA Common Shares and after the Effective Date, the Depositary will deliver certificates representing Exchangeable Shares and/or Orbital Common Shares in accordance with the instructions set forth in the Letter of Transmittal or any subsequent letter of transmittal, as the case may be.

Election to Immediately Exchange Exchangeable Shares for  Orbital
Common Shares

MDA Shareholders who wish to immediately exchange their Exchangeable Shares for Orbital Common Shares must complete the Letter of Transmittal and indicate their election to immediately exchange the Exchangeable Shares they are entitled to receive for Orbital Common Shares in the election section therein. If only a part of such holder's MDA Common Shares are to be immediately exchanged for Orbital Common Shares, the MDA Shareholder shall indicate the number of Exchangeable Shares to be so exchanged. If any MDA Shareholder elects to immediately exchange all or part of his or her Exchangeable Shares for Orbital Common Shares, a certificate for the full number of Exchangeable Shares to which that holder would have been entitled under the Plan of Arrangement shall be issued, the Depositary shall, by the Letter of Transmittal, be appointed an attorney to effect the retraction on behalf of the holder and the holder will receive certificates representing Orbital Common Shares. MDA has been advised that in the event of the retraction contemplated by the exercise of this election, Orbital intends to exercise its Redemption Call Right and purchase such Exchangeable Shares. Orbital or Acquisition as the case may be, will require holders of Exchangeable Shares who are not residents of Canada and who elect to retract their Exchangeable Shares as described above to obtain a certificate from Revenue Canada pursuant to section 116 of the Canadian Tax Act, specifying a certificate limit no less than the fair market value of the Orbital Common Shares immediately before the exchange or redemption, as the case may be, and to deliver such certificate to Orbital or Acquisition. See "The Arrangement and the Combination Agreement - Description of Exchangeable Shares - Deduction and Remittance of Withholding Tax."

Fractional Shares

No certificates or scrip representing fractional Exchangeable Shares or Orbital Common Shares will be issued. In lieu of any such fractional interests, each MDA Shareholder entitled to a fractional interest in Exchangeable Shares or Orbital Common Shares in consequence of the Arrangement or upon exchange of the Exchangeable Shares for Orbital Common Shares will receive an equivalent amount in cash (rounded to the nearest whole cent), without interest, from Acquisition equal to the Canadian Dollar Equivalent (as defined in the Exchangeable Share Provisions) of the product of such fraction, multiplied by the Average Closing Price.

Failure to Deposit Certificates Representing MDA Common Shares

Pending the surrender of certificates formerly representing MDA Common Shares, such certificates will, subject to the provisions in the following sentence, be deemed to represent the right to receive upon such surrender, a certificate representing the appropriate number of Exchangeable Shares (based on the Exchange Ratio), any cash payment in lieu of a fractional Exchangeable
Share,   and  any  Dividend  Amount.   Any  certificate  formerly
representing MDA Common Shares not deposited with all other necessary documents on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of MDA, the relevant Qualifying Holdco or Acquisition, as the case may be. On such date, the Exchangeable Shares to which the former registered holder of such undeposited certificate was entitled shall be deemed to have been surrendered to Acquisition together with all dividends, distributions and interests held for such former registered holder.

Confirmation of Replacement Options

As soon as practicable after the Effective Date, Orbital will forward to each holder of a MDA Option, except a Dissenting MDA 1988 Optionholder, confirmation of the Replacement Option, setting forth the number of Orbital Common Shares such holder is entitled to and the exercise price therefor.


INCOME TAX CONSIDERATIONS TO MDA SHAREHOLDERS AND OPTIONHOLDERS

Canadian Federal Income Tax Considerations

In the opinion of Farris, Vaughan, Wills and Murphy, counsel for MDA, the following is a summary of the principal Canadian federal income tax considerations generally applicable to (i) MDA
Shareholders who, for purposes of the Canadian Tax Act, are residents of Canada, hold their MDA Common Shares as capital property and deal at arm's length with MDA, Acquisition and Orbital, (ii) MDA Shareholders who, for purposes of the Canadian Tax Act, have not been and will not be resident in Canada at any time while they have held MDA Common Shares or Exchangeable Shares, and deal at arm's length with MDA, Acquisition and Orbital, and (iii) MDA 1988 Optionholders.

This summary is based on the current provisions of the Canadian Tax Act, all specific proposals to amend the Canadian Tax Act publicly announced by the Minister of Finance prior to the date hereof, and counsel's understanding of the current administrative practices of Revenue Canada. Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the federal income tax considerations described herein.

WHILE THIS SUMMARY IS INTENDED TO ADDRESS ALL PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS, IT IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR MDA SHAREHOLDER OR MDA 1988 OPTIONHOLDER. THEREFORE, SUCH HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES. NO ADVANCE INCOME TAX RULING HAS BEEN OR WILL BE OBTAINED FROM REVENUE CANADA TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE TRANSACTIONS DESCRIBED HEREIN.

Holders of MDA Common Shares Resident in Canada

Exchange of MDA Common Shares for Exchangeable Shares. A holder of MDA Common Shares who receives Exchangeable Shares in exchange for MDA Common Shares pursuant to the Plan of Arrangement (provided such holder is not considered to receive Voting Rights or any Exchange Right as partial consideration for MDA Common Shares (see below)) will, unless such holder of MDA Common Shares includes any portion of the capital gain or capital loss otherwise determined in respect of the disposition of such MDA Common Shares in the holder's income tax return for the taxation year in which the exchange occurs, be deemed pursuant to the "automatic" rollover provisions of section 85.1 of the Canadian Tax Act to have disposed of such MDA Common Shares and will be deemed to have acquired the Exchangeable Shares received in exchange for such MDA Common Shares at a cost equal to the adjusted cost base to such holder of such MDA Common Shares.

Based on the current administrative practise of Revenue Canada, a holder of MDA Common Shares who receives cash not exceeding $200 in lieu of a fraction of an Exchangeable Share may reduce the adjusted cost base of the Exchangeable Shares received by such holder by the amount of such cash. Alternatively, the capital gain or capital loss otherwise arising on the disposition of the fraction of the MDA Common Share which is disposed of for such cash may be reported.

If a holder of MDA Common Shares chooses to treat the exchange of MDA Common Shares for Exchangeable Shares as a taxable transaction, such holder of MDA Common Shares will be required to recognize a capital gain (or capital loss) to the extent that the fair market value of the Exchangeable Shares (and any cash in lieu of a fractional MDA Common Share) received in exchange for such holder's MDA Common Shares immediately before the exchange, net of any costs of disposition, exceeds (or is less than) the adjusted cost base to the holder of such MDA Common Shares immediately before the exchange. The cost to the holder of the Exchangeable Shares received in exchange for such MDA Common Shares will in this case be equal to the fair market value of such Exchangeable Shares immediately before the exchange.

Where the transitional rules contained in the Income Tax Application Rules, R.S.C. 1985, c.2 (5th Supplement), as amended (the "ITARs"), apply to determine the adjusted cost base to a holder of MDA Common Shares of any MDA Common Shares owned by such holder prior to 1972 and continuously thereafter until immediately before the exchange of such shares for Exchangeable Shares, such rules may continue to apply for the purposes of determining the adjusted cost base to the holder of any Exchangeable Shares received in exchange therefor. Holders of MDA Common Shares who may be affected by such rules should consult their own tax advisors.

Although the Plan of Arrangement and the Voting and Exchange Trust Agreement provide that Orbital has granted the Voting Rights and Exchange Right to holders of the MDA Common Shares in consideration of the Call Rights, it is possible Revenue Canada may take the position that the Voting Rights and Exchange Right were acquired by a holder of MDA Common Shares in connection with the exchange of the MDA Common Shares and not in consideration of the Call Rights. In such event, a holder of MDA Common Shares who receives Exchangeable Shares in exchange for MDA Common Shares pursuant to the Plan of Arrangement would not qualify for the "automatic" rollover provisions of section 85.1 of the Canadian Tax Act. In such circumstances, unless a holder of MDA Common Shares effects an election in respect of such exchange in accordance with the provisions of subsection 85(1) or (2) of the Canadian Tax Act (as described below), the holder may be considered to have disposed of MDA Common Shares in a taxable transaction and the holder therefore may be required to recognize a capital gain (or capital loss) to the extent that the aggregate of the fair market value of the Exchangeable Shares (and any cash in lieu of a fractional MDA Common Share) and the fair market value of Voting Rights and Exchange Right (which MDA believes to be nominal) received in exchange for such holder's MDA Common Shares immediately before the exchange, net of any costs of disposition, exceeds (or is less than) the adjusted cost base to the holder of such MDA Common Shares immediately before the exchange. The cost to the holder of the Exchangeable Shares received in exchange for such MDA Common Shares will in this case be equal to the fair market value of such Exchangeable Shares immediately before the exchange.

A holder may exchange MDA Common Shares and obtain a full or partial tax-free "rollover" in respect of such exchange by filing with Revenue Canada (and, where applicable, with a provincial tax authority) an election (the "Tax Election") under subsection 85(1) of the Canadian Tax Act or, in the case of a partnership, under subsection 85(2) of the Canadian Tax Act (and the corresponding provisions of any applicable provincial tax legislation) made jointly by the holder and Acquisition (which Acquisition, subject to the following paragraphs, has agreed to make) in respect of the holder's MDA Common Shares so exchanged pursuant to the Plan of Arrangement and specifying therein a "transfer price," within the limitations set forth in the Canadian Tax Act, so that such MDA Common Shares will be deemed to be disposed of for proceeds of disposition equal to the transfer price thereof. Subject to the limitations set out in subsection 85(1) of the Canadian Tax Act regarding the specified transfer price, if the transfer price is equal to the aggregate of the adjusted cost bases of such MDA Common Shares determined immediately before the exchange, no capital gain or capital loss will be realized, and to the extent that the transfer price in respect of such shares exceeds (or is less than) the aggregate of the adjusted cost bases thereof, such holder will realize a capital gain (or a capital loss).

Holders of MDA Common Shares who desire to effect the exchange of their MDA Common Shares pursuant to subsection 85(1) or (2) of the Canadian Tax Act, as the case may be, should obtain the appropriate federal election forms at any Revenue Canada District Taxation Office. Where necessary, the appropriate provincial election forms should be obtained from the income tax authorities in that province. These forms must be completed and submitted to Acquisition for execution at the following address: c/o MacDonald, Dettwiler and Associates Ltd., 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3, Attention: Secretary. Although the Tax Election involves certain complexities, it may result in more favourable tax consequences to a holder than would otherwise be the case if the Tax Election was not made in respect of the exchange.

Holders of MDA Common Shares who wish to effect the exchange of their MDA Common Shares pursuant to subsection 85(1) or (2) of the Canadian Tax Act, as the case may be, are referred to Information Circular 76-19R2 and Interpretation Bulletin IT-291R2, published by Revenue Canada, for information respecting the joint election to be made under the Canadian Tax Act.

The comments provided herein with respect to joint elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements including limitations applicable to the transfer price. Compliance with such requirements to ensure the validity of the joint elections will be the sole responsibility of the holder making the election. Acquisition will not be responsible for proper completion and timely filing of such joint elections and agrees only to execute any properly completed election forms received from holders of MDA Common Shares. In particular, Acquisition will not be responsible or liable for any taxes, interest, penalties, damages or expenses resulting from the failure of Acquisition or any of its agents, servants or officers, to properly complete and return such joint election forms to any holder for filing by such holder with Revenue Canada (and the appropriate provincial authority, where applicable) within the time and in the prescribed form required under the Canadian Tax Act and any applicable provincial tax legislation.

Call Rights. MDA is of the view and has advised counsel that the Call Rights, the Exchange Right and the Voting Rights have only nominal value. The disposition by a holder of the Call Rights in consideration for the Voting Rights and the Exchange Right should, therefore, not result in any material Canadian federal income tax consequences. Such determinations of value are not binding on Revenue Canada and counsel can express no opinion on matters of factual determination such as this. If the Voting Rights or Exchange Right do have greater than nominal value and are properly viewed as being received by a holder of MDA Common Shares from Orbital in consideration for the Call Rights, a capital gain would arise in an amount equal to the fair market value of the Voting Rights and the Exchange Right and such holder will be deemed to have acquired such Voting Rights and such Exchange Right for a cost equal to their fair market value.

Dividends.   Dividends on Exchangeable Shares or  Orbital  Common
Shares  will  receive the following treatment under the  Canadian
Tax Act.

Exchangeable Shares. In the case of a shareholder who is an individual, dividends received or deemed to be received on the Exchangeable Shares will be included in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act, and accordingly, dividends received or deemed to be received on the Exchangeable Shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act applicable to certain corporations.

If the Support Agreement is deemed to be a "guarantee agreement" under the Canadian Tax Act and if Acquisition or any person with whom Acquisition does not deal at arm's length is a "specified financial institution" under the Canadian Tax Act at a point in time that a dividend is paid on an Exchangeable Share, then dividends received or deemed to be received by a shareholder that is a corporation will not be deductible in computing taxable income but will be fully includable in taxable income under
Part  I  of  the  Canadian Tax Act.  Such dividend  will  not  be subject to tax under Part IV of the Canadian Tax Act. A corporation will generally be a specified financial institution for these purposes if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, and corporations controlled by or related to such entities. Acquisition has informed counsel that it is of the view that neither it nor any person with whom it does not deal at arm's length is a specified financial institution at the current time but there can be no assurance that this status will not change prior to the time any dividend on an Exchangeable Share is received or deemed to be received by a corporate shareholder.

Subject to the foregoing, in the case of a shareholder that is a corporation, other than a "specified financial institution" as defined in the Canadian Tax Act, dividends received or deemed to be received on the Exchangeable Shares will normally be deductible in computing its taxable income.

A shareholder that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled directly or indirectly in any manner whatsoever by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

Orbital Common Shares. Dividends on Orbital Common Shares will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A corporation which is a shareholder will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. United States non-resident withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

Redemption or Exchange of Exchangeable Shares. On the redemption (including a retraction) of an Exchangeable Share by Acquisition for an Orbital Common Share, the holder of an Exchangeable Share will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at the time of the redemption of the Orbital Common Share received by the shareholder from Acquisition on the redemption plus the amount, if any, of all unpaid dividends on the Exchangeable Share) exceeds the paid-up capital at that time of the Exchangeable Share so redeemed. The amount of any such deemed dividend will be subject to the tax treatment accorded to dividends described above. On the redemption, the holder of an Exchangeable Share will also be considered to have disposed of the Exchangeable Share, but the amount of such deemed dividend will be excluded in computing the shareholder's proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition of the Exchangeable Share. In the case of a shareholder that is a corporation, it is possible that in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend and accordingly, such corporate shareholders should consult their own tax advisors for specific advice in these circumstances.

On the exchange of an Exchangeable Share by the holder thereof with Orbital for an Orbital Common Share pursuant to the Call Rights or the Exchange Right, the holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Exchangeable Share to the holder thereof. For these purposes, the proceeds of disposition will be the value of an Orbital Common Share at the time of exchange plus the amount of all unpaid dividends on the Exchangeable Share.

The cost of an Orbital Common Share received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of the Orbital Common Share at the time of such event.

If the holder of an Exchangeable Share is a corporation, or a partnership or a trust of which a corporation is a partner or beneficiary, as the case may be, the amount of any loss arising from a disposition or deemed disposition of an Exchangeable Share in certain circumstances may be reduced by the amount of dividends received or deemed to have been received by it on such share.

Because of the existence of the Call Right, a holder exercising the right of retraction in respect of an Exchangeable Share cannot control whether such holder will receive an Orbital Common Share by way of redemption of the Exchangeable Share by Acquisition or by way of purchase of the Exchangeable Share by Orbital. As described above, the Canadian federal income tax consequences of a redemption differ from those of a purchase. However, a holder who exercises the right of retraction will be notified if the Call Right will not be exercised by Orbital, and if such holder does not wish to proceed, such holder may cancel the notice of retraction and retain such holder's Exchangeable Share.

Dissenting MDA Shareholders. A holder of MDA Common Shares is permitted to dissent from the Arrangement in compliance with section 190 of the CBCA and the Interim Order. A MDA Shareholder who dissents from the Arrangement Resolution in compliance with section 190 of the CBCA will be entitled, in the event the Arrangement becomes effective, to be paid by MDA the fair value of the MDA Common Shares held by such shareholder determined at the appropriate date. See "Dissenting Rights." A Dissenting MDA Shareholder will be considered to receive a deemed dividend and to have disposed of the MDA Common Shares in accordance with the discussion above of the redemption of the Exchangeable Shares. Additional income tax considerations may be relevant to Dissenting MDA Shareholders who fail to perfect or withdraw their claims pursuant to the rights of dissent. Dissenting MDA Shareholders should consult their own tax advisors for specific advice in these circumstances.

Foreign Property. The Exchangeable Shares will be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. The Voting Rights and Exchange Right will be foreign property under the Canadian Tax Act. Orbital Common Shares will be foreign property under the Canadian Tax Act.

Qualified  Investments.   The Exchangeable  Shares  will  not  be
qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans and at the end of each month, such trusts will be liable to pay a tax under the Canadian Tax Act of 1% of the fair market value of the Exchangeable Shares. Orbital Common Shares will be qualified investments under the Canadian Tax Act for such plans as long as such shares remain listed on the NASDAQ (or are listed on certain other exchanges). The Voting Rights and Exchange Right will not be qualified investments under the Canadian Tax Act.

Holders of MDA Common Shares Not Resident in Canada

Generally, MDA Common Shares will not be taxable Canadian property provided that those shares are listed on a prescribed stock exchange in Canada, the holder does not use or hold, and is not deemed to use or hold, the MDA Common Shares in connection with carrying on a business in Canada and the holder, persons with whom such holder does not deal at arm's length, or the holder and such persons, has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of MDA at any time within five years preceding the date in question. The MDA Common Shares are currently listed on a prescribed stock exchange in Canada under the Canadian Tax Act. Such a holder of MDA Common Shares will not be subject to tax under the Canadian Tax Act on the exchange of MDA Common Shares.

Generally, the Exchangeable Shares will be taxable Canadian property, and on the redemption (including a retraction) of an Exchangeable Share by Acquisition for an Orbital Common Share, a non-resident holder of an Exchangeable Share will be considered to have received a deemed dividend and be considered to have disposed of the Exchangeable Share for proceeds of disposition in an amount as described above for residents of Canada. The amount of such deemed dividend will be subject to non-resident withholding tax under the Canadian Tax Act as described below, and Acquisition will require the non-resident holder to obtain a certificate pursuant to section 116 of the Canadian Tax Act as described below. On the exchange of an Exchangeable Share by the non-resident holder thereof with Orbital for an Orbital Common Share, the non-resident holder of an Exchangeable Share will be considered to have disposed of the Exchangeable Share for proceeds of disposition in an amount as described above for residents of Canada, and Orbital will require the non-resident holder to obtain a certificate pursuant to section 116 of the Canadian Tax Act as described below.

Orbital or Acquisition, as the case may be, will require the non-resident holder of the Exchangeable Shares to apply to Revenue Canada to obtain a certificate pursuant to section 116 of the Canadian Tax Act, specifying a certificate limit no less than the fair market value of the Orbital Common Shares immediately before the exchange or redemption, as the case may be. A certificate should generally be obtainable from Revenue Canada where the non-resident holder of Exchangeable Shares pays an amount on account of tax arising on a disposition or establishes that no tax is payable. Where no certificate is obtained by such non-resident holder or where a certificate is obtained specifying a certificate limit less than the fair market value of the Orbital Common Shares, Orbital or Acquisition will withhold and remit to Revenue Canada within 30 days after the end of the month in which Orbital or Acquisition acquires the Exchangeable Shares, as tax on behalf of the non-resident holder, 33J% of the amount by which the fair market value of the Orbital Common Shares exceeds the certificate limit specified in the certificate or if no certificate is obtained, 33J% of the fair market value of the Orbital Common Shares, and Acquisition or Orbital will deliver to the non-resident holder a reduced number of Orbital Common Shares to reflect such payment to Revenue Canada. Holders of such Exchangeable Shares may be exempt from liability to pay tax under the Canadian Tax Act by virtue of any applicable tax treaty between Canada and the country in which they are resident. For example, under the Canada-United States Income Tax Convention, a resident of the United States who has not been a resident of Canada at any time during the ten years immediately preceding the exchange of the Exchangeable Shares should generally be exempt from such tax under the Canadian Tax Act. However, such exemption will not relieve Acquisition or Orbital from their liability to withhold or remit amounts to Revenue Canada on account of tax where the non-resident holder has not provided the appropriate certificate as discussed above. Non-resident holders of Exchangeable Shares should consult their own tax advisors for specific advice in these circumstances.

Dividends paid or deemed to be paid on the Exchangeable Shares are subject to non-resident withholding tax under the Canadian
Tax Act at the rate of 25%, although such rate may be reduced under the provisions of an applicable income tax treaty. For example, under the Canada-United States Income Tax Convention, the rate is generally reduced to 15%.

A holder whose Exchangeable Shares are redeemed (either under Acquisition's redemption right or pursuant to the holder's retraction rights) will be deemed to receive a dividend as described above, which deemed dividend will be subject to withholding tax as described in the preceding paragraph.

MDA 1988 Optionholders

Pursuant to the Canadian Tax Act, a holder of each outstanding MDA 1988 Option which becomes a Replacement Option pursuant to the Plan of Arrangement will be deemed not to have disposed of the MDA 1988 Option and not to have acquired the Replacement Option, provided the value of the Replacement Option is no greater than the value of the MDA 1988 Option. Furthermore, the Replacement Option shall be deemed to be the same option as, and a continuation of, the MDA 1988 Option and Orbital shall be deemed to be the same corporation as, and a continuation of, MDA.

Dissenting MDA 1988 Optionholders. A holder of MDA 1988 Options is permitted to dissent from the Arrangement and shall be deemed, pursuant to the Plan of Arrangement and the Interim Order, to have exercised the MDA 1988 Options with respect to which he or she is exercising the dissent and the exercise price under each such MDA 1988 Option shall be deemed to be paid by set-off against the fair value paid for MDA Common Shares under such MDA 1988 Option, determined at the appropriate date. See "Dissenting Rights." A benefit (the "Benefit Amount") equal to the amount of such payment by MDA to the Dissenting MDA 1988 Optionholder will be deemed to have been received by the Dissenting MDA 1988 Optionholder because of his or her employment and will be added to the taxable income of such holder, and where the exercise price for the MDA Common Share under each such MDA 1988 Option was not less than the fair market value of the MDA Common Share at the time the agreement for the MDA 1988 Option was made, an amount equal to one fourth of the Benefit Amount may be deducted by the Dissenting MDA 1988 Optionholder for the purpose of computing taxable income. Where Dissenting MDA 1988 Optionholders are considered to have acquired MDA Common Shares under his or her MDA 1988 Option, Dissenting MDA 1988 Optionholders would also be considered to have received a deemed dividend. Dissenting MDA 1988 Optionholders should consult their own tax advisors for specific advice in these circumstances.

United States Federal Income Tax Considerations

In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, United States counsel to MDA, the following summarizes the principal U.S. federal income tax considerations arising from and relating to the Arrangement, including the receipt and ownership of Exchangeable Shares and Orbital Common Shares, that are generally applicable to MDA Shareholders that are U.S. citizens or residents, domestic corporations, domestic partnerships, and estates or trusts subject to U.S. federal income tax on their income regardless of source ("U.S. Holders") and to certain MDA Shareholders that are not U.S. Holders. This summary is intended for general information only. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder (including potential application of the alternative minimum tax) or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies, tax-exempt organizations, broker-dealers or U.S. Holders who received their MDA Common Shares as compensation), nor does it discuss any aspect of state, local or foreign tax laws. Additionally, the following summary is limited to U.S. Holders (i) who hold MDA Common Shares as "capital assets" within the meaning of section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code"), (ii) who will hold Exchangeable Shares and Orbital Common Shares as "capital assets," (iii) who do not actually or constructively own (and have not at any time in the preceding five-year period actually or constructively owned) 10% or more of the voting stock of MDA or Acquisition, as the case may be, and (iv) whose ownership, receipt and disposition of Exchangeable Shares and
Orbital   Common  Shares  is  not  attributable  to  a  permanent
establishment in Canada. The summary also does not discuss the federal income tax consequences of any transaction involving a Qualifying Holdco.

This summary is based on laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. In addition, U.S. Holders should note that there is no statutory, judicial, or administrative authority that directly addresses certain of the U.S. federal income tax consequences of the issuance and ownership of instruments and rights comparable to the Exchangeable Shares, the Voting Rights, the Exchange Right and the Call Rights. Consequently (as discussed more fully below), many aspects of the U.S. federal income tax treatment of the Arrangement, including the receipt, ownership and disposition of Exchangeable Shares, are uncertain. No advance income tax ruling has been sought or obtained from the Internal Revenue Service ("IRS") regarding the tax consequences of any of the transactions described herein. Accordingly, it is possible that the U.S. federal income tax consequences of the Arrangement and the holding and disposition of the Exchangeable Shares may differ from those described below.

U.S. HOLDERS AND NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT, INCLUDING THE RECEIPT AND OWNERSHIP OF EXCHANGEABLE SHARES OR ORBITAL COMMON SHARES.

Taxation of U.S. Holders

The Arrangement. Although the matter is not free from doubt, MDA and Orbital have been advised that there is a reasonable basis on which to conclude that the exchange of MDA Common Shares for Exchangeable Shares pursuant to the Arrangement will constitute a taxable transaction for U.S. federal income tax purposes, and MDA understands that Orbital intends to report the exchange in a manner consistent with the foregoing.

If the exchange is a taxable transaction:

(1) a U.S. Holder who receives Exchangeable Shares would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Exchangeable Shares received (together with cash received in lieu of fractional shares (if any)) and the adjusted basis of the MDA Common Shares surrendered in the exchange;

(2) such capital gain or loss would be long-term capital gain or loss if the MDA Common Shares exchanged have been held for more than one year at the time of the exchange and otherwise would be short-term capital gain or loss;

(3)  an exchanging U.S. Holder would take as its tax basis in the
     Exchangeable   Shares   the  fair  market   value   of   the
     Exchangeable Shares at the time of the exchange;

(4) the holding period of the Exchangeable Shares received by the U.S. Holder in the exchange would begin on the day after the U.S. Holder receives the Exchangeable Shares; and

(5) gain realized on the exchange of MDA Common Shares for Exchangeable Shares generally would be treated as U.S.
     source gain.

It is possible that the IRS may take the position that the receipt of Exchangeable Shares in exchange for MDA Common Shares is not a taxable event. In such case:

(1) a U.S. Holder generally would not recognize gain or loss on the receipt of the Exchangeable Shares; such a U.S. Holder would, however, be required to recognize gain to the extent of the receipt of cash in lieu of fractional shares (if any) and, possibly as discussed below, the value, if any, of the Voting Rights, Exchange Right and other rights under the Support Agreement;

(2) the tax basis of the Exchangeable Shares would be equal to the tax basis of the MDA Common Shares exchanged therefor
     (reduced by the tax basis allocated to fractional share interests); and

(3) the holding period of the Exchangeable Shares would include the holding period of the MDA Common Shares exchanged therefor.

The IRS may assert that the Exchangeable Shares and certain of the rights associated therewith constitute "offsetting positions" for purposes of the straddle rules set forth in section 1092 of the Code. In such case, the holding period of the Exchangeable Shares would not increase while held by a U.S. Holder, and interest incurred in carrying the Exchangeable Shares would not be deductible by a U.S. Holder.

MDA believes that the Voting Rights and the Exchange Right received and the Call Rights conveyed by MDA shareholders pursuant to the Combination Agreement and the Arrangement will have only nominal value and, therefore, that their receipt or conveyance will not result in any material U.S. federal income tax consequences. Further, the exchange of the Call Rights for the Voting Rights and the Exchange Right may not be taxable to such U.S. Holders because such U.S. Holders may be deemed to have granted a purchase option to Orbital, which is not generally treated as a taxable event for U.S. federal income tax purposes (although, under this approach, the value of the Voting Rights and the Exchange Right would be taken into account upon the exercise or lapse of the Call Rights). It is possible, however, that the IRS could take the position that the Voting Rights, the Exchange Right and the Call Rights have greater than nominal value and that the transfer or receipt of such rights is taxable. In such event, the receipt of the Voting Rights and the Exchange Right and the conveyance of the Call Rights could generate taxable gain or loss. Such gain or loss would generally be U.S. source short-term capital gain or loss, unless the IRS were to assert that the Voting Rights and the Exchange Right (or any other rights, such as the rights beneficially enjoyed by U.S. Holders under the Support Agreement) were transferred to the U.S. Holder by MDA, and not by Orbital, in consideration for a portion of the U.S. Holder's MDA Common Shares. In the latter case, any gain recognized by a U.S. Holder may be treated as ordinary income.

Distributions on the Exchangeable Shares. MDA understands that Orbital does not intend to pay dividends prior to the Automatic Redemption Date, and thus, no dividends would be payable with respect to the Exchangeable Shares. If any such dividends were paid, however, a U.S. Holder of Exchangeable Shares generally would be required to include in gross income as ordinary income any dividends paid on the Exchangeable Shares to the extent paid out of the earnings and profits of Acquisition, as determined under U.S. federal income tax principles. Distributions, if any, in excess of Acquisition's current or accumulated earnings and profits would constitute a non-taxable return of capital to a U.S. Holder to the extent of the U.S. Holder's basis in the Exchangeable Shares and would be applied against and reduce the basis in the Exchangeable Shares. To the extent that such distributions are in excess of a U.S. Holder's basis in the Exchangeable Shares, the distributions would constitute capital gain. It is possible that the IRS could take the position that Orbital's, rather than Acquisition's, earnings and profits should be taken into account in the foregoing calculations.

Based on the tax position that Orbital has advised MDA that it plans to take, any dividends paid on the Exchangeable Shares out of Acquisition's earnings and profits would be treated as foreign source dividend income and would generally not be eligible for the dividends received deduction allowed to corporation shareholders under the Code. It is possible, however, that the IRS could assert that such dividends constitute U.S. source income. Under the current Canada-United States Income Tax Convention, such distributions to U.S. Holders would be subject to Canadian withholding tax at a rate of 15% irrespective of any position that the IRS may take. See "Canadian Federal Income Tax Considerations - Holders of MDA Common Shares Not Resident In Canada," above. Subject to certain limitations of U.S. federal income tax law, a U.S. Holder should generally be entitled to either a credit against its U.S. federal income tax liability or a deduction in computing U.S. taxable income for Canadian income taxes withheld from distributions with respect to the Exchangeable Shares. The use of a credit may, however, be limited or precluded entirely if the U.S. Holder has no income that is treated as non U.S. source income for U.S. federal income tax purposes.

Exchange or Retraction of Exchangeable Shares. Although the matter is not free from doubt, MDA and Orbital have been advised that there is a reasonable basis on which to conclude that the exchange, retraction or redemption of the Exchangeable Shares for Orbital Common Shares will be treated as a taxable event for U.S. federal income tax purposes, and Orbital has advised MDA that it currently intends to take this position. If the exchange is a taxable event, and the U.S. Holder receives Orbital Common Shares from Orbital pursuant to the Call Rights:

(1) a U.S. Holder generally would recognize gain or loss equal to the difference between the fair market value of the Orbital Common Shares at the time of the exchange (together with cash equal to the Dividend Amount (if any) and cash in lieu of fractional shares (if any)) and the U.S. Holder's tax basis in the Exchangeable Shares;

(2) such gain or loss would generally be capital gain or loss, except that the IRS could assert that a holder must recognize amounts attributable to any declared but unpaid dividends on the Exchangeable Shares as ordinary income that may he treated as U.S. source income;

(3) any capital gain or loss would be long-term capital gain or loss if the Exchangeable Shares have been held for more than one year at the time of the exchange and otherwise would be short-term capital gain or loss;

(4)  the  U.S. Holder would take as its tax basis in the  Orbital
     Common  Shares  the fair market value of the Orbital  Common
     Shares at the time of the exchange;

(5) the holding period of the Orbital Common Shares received by the U.S. Holder in exchange would begin on the day after the U.S. Holder receives the Orbital Common Shares; and

(6) gain realized on the exchange of Exchangeable Shares for Orbital Common Shares generally will be treated as U.S.
     source gain.

If the receipt of Orbital Common Shares is effected through a retraction or redemption of Exchangeable Shares with respect to which Orbital does not exercise its overriding Call Right, and thus the Orbital Common Shares are distributed to a U.S. Holder directly by Acquisition, then if the retraction or redemption is treated as a taxable transaction, it will be treated as a taxable exchange of the Exchangeable Shares (treated for U.S. federal income tax purposes as described above) if the retraction (i) results in a "complete termination" of the U.S. Holder's stock interest in Acquisition under section 302(b)(3) of the Code, (ii) is "substantially disproportionate" with respect to the U.S. Holder under section 302(b)(2) of the Code, or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Holder under section 302(b)(1) of the Code. In determining whether any of these tests has been met, shares of stock considered to be owned by the U.S. Holder by reason of certain constructive ownership rules set forth in section 318 of the Code, as well as shares actually owned, generally must be taken into account. If a retraction or a redemption is treated as a taxable transaction but does not meet any of the tests described above, the cash and the fair market value of the Orbital Common Shares received by the U.S. Holder would generally be taxed as a dividend paid on the Exchangeable Share to the extent of Acquisition's (or, possibly, Orbital's) earnings and profits. See "Distributions on the Exchangeable Shares," above.

Irrespective of how the retraction or redemption is treated for U.S. federal income tax purposes, it will, as discussed above, be subject to Canadian withholding tax. See "Canadian Federal Income Tax Considerations - Holders of MDA Common Shares Not Resident in Canada," above. Any Canadian tax imposed on the exchange will be available as a credit against U.S. federal income taxes, subject to applicable limitations. For example, the use of such a credit may be limited or precluded entirely if the U.S. Holder has no income that is treated as non U.S. source income for U.S. federal tax purposes. A U.S. Holder that is ineligible for a foreign tax credit with respect to any Canadian tax paid, or who otherwise so chooses, may be entitled to a deduction therefor in computing U.S. taxable income.

It is possible that the exchange, or retraction or redemption of Exchangeable Common Shares for Orbital shares would be held to constitute a nonrecognition event. In such case:

(1) a U.S. Holder that exchanges its Exchangeable Shares for Orbital Common Shares generally would not recognize gain or loss on the receipt of the Orbital Common Shares;

(2) a U.S. Holder would, however be required to recognize gain to the extent of the receipt of cash in lieu of fractional shares (if any) exceeds the tax basis allocable thereto and income (which may be ordinary income) to the extent of cash equal to the Dividend Amount (if any);

(3) the tax basis of the Orbital Common Shares would be equal to the tax basis of the Exchangeable Shares exchanged therefor
     (reduced by the tax basis allocated to fractional share interests); and

(4) the holding period of the Orbital Common Shares would include the holding period of the Exchangeable Shares exchanged therefor.

Dissenting U.S. Holders. A U.S. Holder who exercises its right to dissent from the Arrangement will generally recognize U.S. gain or loss on the exchange of its MDA Common Shares for cash in an amount equal to the difference between the amount of cash received and its adjusted tax basis in the MDA Common Shares. Such gain or loss will be capital gain or loss if such shares have been held for more than one year at the time of the exchange and otherwise will be short-term capital gain or loss, and will generally be U.S. source.

Shareholders Not Resident in or Citizens of the United States

The  following  summary is applicable to a holder of  MDA  Common
Shares that is not a U.S. Holder ("non-U.S. Holder").

A non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the receipt of the Exchangeable Shares, the Voting Rights and the Exchange Right, on the sale or exchange of the Exchangeable Shares, or on the receipt or sale of the Orbital Common Shares unless such gain is effectively connected with the conduct by the non-U.S. Holder of a U.S. trade or business or, if a tax treaty applies, if the gain is attributable to a U.S. permanent establishment of the non-U.S. Holder.

If gain recognized by a non-U.S. Holder on the receipt of the Exchangeable Shares, on the sale or exchange of the Exchangeable Shares, or on the receipt or sale of the Orbital Common Shares, is effectively connected with a U.S. trade or business or is attributable to a permanent establishment in the United States, the non-U.S. Holder would be subject to U.S. federal income tax at the graduated rates that are applicable to U.S. citizens, resident aliens, and domestic corporations, and may be subject to withholding in certain circumstances. Non-U.S. Holders may be entitled to a limited foreign tax credit on non-U.S. source income that is effectively connected with a U.S. trade or business. In addition, if the non-U.S. Holder is a corporation, the branch profits tax also may apply.

MDA understands that Orbital does not intend to pay dividends prior to the Automatic Redemption Date and thus, no dividends
would  be  payable with respect to the Exchangeable Shares.   Any
dividends received by a non-U.S. Holder with respect to the Exchangeable Shares should not be subject to U.S. withholding tax, and MDA understands that it is not anticipated that Acquisition would withhold any amounts in respect of such tax from such dividends. The possibility exists, however, that the IRS may assert that U.S. withholding tax is payable with respect to dividends paid on the Exchangeable Shares to non-U.S. Holders. In such case, holders of Exchangeable Shares could be subject to U.S. withholding tax at a rate of 30%, which rate may be reduced by an applicable income tax treaty in effect between the United States and the non-U.S. Holder's country of residence (15% on dividends paid to residents of Canada). Dividends paid to a non-U.S. Holder that are effectively connected with the conduct of a trade or business in the United States are taxed at the graduated rates that are applicable to U.S. citizens, resident aliens, and domestic corporations, and are not subject to withholding if the non-U.S. holder gives an appropriate statement to the withholding agent in advance of the dividend payment. Such effectively connected dividends also may, under certain circumstances, be subject to an additional branch profits tax if the non-U.S. Holder is a corporation.

Dividends received by a non-U.S. Holder with respect to the Orbital Common Shares generally will be subject to U.S. withholding tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty (15% on dividends paid to residents of Canada). If the dividends are effectively connected with the conduct of a U.S. trade or business, they would be taxed at the graduated rates that are applicable to U.S. citizens, resident aliens, and domestic corporations, and would not be subject to withholding if the non-U.S. holder gives an appropriate statement to the withholding agent in advance of the dividend payment. A non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax on effectively connected dividends.

The Orbital Common Shares (and, possibly, the Exchangeable Shares or a portion thereof) will be deemed to be U.S. situs assets for purposes of the U.S. federal estate tax with the result that any such shares held by an individual non-U.S. Holder at the time of his or her death will be subject to the U.S. federal estate tax, except as may otherwise be provided by an applicable estate tax treaty with the U.S.

Information, Reporting and Backup Withholding

Information reporting to the IRS by paying agents and custodians located in the United States may be required with respect to amounts received on the disposition of Exchangeable Shares or Orbital Common Shares, or dividends paid on either of the foregoing. A U.S. Holder may be subject to backup withholding at the rate of 31% with respect to dividends paid by such persons, unless the holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Generally, dividends paid to non-U.S. Holders of the Orbital Common Shares that are subject to the 30% (or reduced treaty) rate of withholding tax will be exempt from backup withholding tax. Backup withholding is not an additional tax, and may be credited against the holder's federal income tax liability.


               INFORMATION CONCERNING ACQUISITION

Acquisition was incorporated under the CBCA on August 11, 1995 solely for the purpose of entering into the Combination Agreement and completing the transactions contemplated thereby, including the Arrangement. Acquisition has not carried on any material business or activities other than those relating to the Combination Agreement and the Arrangement. The registered and principal office of Acquisition is located at 44th Floor, 1 First Canadian Place, Toronto, Ontario, M5X 1B1. It is anticipated that immediately prior to the Effective Date, Acquisition will change its registered and principal office to 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3.

Acquisition is a wholly owned subsidiary of Orbital. Pursuant to the Arrangement, among other things, the authorized share capital of Acquisition will be amended to authorize an unlimited number of Exchangeable Shares and 10,000 Class B Preferred Shares; as a result of this amendment, Acquisition will have three classes of authorized share capital consisting of an unlimited number of common shares, an unlimited number of Exchangeable Shares and 10,000 Class B Preferred Shares. Pursuant to the Arrangement, the Exchangeable Shares will be issued to MDA Shareholders (other than Dissenting MDA Shareholders) and holders of shares of Qualifying Holdcos in exchange for the MDA Common Shares held by them or the Qualifying Holdcos, as the case may be. As a result, Acquisition will become the sole shareholder of MDA. The 10,000 Class B Preferred Shares will be issued to Canadian Imperial Bank of Commerce as partial payment for investment banking services rendered with respect to the Arrangement. All of the issued and outstanding common shares of Acquisition will be held by Orbital. In addition, pursuant to the Arrangement, the name of Acquisition will be changed to "MacDonald Dettwiler Holdings Inc." See "The Arrangement and The Combination Agreement - Plan of Arrangement."

The directors of Acquisition are David W. Thompson (President and
Chief   Executive  Officer  of  Orbital),  Ian  J.  Cowan  (Vice-
President, Lehman Brothers Canada Inc.) and Michael Gregory (Vice-
President,  Lehman  Brothers  Canada  Inc.).   The  officers   of
Acquisition  are  David  W.  Thompson,  President,   Carlton   B.
Crenshaw, Vice-President and Treasurer, and Leslie C. Seeman, Secretary, all of whom are also officers of Orbital.


                 INFORMATION CONCERNING ORBITAL

Background and Recent Acquisitions

Orbital  was incorporated under the laws of the State of Delaware
in   1987.   Its  headquarters  are  located  at  21700  Atlantic
Boulevard, Dulles, Virginia, 20166, U.S.A.

Orbital is a space technology company that designs, manufactures, operates and markets a broad range of space products and services that are grouped into three categories: Launch Systems, Space and Electronics Systems, and Communications and Information Systems. Launch Systems include space and suborbital launch vehicles; Space and Electronics Systems include satellites, spacecraft platforms, space sensors and instruments, and space payloads and experiments, as well as advanced avionics and data management systems; and Communications and Information Systems include satellite-based two-way mobile data communications systems, satellite-based navigation products and remote sensing systems, along with satellite tracking systems and environmental monitoring products.

Orbital's goal is to become a full-service space company by integrating its launch vehicles, satellites and other products into complete "turn-key" space systems and providing end-to-end satellite-based services for particular markets. Orbital's strategy is to exploit expanding opportunities to provide government, commercial and other customers with low-cost access to and operations in space. Essential elements of Orbital's strategy include investment of substantial private capital in the development of proprietary products; reduction of the time required for product development; formation of strategic business alliances to enhance Orbital's marketing, technical, manufacturing and financial capabilities; and establishment of vertically integrated manufacturing and testing capabilities. In addition, Orbital believes that its strategy of providing "turn-key" space systems, through the integration of lower-cost space launch vehicles with lower-cost smaller satellites and sensors and instruments, should stimulate the use of space products and services by private corporations, educational and research institutions and other non-traditional space customers including, ultimately, individual consumers.

An  important  element  of Orbital's strategy  to  integrate  its various products into complete "turn-key" systems is the acquisition of companies with product lines that complement or enhance Orbital's existing base of products, technology and services. Orbital acquired Space Data Corporation ("Space Data") in 1988, thereby expanding its product lines and increasing its vertical integration in production and testing. In September 1993, Orbital acquired all the assets of the Applied Sciences Operation, a division of The Perkin-Elmer Corporation ("ASO"). This operation designs, develops and produces satellite-borne scientific sensors for space and terrestrial research and in situ atmospheric monitoring equipment for human space flight programs. In August 1994 and December 1994, Orbital acquired Fairchild Space and Defense Corporation ("Fairchild") and Magellan Corporation ("Magellan"), respectively. The Fairchild acquisition has enhanced Orbital's satellite system and subsystem development and production capabilities and has expanded Orbital's existing product lines by adding various sophisticated electronics and defence products. Magellan designs, manufactures and markets hand-held receivers for Global Positioning System ("GPS") satellite-based navigation and positioning for commercial and consumer markets.

Orbital's customer base includes a wide range of U.S. governmental agencies, universities and commercial enterprises including NASA; the National Oceanic and Atmospheric Administration; various organizations within the U.S. Department of Defense ("DoD") including the U.S. Army, the U.S. Navy, the U.S. Air Force, ARPA and BMDO; ORBCOMM Global; John Hopkins University; and certain distributors of electronics and recreational equipment. Orbital's diversification and integration of space-based products and services is reflected in its revenue mix with 34%, 40% and 26% of its 1994 revenues derived from Launch Systems, Space and Electronics Systems and Communications and Information Systems, respectively. Orbital had revenues of approximately US$222 million for the year ended December 31, 1994. As of June 30, 1995, Orbital's total backlog, including firm orders of approximately US$495 million, was approximately US$1.3 billion.

Orbital has three wholly owned active subsidiaries -- Magellan, ORBIMAGE and Fairchild -- and owns 99.9% of the outstanding shares of ORBCOMM. Magellan, ORBIMAGE, Fairchild and ORBCOMM are each incorporated under the laws of the State of Delaware.

Description Of Orbital's Products And Services

The space products and services provided by Orbital are grouped into three categories: Launch Systems, Space and Electronics
Systems, and Communications and Information Systems.

Launch Systems

Orbital's Launch Systems Group's products include space and suborbital launch vehicles. Orbital also continues to explore new, longer-term research and development opportunities for more affordable and flexible space launch vehicles, such as the X-34 reusable launch vehicle described below.

Space  Launch  Vehicles.   A  space  launch  vehicle  launches  a
satellite into orbit around the Earth. Orbital's three space launch vehicles are the Pegasus launch vehicle, the Pegasus XL launch vehicle, and the Taurus launch vehicle.

Orbital's Pegasus vehicle is launched from beneath a modified large aircraft, such as a Lockheed L-1011, to deploy satellites up to 1,000 pounds into low-Earth orbit. Customers for Pegasus include the U.S. Air Force, NASA, BMDO, ORBCOMM Global and ARPA, as well as the Brazilian and Spanish space agencies. Through September 1995, Orbital has conducted a total of seven standard Pegasus missions, all of which were fully or partially successful. Whether a mission is fully or partially successful depends on the particular mission requirements designated by the customer. The modified Pegasus XL, developed to deploy heavier satellites into orbit, has had two unsuccessful flights, one occurring in June 1994 and the other occurring in June 1995. Orbital believes that it correctly identified and remedied the cause of the 1994 failure. Orbital believes it has identified the cause of the 1995 failure, which was not related to the anomalies observed in the first unsuccessful flight, and is implementing what it believes to be the necessary corrective actions. There can be no assurance, however, that the causes of the failures here been correctly identified or that they will be successfully corrected. In 1992, Orbital entered into a ten-year lease for a Lockheed L-1011 aircraft, which has been modified to enable it to launch both the Pegasus and Pegasus XL vehicles. There is no assurance that, in the event that the L-1011 were unavailable for any reason, another aircraft could be obtained on a timely or cost-effective basis.

The higher-capacity Taurus vehicle is a four-stage, ground-launched derivative of the Pegasus vehicle that can carry payloads  weighing  up  to 3,000 pounds to  low-Earth  orbit  and payloads weighing up to 800 pounds to geosynchronous orbit. Taurus is designed to be readily transported with a self-contained launch pad, including assembly and pre-flight equipment, so that launch from a variety of developed or remote locations can be achieved on short notice. In March 1994, Orbital successfully launched the first Taurus vehicle, deploying two satellites for ARPA.

Suborbital Launch Vehicles. Suborbital launch vehicles place payloads into a variety of high-altitude trajectories but, unlike space launch vehicles, do not place payloads into orbit around the Earth. Orbital's suborbital launch products include suborbital vehicles and their principal subsystems, payloads carried by such vehicles, and related launch support installations and systems used in their assembly and operation. Orbital offers its customers customized vehicle and payload design, manufacturing and integration, launch and mission support and tracking and recovery services, as well as construction and activation of launch pads and other infrastructure elements. Customers typically use Orbital's suborbital launch vehicles to launch scientific and other payloads and for defence-related applications such as target and interceptor experiments for anti-missile defence systems. The primary customers for Orbital's suborbital launch vehicles include the U.S. Army, the U.S. Navy and BMDO.

From January 1991 through September 1995, Orbital has conducted a total of 38 launches of suborbital vehicles, of which 34 have been fully or partially successful and four have been failures. While cutbacks in the DoD's budget and, in particular, those projects related to missile defence have resulted in decreased revenues attributable to suborbital launches, Orbital believes that increasing sophistication of missile technology and public concern over the United States' missile defence system will
continue   to  provide  opportunities  for  Orbital's  suborbital
program.

Reusable Launch Vehicles. A major reason for the high cost of access to space today using expendable launch vehicles is the fact that the entire launch vehicle, including expensive structures and electronics equipment, is expended during launch. Orbital is currently developing the X-34 partially reusable launch vehicle with the goal of significantly reducing the cost of access to space. Like Pegasus, the X-34 will be air-launched from a carrier aircraft. Although the X-34 upper stage will be expended during launch, the booster vehicle itself will return to Earth, to be refurbished and reused in subsequent launches. The X-34 is being designed to launch small 500 to 1,000-pound satellites to low-Earth orbit.

In March 1995, Orbital entered into a Cooperative Agreement with NASA to develop, construct, test and launch two X-34 reusable launch vehicles. At that time, Orbital and Rockwell International Corporation ("Rockwell") agreed to establish a joint venture, to be called American Space Lines ("ASL"), the terms of which are under negotiation, to develop, construct, test and operate two X-34 small reusable launch vehicles. Under the ASL joint venture, Orbital will be the prime contractor for the design and construction of the launch vehicle, and Rockwell will be a subcontractor for the design and construction of various subsystems, including the propulsion and thermal protection subsystems. There can be no assurance that Orbital and Rockwell will successfully conclude their negotiations to establish ASL.

Orbital estimates that the development, construction and initial testing of the first two X-34 vehicles will require a total investment of at least US$190 million. Under the Cooperative Agreement between Orbital (to be novated to ASL) and NASA, NASA will partially fund the project by providing approximately US$60 million in cash to ASL as specified performance milestones are met. NASA also is providing approximately US$10 million in funding NASA centres that will perform as subcontractors. Orbital and Rockwell are expected to fund the remaining costs of the X-34 program.

The Cooperative Agreement can be suspended or revoked by NASA or Orbital/ASL at any time, and there can be no assurance that NASA will continue to fund or support the project to the extent presently contemplated by the Cooperative Agreement. Development and construction of the X-34 is in a very early stage and the actual cost of the X-34 and the amount and structure of anticipated investment in ASL may vary significantly from current estimates. There can be no assurance that the funds expected to be committed by Orbital, Rockwell and NASA will be sufficient to finance the project, or that ASL will be able to raise the required capital if NASA exercises its right to suspend or revoke the Cooperative Agreement. In the event that ASL does not receive the necessary capital and Orbital and Rockwell decide not to go forward with the project, Orbital could be required to expense part or all of its expected investment in ASL.

Space and Electronics Systems

Orbital's Space and Electronics Systems Group's products include spacecraft systems and payloads, defence avionics and sensors.

The Space and Electronics Systems Group is responsible for the design, production and testing of small and medium class spacecraft for scientific, military and commercial applications. The small standard spacecraft platforms developed by Orbital, such as the PegaStar and the MicroStar, are designed to be launched by the Pegasus or Taurus launch vehicle. The PegaStar spacecraft platform is a general purpose spacecraft that has successfully performed one mission for the U.S. Air Force measuring space radiation. It is also planned to be used for Orbital's SeaStar ocean environmental monitoring satellite system. Orbital's MicroStar spacecraft platform is designed for use in the ORBCOMM System and also for a variety of small space science and remote sensing projects, including some of those being pursued by Orbital's wholly owned subsidiary, ORBIMAGE. In April 1995, the first three MicroStar spacecraft were deployed, two for the ORBCOMM System, and the other to monitor lightning and severe weather patterns for NASA.

Orbital's medium class satellites, such as TOPEX/Poseidon, NASA's Upper Atmosphere Research Satellite, Landsat 4 and Landsat 5 have been in space for several years, and are used to gather various scientific data, such as ocean topography and ultraviolet sources outside the galaxy. In August 1995, Orbital was selected to become the spacecraft supplier to Johns Hopkins University, which is leading NASA's Far Ultraviolet Spectroscopy Explorer (FUSE) program to measure far ultraviolet radiation. The FUSE spacecraft is presently scheduled for launch in 1998.

Orbital develops, manufactures and markets avionics, advanced electronics and data management systems for aircraft flight operations and ground support. These systems collect, process and store mission-critical data for, among other things, mission planning and flight operations, and manage on-board equipment for strategic tactical military aircraft, helicopters, satellites and surface vehicles. The primary customers for data management systems are the U.S. Navy, the U.S. Air Force, various DoD prime contractors and foreign governments. Orbital is the leading supplier of certain avionics systems and products, including mission data loaders for the U.S. Navy, and data transfer equipment and digital terrain systems for the U.S. Air Force. In addition, Orbital provides stores management systems, including weapons arming and firing functions for use on tactical aircraft and helicopters. The avionics systems and products are deployed on a number of aircraft, including the F-14, F-15, F-16, F-22 and the LAMPS Helicopter.

Orbital's satellite-borne scientific sensors and instruments include atmospheric ozone monitoring instruments and environmental sensors. The Total Ozone Mapping Spectrometer ("TOMS") instrument was produced by Orbital to be launched on a Pegasus vehicle for NASA. TOMS will measure ozone concentrations around the world for the purpose of monitoring the effect of man-made chemicals and atmospheric conditions on the ozone layer. In addition, Orbital is currently developing and producing various in situ monitoring products for space and defence applications. These products include the Atmospheric Composition Monitoring Assembly, being developed under a contract with The Boeing Company, that will measure various atmospheric gases in the crew's living quarters on the Space Station for the purpose of ensuring a healthy living environment for astronauts. Orbital also produces the Central Atmospheric Monitoring System for the U.S. Navy for use on submarines.

Communications and Information Systems

Orbital's Communications and Information Systems include planned and operational products and services provided by Orbital's Magellan, ORBCOMM and ORBIMAGE subsidiaries. Magellan manufactures GPS satellite-based navigation and positioning products for commercial and consumer markets including marine and aviation applications, outdoor recreational users such as hunters and hikers, professional users such as geologists, geographers, surveyors, natural resource managers and contractors and, to a lesser extent, the U.S. Government. ORBCOMM and ORBIMAGE are developing satellite-based services to address the expanding market for global two-way data communications and information derived from remote sensing of the atmosphere, oceans and land surfaces. Orbital believes that the ORBCOMM and ORBIMAGE systems will require significant capital investments. Although Orbital believes the long-term profit potential of such service businesses developed and supported by Orbital's proprietary product technologies is significant, there can be no assurance that Orbital will be able to successfully develop these businesses.

Satellite-Based Navigation and Positioning Products. Orbital's Magellan subsidiary designs, manufactures and markets hand-held GPS receivers that provide users with precise positioning and navigation information for a broad range of personal and professional activities including marine navigation, outdoor recreation (hiking and hunting), surveying and general aviation. Magellan focuses its research, design and engineering activities on the development of GPS receivers that are reliable, portable, easy-to-use and affordable, recently targeting the growing recreational market. Magellan is also expected to be a significant supplier of personal communicators for the ORBCOMM System.

In   addition,  Orbital's  Germantown  operations  produce   data
management systems that have been applied to the design, development and manufacture of "intelligent transportation systems," primarily for metropolitan transit operators, that provide GPS-based location of vehicles and allow for communications and schedule management.

ORBCOMM System. The ORBCOMM System is designed to provide virtually continuous mobile data communications coverage over much of the Earth's surface. Under this design, subscribers will be able to use inexpensive, pocket-sized personal communicators to send and receive short messages, emergency alerts and other critical information, and to use the position-determining capability of the communicators to obtain data concerning the location and condition of automobiles, trucks, shipping vessels and other valuable assets. Orbital expects that the ability to send and receive other short messages and data without the geographic limitations of existing data communications systems will stimulate the growth of new markets for satellite-based data communications and will be used to supplement terrestrial communications systems by providing relatively low-cost coverage in areas outside the range of these systems.

The ORBCOMM System design consists of a constellation of small low-Earth orbit satellites, a satellite control centre operating and positioning the satellites, network control centres controlling the flow of information through the system, local ground stations sending and receiving signals between the network control centres and nearby satellites, and the mobile communicators used by subscribers to transmit and receive messages to and from nearby satellites. In April 1995, Orbital successfully launched the first two satellites that will comprise the ORBCOMM System constellation. After working through certain anomalies that were initially observed on these two spacecraft, the satellites have validated a number of technical capabilities of the ORBCOMM System. ORBCOMM Global is presently involving in beta testing the ORBCOMM System, and has successfully used the ORBCOMM System to transmit data messages.

Orbital expects that, using at least 26 satellites and appropriately located gateway Earth stations, the ORBCOMM System will provide communications availability generally exceeding 95% during each 24-hour period in the United States and other temperate zones in the Northern and Southern hemispheres and exceeding 75% of each 24-hour period in the equatorial region. Equatorial region availability could be improved to generally exceed 90% with an additional plane of eight satellites. Outages will be dispersed in brief intervals over the 24-hour period, thereby minimizing the effect of any unavailability of the system. The ORBCOMM System will only be available in areas where appropriate licenses have been obtained and generally only where there is a proximate gateway Earth station and network control centre.

The ORBCOMM System is being constructed and implemented in two phases: the ORBCOMM Phase 1 System, consisting of the satellite control centre, the United States network control centre, four United States gateway Earth Stations and two MicroStar satellites; and the ORBCOMM Phase 2 System, consisting of up to an additional 34 MicroStar satellites. The ORBCOMM Phase 1 System satellites were launched in April 1995, and Phase 1 has been substantially completed. Subject to the ability of ORBCOMM Global to secure sufficient financing and completion of satellite development and production in accordance with current schedules, Orbital believes that the ORBCOMM Phase 2 System could be fully operational in late 1997.

Development and Financing. Effective June 30, 1993, ORBCOMM and Teleglobe Mobile formed a partnership, ORBCOMM Global, for the design, development, construction, testing and operation of the ORBCOMM System, and formed two marketing partnerships to market the ORBCOMM System in the United States and internationally. ORBCOMM USA, L.P. ("ORBCOMM USA") and ORBCOMM International Partners, L.P. ("ORBCOMM International, " and together with ORBCOMM USA, the "Marketing Partnerships") each has the exclusive right to market the ORBCOMM System in the United States and internationally, respectively. Also effective June 30, 1993, Orbital entered into an arm's length agreement with ORBCOMM
Global pursuant to which Orbital had responsibility for the overall design, development and integration of the ORBCOMM System (the "System Agreement"). The System Agreement was replaced by the ORBCOMM System Procurement Agreement between ORBCOMM Global and Orbital, dated September 12, 1995 (the "Procurement Agreement").

The Phase 1 System was designed, constructed and implemented pursuant to the System Agreement. The Procurement Agreement provides that Orbital will, among other things, construct and launch 24 satellites, and construct an additional 10 satellites, for the ORBCOMM Phase 2 System. Under the Procurement Agreement, Orbital is providing satellites and launch services and the remaining work to be done on the U.S. satellite control centre and U.S. gateway Earth stations on a fixed-price basis.

Construction and implementation of the ORBCOMM Phase 1 System in the United States cost approximately US$65 million, with US$55 million and US$10 million contributed by Orbital (through ORBCOMM) and Teleglobe Mobile, respectively. Teleglobe Mobile and Orbital (through ORBCOMM) are obligated to increase each of their aggregate investment in ORBCOMM Global to US$85 million and US$75 million, respectively.


Under ORBCOMM Global's partnership agreement, action by the partnership generally requires the approval of general partners holding a majority of the participating interests (i.e., interests participating in profits and losses). Each of ORBCOMM and Teleglobe Mobile is a general partner of ORBCOMM Global and holds 50% of the participating interests in ORBCOMM Global, with the result that the approval of both Orbital and Teleglobe Mobile is necessary for ORBCOMM Global to act. ORBCOMM holds directly and indirectly a 51% participating interest in ORBCOMM USA and Teleglobe Mobile holds directly and indirectly a 51% participating interest in ORBCOMM International, with the result that ORBCOMM acting alone generally controls the operation of ORBCOMM USA, and Teleglobe Mobile acting alone generally controls the operation of ORBCOMM International.

Although construction of the ORBCOMM Phase 1 System is substantially completed, development and construction of the ORBCOMM Phase 2 System is in an early stage and the actual cost of the system, schedule and the amount and structure of the anticipated investment in ORBCOMM Global may vary significantly from current estimates. Orbital expects that design, construction and implementation in the United States of the ORBCOMM Phase 2 System will require total capital of approximately US$160 million, bringing the total estimated required capital for the ORBCOMM System to approximately US$235 million. ORBCOMM Global may seek additional equity contributions and/or bank or other debt financing. ORBCOMM Global has already obtained asset-based financing of US$5 million to fund a portion of its development and startup costs for the ORBCOMM Phase 2 System. Orbital has guaranteed ORBCOMM Global's outstanding indebtedness, and Orbital or Teleglobe may be required to guarantee or provide credit support in connection with additional indebtedness incurred by ORBCOMM Global. Teleglobe Mobile has obtained a US$44 million commitment from Technologies Resources Industries Bhd., a Malaysian telecommunications company, to acquire up to 30% of Teleglobe Mobile's interest in ORBCOMM Global. Orbital has been informed that Teleglobe Mobile may seek additional investors to participate in its investment in ORBCOMM Global.

In the event that ORBCOMM Global does not otherwise receive the necessary capital, implementation and commercial development of the ORBCOMM System may be delayed, significantly restricted or possibly abandoned, and Orbital could be required to expense part or all of its investment in the ORBCOMM System. In addition, start-up of the ORBCOMM System will produce significant ORBCOMM Global operating losses for several years. Even if the ORBCOMM System is fully implemented, there can be no assurance that an adequate market will develop for ORBCOMM System services, that ORBCOMM Global will achieve profitable operations or that Orbital will recover any of its past or anticipated investment in the ORBCOMM System. Because Orbital has a 50% participating interest in ORBCOMM Global, Orbital expects to recognize its pro rata share of ORBCOMM Global profits and losses.

Regulatory Approvals. In October 1994, ORBCOMM became the first company to be awarded full U.S. Federal Communication Commission ("FCC") authority to construct, launch and operate a low-Earth orbit satellite-based messaging and data communications network in the United States. This license, which provides that the ORBCOMM System must be constructed within six years from the date the license was granted, extends for a period of ten years from the date the first ORBCOMM System satellite became operational. At the end of the seventh year of the ten-year term, a renewal application must be filed with the FCC. ORBCOMM has retained control over applicable FCC licences consistent with FCC regulations. As with any such license, the ORBCOMM System license may be revoked and a license renewal application may be denied for cause. In late 1994, two other applicants for FCC licenses similar to that awarded to ORBCOMM petitioned the FCC to reconsider the grant of the license to ORBCOMM. ORBCOMM has opposed the petitions, which Orbital and ORBCOMM believe are without merit. In addition, for the ORBCOMM System to be operated in other countries throughout the world, Orbital or the foreign licensees must obtain from the appropriate foreign regulatory bodies authority to do so. Orbital anticipates that the cost of these activities will be borne primarily by foreign licensees. ORBCOMM International has entered into preliminary agreements with 19 candidate licensees serving 66 countries to seek such licenses and to initiate country-specific market development in such countries. There can be no assurance that Orbital or foreign licensees will be granted all licenses or approvals necessary to operate the ORBCOMM System in any other country.

ORBIMAGE Remote Sensing and Imaging Systems. Orbital, primarily through ORBIMAGE, is currently seeking to develop and market a broad range of information services to identify and monitor global environmental changes and to collect and disseminate other remote sensing information. Small Earth-viewing satellites and related sensors and instruments to be placed in relatively low orbits are expected to offer cost-efficient data collection, daily global coverage and high-resolution imaging services for government and commercial uses.

In April 1995, ORBIMAGE's first MicroStar satellite was successfully launched to monitor lightning and severe weather patterns for NASA. In March 1991, Orbital entered into a contract with NASA to provide worldwide, daily ocean imagery using Orbital's SeaStar environmental monitoring satellite system, based on the PegaStar spacecraft. Orbital plans to develop, produce, launch and operate the SeaStar system to deliver high-quality multi-spectral ocean imagery for up to five years, currently scheduled to commence during 1996. In addition to providing unprocessed real-time ocean data to NASA, Orbital plans to process and package the data received from SeaStar and to use value-added resellers and other marketing agents to sell the SeaStar data to other U.S. Government users and to potential domestic and international customers such as commercial fishermen, oil and gas companies, ocean transportation companies and oceanographers.

ORBIMAGE is developing and marketing other small satellite-based Earth observation, remote sensing and environmental monitoring services using, among other things, Orbital's PegaStar and MicroStar spacecraft platforms, Pegasus and Taurus launch vehicles, space sensors and instruments and other space products. Services to be provided by ORBIMAGE could include high-resolution optical imaging of land surfaces for geographic information services, mapping and news-gathering, sensing of ocean and atmospheric conditions and measuring of ozone and other gaseous concentrations in the atmosphere. ORBIMAGE is currently exploring potential strategic arrangements for the development of several remote sensing businesses, with Orbital providing launch services, spacecraft and other related products. There can be no assurance that ORBIMAGE will be able to conclude such strategic arrangements or develop profitable commercial Earth observation, remote sensing or environmental monitoring businesses.

Satellite Tracking Systems. Orbital's ground tracking systems, installed at approximately 70 sites around the world, consist of meteorological and satellite tracking and telemetry stations that are used to collect weather data and to communicate with and control orbiting spacecraft. Orbital's current customers for satellite tracking systems include Lockheed Martin Corporation ("Lockheed Martin"), ORBCOMM and Orbital's SeaStar project. As a result of the Arrangement, Orbital is exploring the feasibility of combining its satellite tracking systems operations with those of MDA.

Competition

Orbital believes that competition for sales of its products and services is based on price, performance and other technical features, reliability, scheduling and customization.

The primary competition to the Pegasus and Taurus vehicles is expected to come from the smaller and larger classes, respectively, of LLV launch vehicles currently being developed by Lockheed Martin. The LLV had an unsuccessful first flight in August 1995. Direct competition to the Taurus vehicle also comes from EER Systems' Conestoga launch vehicle. Potential competition to the Pegasus may come from launch systems derived from surplus ballistic missiles that could be made available by the U.S. Government and various foreign governments including Russia. In addition, the X-34 reusable launch vehicle is expected to compete with, and eventually replace, the Pegasus. Competition for Taurus could also come from surplus Titan II launch vehicles, although Titan II production has been discontinued and only a limited inventory remains. Indirect competition to the Pegasus and Taurus vehicles also exists in the form of secondary or "piggyback" payload capacity on large boosters such as Ariane, Titan, Long March and Proton launch vehicles. While secondary payloads offer a low-cost method of launching satellites in some cases, the secondary status of the payload often requires customers to accept less desirable orbits, "standby" launch scheduling and potentially more complicated and costly payload integration procedures.

Orbital's  suborbital  launch vehicles,  spacecraft  systems  and payloads, satellite-based services and space support products compete with products and services produced or provided by numerous companies and government entities. Orbital's airborne and ground-based electronics, data management systems and defence-
oriented   avionics  products  face  competition   from   several
established   manufacturers.    Orbital's   space   sensors   and
instruments  face  competition from a  number  of  companies  and
university   research  laboratories  capable  of  designing   and
producing space instruments.

The ORBCOMM System will face direct and indirect competition from numerous existing and potential alternative communication products and services from various large and small companies, ranging from one-way tower-based data and messaging services to sophisticated two-way satellite-based data and voice communications services. Depending on the requirement of the specific market, the ORBCOMM System may both compete with and complement existing services such as one-way and two-way paging, cellular data, specialized mobile radio and private networks. ORBIMAGE may face competition from private and U.S. government entities that provide satellite-based and other land imaging, environmental monitoring and atmospheric sensing products. GPS satellite-based navigation and positioning products manufactured by Magellan face competition from several other producers of GPS receivers, such as Garmin International and Trimble Navigation Ltd. Orbital believes that Magellan's success will depend on its ability to continue to develop new lower-cost and enhanced performance products and to enter into and develop new markets for GPS receivers.

Many of Orbital's competitors are larger and have substantially greater resources than Orbital. Furthermore, the possibility exists that other domestic or foreign companies or governments, some with greater experience in the space industry and greater financial resources than Orbital, will seek to produce products or services that compete with those of Orbital, including the Pegasus and Taurus launch vehicles, various suborbital launch vehicles, PegaStar, MicroStar and other satellite systems, GPS receivers and ORBCOMM and other satellite services. Any such foreign competitor could benefit from subsidies from, or other protective measures by, its home country. In addition, in response to reductions in the U.S. defence budget, Orbital may face competition from companies, such as missile manufacturers, that could attempt to adapt existing or future products for non-defence, space or suborbital launch applications.

Research and Development

Orbital believes that its future success will depend in part on its ability to continue to conceive and develop new products and services and enhance existing products on a more rapid and less expensive basis than its competitors. Accordingly, Orbital expects to continue to invest in product-related research and development, to conceive and develop new products and services, to enhance existing products and to seek customer and strategic partner investments in these products. These strategic relationships have included, and may include in the future, joint development arrangements, joint venture investments and acquisitions of strategic product lines and businesses.

Orbital's research and development expenses, excluding direct customer-funded development, were approximately US$8.8 million for the six months ended June 30, 1995 and approximately US$14.4 million, US$14.9 million, and US$10.6 million for the years ended December 31, 1994, 1993 and 1992, respectively. Orbital's research and development expenses during 1995 have been and will be primarily for new or modified launch systems, spacecraft programs, including possible ORBIMAGE projects, and satellite-based navigation and positioning products.

Backlog and Contracts

Orbital's firm backlog at June 30, 1995 and 1994 was approximately US$495 million and US$256 million, respectively. As of June 30, 1995, approximately 60% of Orbital's backlog was with the U.S. Government and its agencies or from subcontracts with the U.S. Government's prime contractors. Backlog consists of aggregate contract values for firm product orders, excluding the portion previously included in operating revenues on the basis of percentage of completion accounting, and including government contracts awarded but not signed and orders not yet funded in the amounts of approximately US$140 million as of
June 30, 1995. Approximately US$385 million of backlog at June 30, 1995 is currently scheduled to be performed beyond 1995. Backlog excludes unexercised contract options having an aggregate potential contract value at June 30, 1995 of approximately US$795 million.

A substantial portion of Orbital's revenues have been generated primarily under fixed-price incentive fee, firm fixed-price and cost-plus-fee U.S. government contracts. Fixed-price incentive fee contracts are long-term contracts with specified cost, profit and price targets. To the extent a contractor incurs less costs than targeted, the contractor's profit will be increased based on contractual incentives. In this manner, the contractor is encouraged to keep costs at a minimum and, as a reward, realizes additional profit. The U.S. Government, by virtue of the contractor's reduced costs, offset in part by increased profit, realizes a reduced price for the product or service. Firm-fixed-price contracts are long-term contracts with fixed stated prices. The contractor bears the burden of cost increases and realizes the reward of cost savings. Cost-plus-fee contracts, which include cost-reimbursable contracts, cost-plus-fixed-fee contracts, cost-plus-award-fee contracts and cost-plus-incentive-fee contracts, are long-term contracts that reimburse a contractor for all costs incurred in the performance of the contract with various contractual fee arrangements, including fixed fees, award fees based on specific contractor performance, and incentive fees based on contractor cost performance.

Orbital uses the percentage of completion method of accounting, whereby revenue is recognized based on actual costs incurred in relation to total estimated costs to complete the contract or based on specific delivery terms and conditions, with incentive and award amounts included in revenue or expense based on ongoing estimates of expected incentive or award fees. Unforeseen events and circumstances can alter Orbital's estimate of the costs associated with a particular contract and any related profit or incentive or award fee. To the extent cost overruns cannot be passed on to Orbital's customers, they could materially adversely affect Orbital's results of operations.

All of Orbital's U.S. Government contracts and, in general, its subcontracts with the U.S. Government's prime contractors, provide that such contracts may be terminated at will by the U.S. Government or the prime contractor, respectively. Furthermore, any of these contracts may become subject to a government-issued stop work order under which Orbital is required to suspend production. In the event of a termination at will, Orbital is normally entitled to the purchase price for delivered items, reimbursement for allowable costs for work in process, and an allowance for reasonable profit thereon or adjustment for loss if completion of performance would have resulted in a loss. Orbital has experienced several contract suspensions and terminations in the past, and there can be no assurance that such terminations or stop work orders will not occur in the future.

During 1994, 1993 and 1992, approximately 60%, 70% and 80%, respectively, of Orbital's total annual revenues were derived from contracts with the U.S. Government and its agencies or from subcontracts with the U.S. Government's prime contractors. Orbital's government contracts are subject to regular audit and periodic reviews and may be modified, increased, reduced or terminated in the event of changes in government requirements or policies, Congressional appropriations and program progress and scheduling. Orbital believes that any adjustments likely to result from pending inquiries or audits of its contracts will not have a material adverse impact on Orbital's financial condition or results of operation. Since Orbital's inception, it has not experienced any material adjustments as a result of any such inquiries or audits. U.S. Government curtailment of expenditures for space research and development and related products and services could have a material adverse effect on Orbital's revenues and results of operations.

Properties

In 1993, Orbital entered into a 12-year lease agreement for approximately 100,000 square feet of office and engineering space in Dulles, Virginia, which serves as its corporate headquarters. In 1994, Orbital completed construction of an approximately 30,000 square-foot satellite engineering and manufacturing facility on land adjacent to the Dulles office facility. Orbital also leases approximately 320,000 square feet of office, engineering and manufacturing space in Germantown, Maryland; 312,000 square feet of office, engineering and manufacturing space in Chandler, Arizona; approximately 135,000 square feet of office, engineering and manufacturing space in Pomona,
California; approximately 40,000 square feet of office, engineering and manufacturing space in San Dimas, California; and approximately 25,000 square feet of manufacturing space in Mexicali, Mexico. Orbital leases other small facilities or offices in Huntsville, Alabama; Edwards Air Force Base, California; Vandenberg Air Force Base, California; and Greenbelt, Maryland. Although completion of Orbital's existing and pending contracts may in the future require additional manufacturing capacity, Orbital believes that its existing facilities are adequate for its near- and medium-term requirements.

Environmental Regulation

Orbital's operations are subject to a variety of Federal, state and local environmental regulations, including laws regulating air and water quality and hazardous materials and regulations implementing those laws. Orbital is one of several potentially responsible parties involved in a California mandated clean-up of a manufacturing facility near Salinas, California. Through June 30, 1995, Orbital and two other potentially responsible parties have shared certain investigation and monitoring costs, resulting in total Orbital expenditures after insurance recoveries of approximately US$85,000. Orbital does not believe that its total exposure in this clean-up, or that other compliance by it with applicable environmental regulations, will have a material adverse effect on its operations.

Insurance

Orbital maintains a US$100 million aviation products liability policy that insures Orbital against certain liabilities to third parties that might arise in connection with the production or operation of a number of its products and generally purchases launch liability insurance with respect to certain liabilities to third parties that might arise in connection with a launch. Orbital also maintains a commercial general liability umbrella policy of US$50 million to insure Orbital against any third party claims associated with its manufacturing or business ventures. In addition, under certain of its government contracts, Orbital is indemnified by the U.S. Government against certain potential third-party liabilities resulting from launch or operation of space launch vehicles and for commercial launches is indemnified against certain of such liabilities under launch licenses with the U.S. Department of Transportation. In circumstances in which Orbital has provided mission success warranties, depending on an assessment of its exposure and the availability and pricing of insurance, Orbital generally seeks to purchase mission success insurance, which provides coverage with respect to contract losses in the event its launch vehicles or other products fail to perform and the mission is not completed successfully. Orbital separately maintains both property (aircraft hull) and liability insurance on the Lockheed L-1011 aircraft it is currently leasing for its Pegasus program.

Orbital reviews its insurance coverage from time to time and considers changes to its insurance coverage in response to the introduction and operation of new products. The insurance carried by Orbital and its indemnity rights against the U.S. Government and other parties do not extend to all of Orbital's products and services, may not cover all potential risks and may not be effective to protect Orbital against all potential claims or losses. In addition, there can be no assurance that mission success insurance will be available at premium levels that in Orbital's judgment justify purchase of such insurance or that such insurance will be available in all instances in which Orbital has provided mission success warranties.

Litigation

To its knowledge, Orbital is not a party to any legal proceeding, the outcome of which would materially impact its business or operations.

Management's  Discussion and Analysis of Financial Condition  and
Results of Operations

Overview

A significant portion of Orbital's revenues are generated under fixed-price incentive fee, firm fixed-price, and cost-plus-fee contracts with various agencies of the U.S. Government, including NASA, the U.S. Air Force, ARPA, the U.S. Army, the U.S. Navy and BMDO. Orbital recognizes revenues using the percentage of completion method of accounting, whereby revenue is recognized based on actual costs incurred in relation to total estimated costs to complete the contract or based on specific delivery terms and conditions. In the case of fixed-price incentive fee contracts, the final revenue amount can be increased or decreased in accordance with cost incentive provisions that measure actual financial performance against established targets. The incentive fee is included in revenue at the time the amount of such fee can reasonably be determined. In the case of cost-plus award fee contracts, revenues are recognized to the extent of costs incurred plus a proportionate amount of a base fee fixed at the inception of the contract, if any. The award fee is included in revenue as work is performed based on Orbital's on-going estimates of the amount of the fee to be awarded. To the extent that estimated costs of completion are adjusted, revenue recognized from a particular contract will be affected in the period of the adjustment.

Orbital is accounting for its investment in ORBCOMM Global using the equity method of accounting and will continue to use the equity method as long as Orbital's interest in the profits and losses of ORBCOMM Global does not exceed the current 50%. In accordance with the equity method of accounting, Orbital consolidates 100% of the revenues earned and costs incurred pursuant to the System Agreement and Procurement Agreement. See "Information on Orbital - Communications and Information Systems
- Development and Financing." Orbital also recognizes as equity in earnings (losses) of affiliates its pro rata share of ORBCOMM Global's profits and losses. During construction of the ORBCOMM System, ORBCOMM Global is capitalizing substantially all system construction costs, including amounts paid under the System Agreement and Procurement Agreement. To the extent ORBCOMM Global capitalizes its purchases under these agreements, Orbital eliminates as equity in earnings (losses) of affiliates 50% of Orbital's profits and losses thereunder.

Orbital acquired Magellan on December 28, 1994, in a transaction accounted for as a pooling of interests. Orbital's historical financial information has been restated to effect the pooling of interests with Magellan as of the earliest period presented. On August 11, 1994, Orbital acquired Fairchild, a subsidiary of Matra Aerospace, Inc., in a transaction accounted for as a purchase business combination. Fairchild's results of operations for the nineteen-week period ended December 31, 1994 have been included in Orbital's consolidated results of operations for the year ended December 31, 1994. Orbital acquired ASO on September 17, 1993, in a transaction accounted for as a purchase business combination. ASO's results of operations for the fourteen-week period ended December 31, 1993 have been included in Orbital's consolidated results of operations for the year ended December 31, 1993.

Adoption of New Accounting Standard

The Financial Accounting Standards Board recently issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121") which (i) requires that long-lived assets "to be held and used" be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, (ii) requires that long-lived assets "to be disposed of" be reported at the lower of carrying amount or fair value less cost to sell, and (iii) provides guidelines and procedures for measuring an impairment loss that are significantly different from existing guidelines and procedures.

Orbital adopted the provisions of SFAS 121 during the quarter ended June 30, 1995. As a result, as of January 1, 1995 Orbital recorded a cumulative adjustment for a change in accounting principle of approximately US$4.2 million related to the impairment in the carrying amount of certain assets to be disposed of that supported its orbit transfer vehicle product line.

The following table shows Orbital's revenues, gross profit and gross profit margin, by major product category, for each of the three years ended December 31, 1992, 1993 and 1994.

OMITTED: See Management's Discussion and Analysis in the Company's Annual Report on Form 10-K filed with the SEC on March 29, 1995.


Results  of Operations for the Six-Month Periods Ended  June  30,
1995 and 1994

Revenues.   Orbital's  revenues for the six-month  periods  ended
June  30,  1995  and 1994 were US$132,930,000 and  US$98,675,000, respectively.

Space launch vehicle revenues were US$11,965,000 and US$29,762,000 for the six-month periods ended June 30, 1995 and 1994, respectively. The significant decrease in revenues during the periods is attributable primarily to the continuing effects of production delays caused by Orbital's failed first launch of its new Pegasus XL launch vehicle in June 1994, and was impacted to some extent by the failed second launch of the Pegasus XL in June 1995. Orbital expects revenues during the rest of 1995 to be less than 1994 as a result of the ongoing failure review process and resulting schedule delays. Sales of space launch vehicles to ORBCOMM Global were US$1,452,000 and US$4,150,000 for the 1995 and 1994 six-month periods, respectively.

Revenues from suborbital launch vehicle products were US$11,492,000 and US$11,626,000 for the six-month periods ended June 30, 1995 and 1994, respectively. While suborbital revenues have decreased significantly during the past few years as U.S. Government defence spending has been reduced, Orbital expects 1995 revenues to remain approximately consistent with, or to increase slightly from, revenue levels achieved in 1994.

For  the  six  months  ended  June 30, 1995,  spacecraft  systems revenues increased to US$28,901,000 from US$11,043,000 in the same period in 1994. The increase in spacecraft system sales is primarily as a result of additional revenues generated from Orbital's Germantown operations, acquired in August 1994. The
1995 and 1994 six-month periods included US$3,395,000 and US$4,496,000, respectively, in sales of MicroStar spacecraft to ORBCOMM Global. Space sensors and instruments sales were US$6,547,000 and US$8,773,000 for the 1995 and 1994 six-month periods, respectively, and are expected to remain lower than 1994 levels throughout 1995.

Revenues from defence electronics and avionics products were approximately US$29,790,000 and US$5,860,000 in the 1995 and 1994
six-month periods, respectively. Orbital acquired these products as part of the August 1994 Fairchild acquisition and the September 1993 acquisition of ASO.

Revenues from sales of navigation and positioning products increased to US$26,459,000 for the six months ended June 30, 1995 as compared to US$18,553,000 for the 1994 period, primarily due to increased unit sales offset, in part, by lower unit prices for GPS navigators.

Revenues from Orbital's newly established Advanced Projects Group were US$9,404,000 during the first half of 1995 as a result of work performed under the Cooperative Agreement with NASA awarded in March 1995 for the development of the X-34 small reusable launch vehicle and work under a contract with ARPA, completed in April 1995, for the study of a new advanced unmanned, long-duration, high-flying aircraft.

Gross  Profit.   Gross  profit depends on a  number  of  factors,
including Orbital's mix of contract types and costs incurred thereon in relation to estimated costs. Gross profit for the six-month periods ended June 30, 1995 and 1994 was US$35,637,000 and US$25,052,000, respectively. Gross profit margin as a percentage of sales was approximately 26.8% and 25.4%, for the six-month
periods  ended  June  30,  1995  and  1994,  respectively.    The
increased   gross  profit  margin  during  1995   was   primarily
attributable to increased margins for spacecraft systems and navigation and positioning products, offset in part by cost increases on the Pegasus program as a result of the Pegasus XL failures in June of 1994 and 1995. Orbital believes that its gross profit margin for the remainder of 1995 will increase slightly as compared to the first half of 1995.

Research  and  Development  Expenses.  Research  and  development expenses represent Orbital's self-funded product development activities, and exclude direct customer-funded development. Research and development expenses for the 1995 and 1994 six-month periods were US$8,764,000 and US$6,506,000, respectively. Research and development expenses in 1995 relate primarily to the development of new or improved navigation products and development efforts on Orbital's Pegasus XL program, and include estimated expenses related to the recent Pegasus XL failure. Orbital expects its research and development expenditures for the rest of 1995 to be consistent with second half 1994 expenditures.

Selling, General and Administrative Expenses. Selling, general and administrative expenses include the costs of marketing, advertising, promotional and other selling expenses as well as the costs of the finance, administrative and general management functions of Orbital. Selling, general and administrative expenses for the six months ended June 30, 1995 and 1994 were US$22,707,000 (or 17.1% of revenues) and US$14,472,000 (or 14.7%
of revenues), respectively. The increase in selling, general and administrative expenses during 1995 as compared to 1994 was primarily attributable to expanded marketing efforts related to Orbital's ORBCOMM project (US$3,304,000 of expenses in 1995 as compared to US$1,714,000 in 1994) and to various remote sensing systems (US$408,000 of expenses in 1995 with no corresponding expenses in 1994), and to the August 1994 Fairchild acquisition (US$12,188,000 of expenses in 1995). Orbital expects selling, general and administrative expenses as a percentage of revenues during the remainder of 1995 to be less than or approximately equal to those in the first half of 1995.

Interest Income and Interest Expense. Net interest expense for the 1995 six-month period was US$1,887,000 as compared to US$931,000 of net interest income for the 1994 six-month period. Interest income for the periods reflects interest earnings on short-term investments. Interest expense is primarily for outstanding amounts on Orbital's revolving credit facility, on Orbital's public debentures and, during 1995, on acquisition debt incurred in connection with the August 1994 Fairchild acquisition. Interest expense has been reduced by capitalized interest of US$2,533,000 and US$2,517,000 for the 1995 and 1994
six-month periods, respectively.

Equity in Earnings (Losses) of Affiliates. Equity in earnings (losses) of affiliates for the six-month periods ended June 30, 1995 and June 30, 1994 of US$362,000 and (US$544,000),
respectively, represents elimination of 50% of the profits on sales to ORBCOMM Global, as well as Orbital's pro rata share of ORBCOMM Global's current period earnings and losses. During the construction phase of the project and prior to the commencement of planned operations, ORBCOMM Global is capitalizing substantially all construction-related costs and is expensing as incurred all selling, general and administrative costs as period costs.

Provision for Income Taxes. A provision for income taxes was not necessary for the six months ended June 30, 1995 given Orbital's reported operating losses. Orbital recorded an income tax provision of US$917,000 for the six-month period ended June 30, 1994. Orbital records its interim income tax provisions based on estimates of Orbital's effective tax rate expected to be applicable for the full fiscal year. Estimated effective rates recorded during interim periods may be periodically revised, if necessary, to reflect current estimates.

At December 31, 1994, Orbital had approximately US$50,000,000 and US$900,000 of net operating loss and tax credit carryforwards, respectively, which are available to reduce future income tax obligations, subject to certain annual limitations and other restrictions.

Results of Operations for the Years Ended December 31, 1994, 1993
and 1992

Revenues.   Orbital's  revenues for  1994,  1993  and  1992  were
US$221,946,000, US$223,087,000 and US$204,190,000,  respectively.
Revenues in 1994 included approximately US$30 million in sales to ORBCOMM Global, as compared to US$38 million in 1993.

Revenues from Orbital's space launch vehicle products decreased from US$55,987,000 in 1993 to US$52,200,000 in 1994. The unexpected decrease was primarily attributable to a significant delay in production of Orbital's Pegasus space launch vehicle products as a result of the June 1994 Pegasus XL launch failure. Revenues from space launch vehicle products increased in 1993, as compared to 1992, due to work performed on Pegasus contracts awarded in 1992 by BMDO and Brazil's national space agency and initial work performed on the commercial contract awarded by ORBCOMM Global.

Revenues from suborbital launch vehicle products decreased to US$22,632,000 in 1994 as compared to US$48,990,000 in 1993.
Revenues from suborbital launch vehicle products also decreased in 1993 from 1992's record revenues of US$82,061,000. Revenues from suborbital launch vehicles, which are primarily purchased by various agencies within the DoD for U.S. military purposes, have decreased significantly as defence spending throughout the U.S. Government has been reduced.

Orbital's sole contract with NASA for its orbit transfer vehicle products was completed in 1993 after two successful launches.

Space and Electronics Systems revenues increased to US$88,305,000 in 1994 as compared to US$31,287,000 in 1993, due primarily to a full year of sales of sensors and instruments equal to US$28,482,000 following the September 1993 acquisition of ASO and 19 weeks of sales of spacecraft systems and defence avionics equal to US$44,998,000 following the August 1994 acquisition of Fairchild. Space systems revenues increased to US$31,287,000 in 1993 from US$20,715,000 in 1992, primarily as a result of sales of sensors and instruments and sales of MicroStar satellites to ORBCOMM Global. Space systems revenues in 1992 consisted solely of sales of satellite systems to NASA and the U.S. Air Force.

Communications and Information Systems revenues decreased to US$58,808,000 in 1994 from US$71,391,000 in 1993. The decrease was attributable primarily to a decrease in sales to ORBCOMM Global of US$10,455,000 as the initial contract for network software neared completion, and a decrease in sales of satellite tracking systems of US$8,443,000 as a large contract was completed in 1994. Sales of Magellan's satellite navigational instruments were US$37,144,000 in 1994 as compared to US$32,900,000 in 1993 and US$29,557,000 in 1992. The increase from 1993 was due to a significant increase in the number of products sold offset, in part, by lower average unit sales prices. Communications and Information Systems revenues increased in 1993 as compared to 1992 as a result of sales of network software and satellite tracking systems to ORBCOMM Global under a contract awarded in 1993 and as a result of work performed on a large satellite tracking system contract awarded in late 1992.

Gross Profit. Orbital's gross profit for 1994, 1993 and 1992 was US$64,881,000, US$52,883,000 and US$45,529,000, respectively.
Gross profit margin as a percentage of sales for those periods was approximately 29.1%, 23.7%, and 22.3%, respectively. Gross profit margin during 1994 reflected higher profit margins on ASO and Fairchild products offset in part by cost growth on the Taurus space launch vehicle development program, the first product of which was successfully launched in March 1994. Additionally, gross profit margin was decreased by cost growth on the Pegasus program as a result of the June 1994 Pegasus XL launch failure.

Research and Development Expenses. Research and development expenses during 1994, 1993 and 1992 were US$14,389,000,
US$14,885,000 and US$10,586,000, respectively. Research and development spending during 1994 and 1993 reflected Orbital's continued development of its Pegasus XL and Taurus space launch vehicles and development of lower-cost satellite navigation equipment. In 1994, Orbital incurred approximately US$2,500,000 of unexpected research and development costs related to the June 1994 failure of its Pegasus XL vehicle.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1994, 1993 and 1992 were US$39,751,000 (or 17.9% of revenues), US$25,897,000 (or 11.6% of revenues) and US$28,615,000 (or 14.0% of revenues), respectively. The significant increase in selling, general and administrative expenses and its related percentage of revenues in 1994 was attributable to a full year of ASO's expenses (US$4,666,000 in 1994, or 16.8% of ASO's revenues), nineteen weeks of Fairchild's expenses (US$6,409,000 in 1994, or 14.0% of Fairchild's revenues) and significant selling, general and administrative expenses related to initial marketing activities for Orbital's ORBCOMM project (US$5,470,000 in 1994) offset in part by significant company-wide cost reduction initiatives adopted during 1994 and 1993.

Interest Income and Interest Expense. Net interest income was US$37,000, US$356,000 and US$738,000 for 1994, 1993 and 1992,
respectively. Interest income reflects interest earnings on short-term investments reduced by interest expense (net of capitalized interest of US$5,500,000, US$3,500,000 and US$850,000 in 1994, 1993 and 1992, respectively) for outstanding amounts on Orbital's revolving credit facility, the public debentures and on debt incurred in 1994 related to the Fairchild acquisition.

Equity in Earnings (Losses) of Affiliates. Equity in earnings of affiliates in 1994 and 1993 primarily represents elimination of US$1,264,000 and US$2,436,000, respectively, of profits on sales to ORBCOMM Global, due to ORBCOMM Global's capitalization of its purchases from Orbital. There were no sales to ORBCOMM Global prior to 1993.

Provision for Income Taxes. Orbital adopted SFAS No. 109 effective January 1, 1993. The cumulative effect on prior years of this change in accounting principle increased net income in 1993 by approximately US$200,000. The effect of adopting SFAS 109 on income from continuing operations in 1993 was not material.

Orbital   recorded   income  tax  provisions   of   US$2,081,000,
US$2,288,000   and  US$1,630,000  for  1994,   1993   and   1992,
respectively. Orbital's effective tax rate for these periods of approximately 28% is primarily a result of non-tax deductible goodwill amortization related to its acquisition of Space Data in 1988 and Fairchild in 1994, offset by tax-exempt interest earnings and U.S. Federal research and experimental tax credits.

Liquidity and Capital Resources

Orbital's growth has required substantial capital to fund both an expanding business base and significant research and development and capital investment expenditures. Additionally, Orbital has historically made strategic acquisitions of businesses and routinely evaluates potential acquisition candidates. Orbital expects to continue to pursue potential acquisitions that it believes would augment its marketing, technical, manufacturing or financial capabilities. Orbital has funded these requirements to date, and expects to fund its requirements in the future, through cash generated by operations, working capital loan facilities, asset-based financings, joint venture arrangements, and private and public equity and debt offerings.

During the quarter ended June 30, 1995, Orbital entered into a US$20 million fixed-rate unsecured debt financing arrangement with a private insurance company. The debt has a six-year term
and  bears  interest  at 10 1/2% per annum.   The  debt  arrangement
restricts the payment of dividends and contains certain covenants with respect to Orbital's working capital, fixed charge ratio, leverage ratio and tangible net worth. Additionally, in June 1995, Orbital completed a private placement of two million Orbital Common Shares, receiving net proceeds of approximately
US$32   million.   Orbital's  shares  were  placed  with  various
offshore institutional investors and the issuance was exempt from
public  registration  pursuant  to  Regulation  S  of  the   1933
Securities Act, as amended. In August 1994, Orbital issued secured notes totalling approximately US$24,200,000 to eight financial institutions, to support Orbital's acquisition of
Fairchild.    The  notes  have  an  average  interest   rate   of
approximately 8_% and generally mature on a monthly basis over a three- to five-year period.

Cash, cash equivalents and short-term investments were US$39,817,000 at June 30, 1995, and Orbital had short-term and long-term debt obligations outstanding of approximately US$106,955,000. The outstanding debt relates primarily to advances under Orbital's line of credit facility, secured notes issued in connection with the Fairchild acquisition, unsecured notes issued in 1995, fixed asset financings and Orbital's public debentures. During the quarter ended June 30, 1995, Orbital converted, at a premium, approximately US$3,000,000 of its convertible debentures at the request of certain debenture holders, issuing approximately 209,000 Orbital Common Shares.

Orbital's revolving credit facility provides for total borrowings from an international syndicate of six banks of up to US$65,000,000, subject to a defined borrowing base comprised of certain contract receivables. Approximately US$6,113,000 of borrowings were outstanding under the facility at June 30, 1995, against an available facility limit of approximately US$25,491,000. At June 30, 1995, the average interest rate on outstanding borrowings under this facility was approximately 8.2%. Borrowings are secured by contract receivables and certain other assets. The facility restricts the payment of dividends and contains certain covenants with respect to Orbital's working capital, fixed charge ratio, leverage ratio and tangible net worth, and expires in September 1997.

Orbital's operations used net cash of approximately US$8,466,000 in the six months ended June 30, 1995. Orbital also invested approximately US$9,689,000 in the ORBCOMM System and incurred US$9,854,000 of capital expenditures related primarily to spacecraft production and test equipment.

Orbital expects that its 1995 capital needs for its existing operations, including its planned US$5,000,000 net investment in the ORBCOMM System, will in part be provided by working capital, cash flows from operations, credit facilities, asset-based financings, customer financings and operating lease arrangements. Additionally, Orbital intends to invest at least US$67,500,000 in the X-34 program, which investment will be required over the next four years, including approximately US$5,000,000 in 1995. Orbital believes that it may require additional equity and/or debt financing to fund fully its currently planned operations and capital requirements, to meet its potential increased investment in the ORBCOMM System and to meet its investment requirements for the X-34 program.

Management and Employees

Executive Officers and Directors

The following table sets forth the name, city of residence, position and principal occupation of each of the executive officers and directors of Orbital as of September 1, 1995. As of September 29, 1995, the executive officers and directors of Orbital beneficially owned, as a group, approximately 3.7% of the outstanding Orbital Common Shares.

                                             Principal
 Name and        Director  Position with      Occupation if
 Residence       Since     Orbital            Different than
                                             Office Held
 David W.        1982      Chairman of the
 Thompson                  Board, President
 Reston,                   and Chief
 Virginia                  Executive Officer

 Bruce W.        1982      Executive Vice
 Ferguson                  President and
 Great Falls,              General Manager/
 Virginia                  Communications
                           and Information
                           Systems Group and
                           Director

 James R.        1992      Executive Vice
 Thompson                  President and
 Huntsville,               General
 Alabama                   Manager/Launch
                           Systems Group and
                           Director

 Jack A.         1994      Executive Vice
 Frohbieter                President and
 Germantown,               General
 Maryland                  Manager/Space and
                           Electronics
                           Systems Group and
                           Director

 Fred C. Alcorn  1983      Director           President, Alcorn
 Houston, Texas                               Oil & Gas and
                                              Alcorn
                                              Development
                                              (Real Estate)

 Kelly H. Burke  1984      Director           Chairman,
 Alexandria,                                  Stafford, Burke &
 Virginia                                     Hoaxer
                                              (Aerospace
                                              consulting)

 Daniel J. Fink  1983      Director           President, D.J.
 Potomac,                                     Fink Associates,
 Maryland                                     Inc.
                                              (Management
                                              consulting)

 Lennard A.      1993      Director           Professor and
 Fisk                                         Chairman,
 Ann Arbor,                                   Department of
 Michigan                                     Atmospheric,
                                              Oceanic, and
                                              Space Sciences,
                                              University of
                                              Michigan

 Jack L.         1993      Director           Professor of
 Kerrebrock                                   Aeronautics and
 Lincoln,                                     Astronautics,
 Massachusetts                                Massachusetts
                                              Institute of
                                              Technology

 J. Paul         1984      Director           Managing
 Kinloch                                      Director, Lehman
 Los Angeles,                                 Brothers
 California                                   (Investment
                                              Banking)

 Douglas S.      1983      Director           President and
 Luke                                         CEO, WLD
 Coral Gables,                                Enterprises, Inc.
 Florida                                      (Investments)

 John L.         1993      Director           Consultant
 McLucas
 Alexandria,
 Virginia

 Harrison H.     1983      Director           Consultant
 Schmitt
 Albuquerque,
 New Mexico

 Scott L.        1982      Director           Consultant
 Webster
 Chandler,
 Arizona

 Antonio L.                Executive Vice
 Elias                     President and
 McLean,                   General
 Virginia                  Manager/Advanced
                           Projects Group

 Carlton B.                Senior Vice
 Crenshaw                  President/Finance
 Herndon,                  and
 Virginia                  Administration

 Leslie C.                 Senior Vice
 Seeman                    President,
 Bethesda,                 General Counsel
 Maryland                  and Secretary


For information regarding executive and director compensation, and a description of Orbital's stock option plans, reference is made to the excerpt from Orbital's Proxy Statement dated March 27, 1995, attached as Annex "III" to this Proxy Circular.

Indebtedness of Directors and Officers

There is no indebtedness owed by Orbital's directors or officers to Orbital.

Employees

As of June 31, 1995 Orbital had 1,781 full-time permanent employees, none of whom are covered by a collective-bargaining agreement.

Description of Capital

Capitalization

The  following table sets forth the capitalization of Orbital  as of June 30, 1995.
                                                 June 30,
                                                   1995
                                                  (US$ in
                                                thousands)
Long-term debt:
    Long-term obligations, net of current          $ 19,203
    portion
    10 1/2% Senior Notes due 2002                    20,000
    6 3/4% Convertible Subordinated Debentures     $ 56,000
    due 2003
Total long-term debt                               $ 95,203
Shareholders' equity:
    Preferred Shares, par value $0.01 per
    share: 10,000,000                                    --
     authorized; no shares issued and
    outstanding

    Common Shares, par value $0.01 per                  227
    share: 40,000,000
     authorized; 22,636,357 shares issued
    and outstanding
     after adjusting for 15,735 shares in
    treasury (1)

    Additional paid-in capital                      237,549
    Unrealized losses on short-term                    (221)
    investments
    Retained earnings (deficit)                      (1,941)
Total shareholders' equity                        $ 235,614
Total capitalization                              $ 330,817

Note:
(1) Excludes 3,900,945 Orbital Common Shares issuable upon conversion of Orbital's 6 3/4% Convertible Subordinated Debentures due 2003 and 1,661,146 Orbital Common Shares reserved for issuance pursuant to options outstanding as of September 8, 1995 with exercise prices ranging from US$7.50 to US$22.00 per share.

Common Shares

Orbital has authorized 40,000,000 Common Shares, par value $0.01 per share of which approximately 22,636,357 are issued as at
June 30, 1995. Holders of Orbital Common Shares are entitled to one vote per share on all matters to be voted on by shareholders including the election of directors. Subject to the rights of holders of any Orbital Preferred Shares that may be issued, holders of Orbital Common Shares are entitled to receive such dividends as may be declared from time to time by the board of directors of Orbital from funds legally available therefor. Upon liquidation, dissolution or winding-up of Orbital, the holders of Orbital Common Shares will be entitled to share ratably all assets available for distribution to shareholders after payment of liabilities, subject to prior distribution rights of holders of Preferred Shares then outstanding. The Orbital Common Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Shares.

Preferred Shares

Orbital has authorized 10,000,000 Preferred Shares, $0.01 par value per share of which none are issued. See "Special Voting Share" below. Orbital's board of directors is authorized, without any further action by the shareholders, to determine the rights, preferences, privileges and restrictions of the unissued Preferred Shares.

Special Voting Share. In connection with the Arrangement, Orbital's Board of Directors will designate the Series A
Preferred Stock as a series of Preferred Shares, and will authorize the issue of one Series A Preferred Share, as the Special Voting Share, to the Trustee under the Voting and Exchange Trust Agreement. Except as otherwise required by law or Orbital's Restated Certificate of Incorporation (the "Orbital Restated Certificate"), the holder of record of the Special Voting Share will have a number of votes equal to the number of Orbital Common Shares issuable upon exchange of all outstanding Exchangeable Shares (not owned by Orbital or its Affiliates). The holders of Orbital Common Shares and the Special Voting Share will vote together as a single class on all matters, except as may be required by applicable law. In the event of any liquidation, dissolution or winding up of Orbital, the holder of the Special Voting Share shall not be entitled to receive any assets of Orbital available for distribution to its shareholders. The holder of the Special Voting Share shall not be entitled to receive dividends. At such time as the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by Orbital or its Affiliates, the Special Voting Share will be cancelled.

Dividend Policy

Orbital has never paid a cash dividend on the Orbital Common Shares. Orbital currently intends to retain earnings primarily for working capital and product development and therefore does not anticipate paying dividends in the foreseeable future. In addition, Orbital is subject to certain contractual restrictions on its ability to pay dividends.

Transfer Agent

Orbital's  transfer  agent with respect  to  the  Orbital  Common
Shares  is  The  First  National Bank of  Boston.   Acquisition's
transfer agent with respect to the Exchangeable Shares is expected to be Montreal Trust Company of Canada.

Independent Auditors

Orbital's independent auditors are KPMG Peat Marwick LLP.


                   INFORMATION CONCERNING MDA

Business

MDA was incorporated under the laws of Canada on February 3, 1969 by letters patent under the Canada Corporations Act. MDA was subsequently continued under the CBCA on May 3, 1976. The head and principal office of MDA is located at 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3.

Subsidiary Companies

MDA owns 100% of the following active subsidiary companies:
                   INFORMATION CONCERNING MDA

Business

MDA was incorporated under the laws of Canada on February 3, 1969 by letters patent under the Canada Corporations Act. MDA was subsequently continued under the CBCA on May 3, 1976. The head and principal office of MDA is located at 13800 Commerce Parkway, Richmond, British Columbia, V6V 2J3.

Subsidiary Companies

MDA owns 100% of the following active subsidiary companies:

Company                         Jurisdiction of
                                Incorporation

MacDonald Dettwiler             British Columbia
Technologies Ltd.

MacDonald Dettwiler             U.S.A.
Technologies Inc.

MacDonald Dettwiler Pty. Ltd.   Australia

MacDonald Dettwiler Limited     United Kingdom

PSC International (Europe)      United Kingdom
Limited

At  June  30, 1995 MDA owned 89.6% of Earth Observation  Sciences
Limited, a corporation incorporated under the laws of the  United
Kingdom, and will acquire the balance of its shares as a condition to the Arrangement.

General

MDA is a leading supplier of commercial space remote sensing ground stations, installed in over 20 countries, capable of handling all major optical and radar imaging, or Earth observation, satellites. MDA is also a major provider of advanced space-qualified software, air navigation systems, defence electronic systems and network communications training and consulting.

MDA's customers for systems are usually Fortune-500 companies and government agencies worldwide. MDA's basic business strategy is to develop customized systems for individual clients, drawing on proprietary technologies and on off-the-shelf products. MDA's strength is in undertaking fixed price projects and delivering on time and within the customer's budget. MDA currently has a strategy of reducing its reliance on contracts from or related to the Canadian Federal Government through operations and alliances outside of Canada. MDA is seeking to expand its export markets through understanding and accessing foreign funding sources such as multi-lateral development agencies.

Utilizing existing technologies and seeking opportunities in areas that complement MDA's business in terms of technological capabilities and markets, MDA is currently developing a new business strategy to capitalize on higher margin opportunities.
As part of the strategy, MDA's PSC division is extending its consulting services by negotiating worldwide service agreements with manufacturers of computer network equipment. The strategy also contemplates MDA charging a per-use fee for data processed by systems provided by MDA. In addition, MDA may acquire an equity interest in ventures where it traditionally sold systems. MDA's participation in EarthWatch Inc. is a part of this strategy. This strategy is also consistent with MDA's 25.4% interest in RSI, which has worldwide rights to market data from the soon to be launched RADARSAT satellite. In other situations, MDA will package components of customized systems into products which can be sold to many buyers with few changes. This latter strategy is designed to permit MDA to bring products to market economically by capitalizing on the initial development of a system. An example of a new product opportunity is the radar-jamming system of the Space and Defence Systems business area.

MDA's business is divided into four business areas consisting of Geo-Information Systems, Aviation Systems, Space and Defence
Systems and Communications, which are described in detail in the following sections.

Geo-Information Systems

Geo-Information Systems, MDA's largest business area in terms of revenues, involves the development of systems for the management of Earth resources and the environment. This business area is built on MDA's expertise in Earth observation ground stations and related markets. The Geo-Information Systems business area also provides operational and post-delivery support to ensure operational efficiency of systems delivered to its customers. This support includes consulting services, training, maintenance and test equipment, spare parts and manuals.

MDA  is  one  of  the  world's  leading  companies  in  providing solutions for the acquisition, processing, archiving and dissemination of non-classified Earth observation data. Of the 26 non-secret ground stations in the world, MDA has built or been involved in the construction of 23 ground stations in 20 countries. These ground stations are designed to receive or process data from some or all of the seven major non-secret Earth observation satellites currently in operation. Among other things, the data is processed to construct useful images or is modified to enhance special characteristics or to correct distortions and anomalies.

A significant portion of MDA's business in this area involves upgrades to existing systems. Such upgrades are required as a result of the launch of new technologically-advanced Earth-observation satellites in order to ensure that existing ground stations are able to process the data that the new satellites provide. Delays in the launch of such new satellites can adversely impact the ground station upgrade business.

The upgrade business has recently declined, in part due to the failure of the U.S. LANDSAT-6 satellite, which was launched in 1994 but failed to achieve orbit. The only satellite launched since then was the European Space Agency's ERS-2 which was launched in April 1995. While MDA performed about $3.5 million of ground station upgrades in Europe for ERS-2 during fiscal 1995, additional upgrading work will be relatively minor because this satellite uses technology similar to ERS-1, launched in July 1991. However, several new technologically-advanced satellites are scheduled for launch by the end of 1996 and these launches are expected to increase demand for new and upgraded ground stations.

Over the longer term, other major trends affecting the Geo-Information Systems business area include technological advances, the loosening of government restrictions, and a growing commercial value and profit potential in the ownership of satellites and ground stations. The technological advances include a declining cost to obtain and disseminate satellite-based Earth information and the proliferation of low-cost personal computers capable of receiving these images. The loosening of government restrictions mainly involves the 1994 decision of the U.S. government to begin issuing licences permitting private companies to obtain and sell high-resolution Earth images of a quality previously restricted to government intelligence agencies. MDA expects that these trends will lead to an increase in the number of satellites and ground stations, and to the ownership of some satellites and ground stations by private-sector companies.

MDA has completed several Earth information projects involving mission-control and mission-management systems for the Canadian Space Agency's RADARSAT satellite, scheduled for launch in late
1995, which contracts totalled $33.6 million. MDA has also completed a multi-year project to build a specialized software and hardware ground system that refines raw data from RADARSAT. This $10 million system was installed at the Gatineau, Quebec ground station that MDA has upgraded several times since the mid-1980s. MDA owns approximately 25% of RSI, which has worldwide rights to market data from the new RADARSAT satellite imagery.

In addition to space-based Earth observation, MDA builds other systems related to Earth information, including the $10.8 million Fast Mapping System for the government of Malaysia, which will allow the Malaysian government to quickly update and generate digital mapping products from satellite and airborne sensors, and the installation of a multimillion-dollar Airborne Radar System in China, which is used for flood monitoring and natural disaster relief.

MDA has developed and delivered airborne Earth observation systems with both electro-optical and radar sensors. The Integrated Radar Imaging System, a side-looking radar that provides detailed images of the ground in any light or weather conditions, makes high-resolution imagery available in realtime both on board an aircraft and at transportable ground stations. Airborne Earth observation systems have been used for a number of applications including mapping, forest management, oil spill recovery and ice flow monitoring in the Arctic. MDA is a member of a team, led by Raytheon Corporation of Lexington, Massachusetts, that was awarded a contract from the Brazilian Government in May 1995 for the development of an Amazon surveillance system. MDA is currently negotiating the final terms of its subcontract with Raytheon.

In mission management, under a contract with the European Space Agency ("ESA"), MDA has built a system for managing the ERS-1 satellite's instrument package and for cataloguing and archiving the vast quantities of data the satellite will deliver over its lifetime. MDA expects to use this technology in providing satellite mission management systems in the future, including systems for ESA's ENVISAT satellite, which is scheduled for launch in 1998.

Aviation Systems

Since 1987, MDA's Aviation Systems business area has focused on specific aviation niche markets, including automated aeronautical information systems and automated air traffic management systems. This division was established to take advantage of a growing trend toward commercialization of civil aviation authorities. This commercialization typically leads to a strong incentive to cut costs by investing in automation. At the same time, the airline industry estimates several billion dollars will be spent worldwide before the year 2000 on upgrading, replacing and automating civil aviation traffic management systems. To meet these developments MDA's Aviation Systems business area provides the following:

Aeronautical Information Systems. MDA builds and markets Pegasus-AIS (unrelated to Orbital's Pegasus launch vehicle), an automated aeronautical information management system. The first sale of a Pegasus-AIS system was to the Belgian Air Force for $1.8 million. Faster and less expensive to operate than traditional manual
systems,  Pegasus-AIS  provides  pilots  and  other  users   with
aeronautical  and  meteorological  information.   MDA  has   been
developing the underlying technology for Pegasus-AIS since 1989 by way of customized automated briefing systems that MDA is building for civil aviation authorities in Australia, Norway and
Belgium.   In  addition,  MDA  incorporates  its  knowledge  into
broader   air  traffic  management  systems.   MDA  has  recently
completed work on a $2.7 million AIS project in India for Raytheon.

Air Traffic Management Systems. Air traffic management systems allow air traffic controllers to guide pilots in flight. These systems combine information about flights, routes, weather, navigational aids, airways and airports and deliver it to air traffic controllers in a form that enables timely, safe decisions to be made. In Canada, MDA is currently working under a subcontract to Hughes Aircraft of Canada Limited ("Hughes") to develop and deliver air traffic management software as part of the Canadian Automated Air Traffic System. The subcontract value was increased by $24 million during fiscal 1995 to a total of $85 million. Hughes' prime contract with Transport Canada is being renegotiated. In Switzerland, MDA has a $4 million subcontract for a Hughes air traffic control project. Under a $3 million subcontract to Hughes, MDA is providing a military version of the Canadian Automated Air Traffic System to Canada's Department of National Defence. Together, MDA and Hughes are pursuing a growing number of air traffic management systems sales opportunities around the world, including a bid on two large projects in Britain and the execution of projects in China and Indonesia.

Space and Defence Systems

Many of MDA's technologies are directly applicable to the development of space and defence systems. Defence markets around the world have declined as governments reformulate defence policy in the wake of the Gulf War and the collapse of the Soviet Bloc. MDA has, however, sought to identify niches that are likely to grow as defence agencies focus on peace-time surveillance, monitoring and defensive capabilities. MDA's defence systems include naval mine countermeasures, artillery command and control, radar deception system and military materiel management. In space-related work, MDA continues to provide major software development efforts as part of Canada's contribution to the Space Station project. This activity provides an opportunity for the enhancement of MDA's space-qualified software capabilities. MDA has actively pursued space and defence systems business since 1988.

Naval Mine Countermeasures System. Since 1988 MDA has worked on a series of projects to develop geocoded sonar image modelling and mosaicking techniques for mapping the ocean floor. MDA currently has an $80 million subcontract from a unit of the SNC-Lavalin Group Inc. of Montreal to develop a mine countermeasures system for the Canadian Navy's Maritime Coastal Defence Vessel program. MDA's role is to provide command and control systems and operational ship-borne and shore-based sonar sensing and processing capabilities for the detection of underwater mines.

Artillery Command and Control System. MDA is developing the Artillery Regimental Data System to automate certain command and control functions for the Canadian Army. This project draws on MDA's expertise in the computerization of geographic information and in the management of complex database systems. The Army has agreed to extend the project into the implementation phase and has increased the value of MDA's contract to $15.3 million.

Radar Deception System. MDA is developing a system to protect airplanes, ships or ground installations from being detected and tracked by hostile radars, under contract with the Department of National Defence. MDA is also pursuing possible licensing arrangements that would allow original-equipment manufacturers to market and install the product.

Military Materiel Management System. In March 1994, the Department of National Defence selected the SHL Systemhouse Inc. team, which includes MDA as a major subcontractor, to upgrade the Canadian Forces Supply System. This inventory management system is scheduled for completion in 1997.

Communications

MDA entered into the computer network communications, consulting and training business in fiscal 1995 with the acquisition of Ottawa-based PSC Communications Group ("PSC").

PSC  helps  customers  design  and  implement  networks  so  that computers can communicate faster and at less cost. It also develops software for special client needs, such as to monitor networks and find and correct trouble spots. PSC has built a training relationship with U.S.-based Cisco Systems Inc.
("Cisco") and a worldwide service relationship with Nortel Inc. PSC recently entered into a training relationship with Digital Equipment Corporation ("DEC"). Training relationships such as those with Cisco and DEC are expected to play a significant role in PSC's future business.

PSC's relationship with Cisco, one of the world's largest manufacturers of network equipment, includes acting as a leading training and consulting partner around the world. PSC provides similar services for DEC in the United States. PSC's arrangement with Nortel Inc. involves a new product called Entrust which is designed to ensure the security of computer networking systems. PSC provides post-sales service to Entrust customers, including product installation, training and ongoing customer support. PSC anticipates offering additional training through its new office in Australia, which will begin serving Hong Kong and other Asian markets.

In addition to classes for specific vendor products, PSC offers general courses in computer communications, aimed mainly at technicians in companies across North America, Europe and other parts of the world. PSC also provides software programming and consulting services for clients with network related needs, including assistance to customers in developing advanced switching and network management products and recommending and designing an optimal network system.

Contract Pricing and Completion

As of March 31, 1995 approximately 56% of MDA's active contracts were fixed-price contracts. MDA has developed costing, contingency management, operations and engineering methodologies to allow it to undertake work on a fixed-price basis, and believes its ability to undertake large-scale systems engineering and software development projects on a fixed-price basis is a major competitive advantage. The balance of MDA's contracts are performed on a cost-plus or limitation of expenditures basis.

The technical nature and sophistication of the systems deliverable under MDA's contracts require amendments to such contracts to be negotiated, from time to time, in the ordinary course of completing any contracts. These amendments may relate to specifications, delivery times or similar matters. In the absence of an agreement to such amendments, customers of MDA may be in a position to terminate a contract with MDA and demand repayments and penalties. Any such termination and demand may have an effect on the earnings of MDA. To date, MDA has generally been successful in renegotiating contracts as required from time to time.

MDA endeavours to negotiate payment terms in its commercial contracts that include advance and progress payments for completion of project milestones. To secure these payments, some customers require bank guarantees or letters of credit for all or part of the advance and progress payments remitted to MDA.

Marketing and Sales

Within  each of its business areas MDA focuses on specific  niche
markets   and  follows  a  strategy  of  seeking  to   thoroughly
understand, anticipate and follow the trends within each niche.

The Earth observation market is shifting from one of scientific orientation to one of end-user applications. This has resulted in MDA now providing complete remote sensing centres and mission management and control systems, where it previously marketed satellite ground stations. In image analysis, the market has matured for specific application systems focused on resource management, digital mapping and land information. These shifts have greatly expanded the size of the markets in which MDA is operating.

The worldwide defence market is undergoing a rapid change from one centred on conventional forces to one focused on intelligence gathering and surveillance by methods that include the use of sonar or radar mapping techniques. Economic pressures on governments have caused defence agencies to focus on the efficient use of resources through logistics and supply service systems. MDA is focusing its defence marketing efforts on these new areas of emphasis.

The space market is shifting from a scientific orientation to include global environmental monitoring and commercial applications. Several large programs such as the U.S. Mission to Planet Earth, the Japanese ADEOS program and the European Space Agency's Polar Orbiting Earth Mission program will require large amounts of processing of remotely sensed satellite data and mission management systems, and MDA has positioned itself to compete in these emerging markets. In addition, MDA is positioning itself to participate in the evolving private-sector ownership of satellites and ground stations through a supply contract and the acquisition of a minority interest in EarthWatch Inc., which plans to launch a privately-owned Earth imaging satellite in 1996.

MDA has taken advantage of the trend in the airspace management market from a focus on radar systems and hardware to advanced air traffic management systems. Through participation in programs in Canada, Australia, Norway, Belgium and Switzerland, MDA is in a position to market automated technology that it has previously developed and provide applications expertise relating to aeronautical information systems and flight data processing.

For the fiscal year ended March 31, 1995 approximately 44% of MDA's revenues were generated from outside Canada, an increase from 36% a year earlier. MDA traditionally works closely with domestic and foreign customers to develop technology. MDA's target is to derive 70% of its revenues from export markets, replacing MDA's reliance on Canadian government funding. The Canadian business is higher than the target, in part because of MDA's entry into several new market niches. MDA is developing export markets for such business.

The following table presents the source of MDA's gross revenues by region during the last three fiscal years:

                     Gross
                   Revenues

Country               1993       1994     1995
Canada                52%           64%      56%
Asia                  25%           19%      11%
Europe                11%            9%      18%
Australia              4%            4%       3%
South America          1%             -        -
United States          1%            2%       6%
Other                  6%            2%       6%
Total                100%          100%     100%

MDA's sales cycle varies from as short as three weeks for communications consulting projects to as long as two or three years for certain defence and ground station projects. Where required MDA has the capability to provide customer financing through various agencies, including Canada's Export Development Corporation and the Asian Development Bank.

MDA has established sales and engineering offices worldwide to serve key geographic locations. These offices are presently located in Canada, the United States, England, Malaysia and Australia. In several other countries MDA has developed a network of in-country agents to provide necessary assistance to sales teams and to provide long-term customer support. PSC, which is operated as a division of MDA, has its headquarters in Ottawa, Ontario, and has branch offices in Ontario, British Columbia, the United States, England and Australia.

Competition

MDA participates in various technological and geographical markets. No one competitor is considered dominant in these markets and MDA knows of no competitor which competes across its entire span of technological expertise and markets. MDA may compete against or team with the same company, depending on the nature of each project opportunity.

In the Geo-Information Systems business area, MDA faces competition from Datron Systems Inc. and Hughes-STX Corp. of the United States. Competition in airborne radar systems includes Loral Corp. (USA) and Thomson CSF (France). In the field of land, resource and environmental management systems, MDA faces a variety of competitors including MBB Dornier (Germany) and Intergraph Corp. (USA).

Competition  in  the Aviation Systems markets  is  broad.   Major
competitors  include  Siemens  Plessy  (Germany),  Alenia  S.p.A.
(Italy) and Thomson CSF (France).

In the Space and Defence Systems market, MDA's competitive strategy is to take part in a consortium, when appropriate, in order to participate in all of the major Canadian programs within MDA's particular areas of expertise. Competitors and consortium partners vary according to the specific program, but typically include Computing Devices Canada, CAE Inc. and Paramax Systems Canada.

PSC's consulting business has many small competitors, while its training business competition is limited to a few companies licensed by equipment manufacturers.

Research and Development

The majority of systems developed by MDA are large, highly interactive and on the leading edge of technology. MDA devotes significant resources to research and development because it is a critical element in the maintenance of MDA's edge in a highly competitive and rapidly changing worldwide market. MDA's strategy is to conduct most research and development through commercial contracts with customers providing the funding, while maintaining the rights to use and exploit the technology. Where full customer funding is not sufficient, MDA uses its own funds and solicits assistance from various Canadian Government agencies. A large percentage of MDA's customer-funded research is contracted from government agencies, particularly the Government of Canada which encourages research activity and the development of new systems for export around the world.

MDA's net research and development expenditures for the fiscal years ended 1993, 1994 and 1995 were $4.4 million, $3.4 million and $2.4 million, respectively. These amounts exclude customer-funded research and development and government assistance of $28.8 million, $30.2 million and $31.7 million in 1993, 1994 and 1995, respectively.

Patents and Licenses

MDA seeks to protect its proprietary information and technology under applicable intellectual property laws. For work that is not patentable, contractual provisions, non-disclosure agreements, copyright and secrecy laws are all used to protect MDA's proprietary information and technology.

Where software is sold to a customer under contract, rights to any proprietary software used, but developed outside the contract, are restricted. MDA seeks to retain, to the greatest extent possible, rights to use the software developed under the contract.

Where MDA develops systems and software under development contracts with the Government of Canada or by utilizing funds provided in the form of government assistance, the Government of Canada retains the ownership rights to the products developed and in return licenses the technology to the developer. These licenses are sole licenses which, in practice, give the use of the technology only to the developer of the technology. Where systems and software are developed under development contracts with other governments, however, MDA seeks to retain all rights to ownership and use of the technology developed.

Personnel

A key factor in MDA's success has been the ability to recruit and retain the highly qualified people it needs to be successful in the diverse and rapidly evolving markets in which it competes. As at March 31, 1995, MDA employed 916 people, the majority of whom hold university or college degrees. MDA has no unionized employees and believes its relations with its employees are good.

Properties

MDA's head office, located at 13800 Commerce Parkway, Richmond, British Columbia, is comprised of approximately 182,000 square feet and is leased until January 2004. A second Richmond office, located at 13571 Commerce Parkway, is comprised of approximately 30,000 square feet and is leased until February 2003. MDA also leases space in Ottawa, Ontario and Kuala Lumpur, Malaysia, and its subsidiaries lease space for their operations in each of Boulder, Colorado; Farnham, England; and Sydney, Australia. The PSC division is headquartered in Ottawa, Ontario and has offices in Toronto, Ontario; Richmond, British Columbia; McLean, Virginia; Bristol, England; and Sydney, Australia.

Management's  Discussion and Analysis of Financial Condition  and
Results of Operations

Results  of  Operations for the Quarter ended June 30,  1995  and
Quarter Ended June 30, 1994

For the first quarter ended June 30, 1995, consolidated gross revenues declined to $23.6 million, from $27.6 million for the 1994 quarter. The decline in revenue is primarily due to delays in certain satellite launches that impact demand for Earth information systems. MDA believes that revenues will increase through the end of its 1996 fiscal year based on the current schedule of upcoming optical and radar satellite launches.

Despite the drop in revenues for the quarter ended June 30, 1995, net earnings remained constant for the June 30, 1995 and 1994 quarters at $0.09 per MDA Common Share. The earnings for the June 30, 1994 quarter were affected by several low margin development projects that have since been completed.

Other income consists primarily of interest income on term deposits, bank balances and a lease receivable with RSI. Interest income increased from $115,000 in the first quarter ended June 30, 1994 to $232,000 in the 1995 quarter, primarily due to an approximate $9 million increase in average cash balances.

The  acquisition of The PSC Communications Group  Inc.  in  April
1994 was partially funded by debt, which is reflected in the net increase in long-term debt of $3.9 million for the quarter ended
June 30, 1994.

Results  of Operations for the Fiscal Years ended March 31,  1995 and 1994

Consolidated  gross revenue increased by 8.4% over  the  previous
year.   Fiscal  year 1995 includes $13.9 million of revenue  from
MDA's   newly  acquired  Communications  business   area.    Geo-
Information Systems revenues declined from $59.3 million in fiscal 1994 to $48.8 million in fiscal 1995. An important part of this unit's business is the construction and upgrade of ground-
based   Earth  observation  centres.   The  revenue  decline   is
attributable mainly to a temporary lull in the launching of new Earth observation satellites and the 1994 launch failure of the Landsat-6 satellite, which delayed several customers' programs.

Cost of sales, consisting of labour, the purchase of deliverable equipment and the engagement of subcontractors, rose by 6.3%, from approximately $75.3 million in fiscal 1994 to $80.1 million in fiscal 1995. In fiscal 1995, equipment and subcontracting costs declined as a percentage of revenue. Labour costs were higher primarily due to the acquisition of PSC, whose cost of sales is comprised mainly of labour, and a one-time labour expense to deliver a UNIX based system for MDA's Earth-imaging technology.

Research and development expenditures, before allowing for government assistance, were $4.7 million in fiscal 1995, up 9.9% from $4.3 million in fiscal 1994. MDA received government assistance for research and development of $2.3 million in fiscal 1995, bringing the net expenditure to $2.4 million. That compared with net expenditures of $3.4 million in fiscal 1994. In addition to the internally funded expenditures, customer-funded research and development, pursuant to which MDA conducts most of its research and development, was $29.3 million in fiscal 1995, unchanged from fiscal 1994. In most cases, MDA has the right to exploit the technology that results from this customer-funded research and development.

General and administrative expenditures were $7.8 million in fiscal 1995, up from $6.7 million in fiscal 1994. This increase includes $1.6 million attributable to the acquisition of PSC, which has a slightly higher general and administrative component than MDA's traditional business. General and administrative expenditures for the traditional business declined by 7.5% in fiscal 1995.

The effective rate of income tax for MDA was 46.9% in 1995, compared with 44.0% in 1994. This increase is primarily due to certain losses on foreign operations which MDA was unable to take advantage of in fiscal 1995 but which can be carried forward and used in the future, if these foreign operations become profitable. These foreign losses are substantially due to start-up operations in Australia and Britain.

Cash from operations was $4.2 million in fiscal 1995, down from $16.3 million a year earlier. This change is largely attributable to prepayment in fiscal 1994 for work to be performed in fiscal 1995 and the recognition of revenue on the percentage of completion basis. MDA does not recognize advance prepayments on work as revenue until the work is done. In fiscal 1995, MDA worked off advance payments that had been received in fiscal 1994.

Capital expenditures, primarily required to support growth in the number of employees and replacement of existing computing infrastructure, totalled $3.9 million in 1995 compared with $3.6 million in fiscal 1994. On April 6, 1994, MDA acquired 100% of PSC for $6.3 million. The acquisition was funded by cash reserves and a term bank loan.

Gross order backlog at March 31, 1995 was $112 million, compared to $136 million at March 31, 1994. The backlog has been higher in the recent past due to the simultaneous booking of some large multi-year programs. But at about one year's revenue, the backlog is typical for MDA's industry. In addition, with the acquisition of PSC and with changes in certain market niches, MDA is less reliant on traditional, long-term delivery contracts than it once was.

As at the end of the 1995 fiscal year, MDA's bankers have issued letters of guarantee to certain customers of MDA in the amount of $9,459,000 of which $2,438,000 is guaranteed by the Federal
Government of Canada. If MDA fails to perform as agreed with these customers and if the letters of guarantee are called, the $7,021,000 due to MDA's bankers would be secured by an existing general assignment of book debts and assignment of raw materials, work in progress and finished goods. Inventories relating to contracts with the Government of Canada are excluded from the assignment. The Federal Government of Canada is secured under a general recourse agreement, which ranks second to the charge held by MDA's bankers. A letter of guarantee has never been drawn against with respect to any project.

Results  of Operations for the Fiscal Years ended March 31,  1994 and 1993

Consolidated gross revenues increased by 19.1%, from approximately $85.2 million in fiscal 1993 to $101.4 million in fiscal 1994. Operating costs increased by 18.9% in fiscal 1994, slightly below the increase in revenues for the corresponding 1993 period. Internally funded research and development, net of government assistance, decreased from $4.4 million in fiscal 1993 to $3.4 million in fiscal 1994. Research and development decreased as the Geo-Information Systems business area substantially completed the development phase of its ground station upgrade program in fiscal 1993.

Operating earnings increased to $5.3 million in fiscal 1994 from $4.3 million in fiscal 1993, an increase of 22%. Other income decreased from $634,000 in fiscal 1993 to $532,000 in fiscal 1994. The decrease in interest income due to lower interest rates is partially offset by interest income earned on the 10% lease receivable with RSI.

Net cash provided by operations reached $16.3 million in fiscal 1994, compared with $0.5 million in fiscal 1993. Deferred revenue was a major reason for this change, increasing by $12.0 million. Deferred revenue represents amounts invoiced to customers in excess of revenue earned. Capital expenditures amounted to $3.6 million in 1994.

Directors and Officers

The following table sets forth the directors and officers of MDA, their municipality of residence, their principal occupations, the year when they became directors and the number of MDA Common Shares and MDA Options held by them. Following the Effective Date, Orbital expects to appoint new directors to the MDA Board.


                                                       Principal
                                                     Occupation if    No. of MDA
                                        Director    Different than      Common
  Name and Residence        Office       Since        Office Held      Shares or
                                                                      MDA Options
                                                                         Held
 J. Brian Aune            Director      1986        Chairman, St.      Nil
 Westmount, Quebec                                  James Financial
                                                    Corporation
                                                    (Private
                                                    investment
                                                    company)

 Winslow W. Bennett*      Director      1982        President,         202,000
 Vancouver, B.C.                                    Winwood Holdings   shares
                                                    Ltd. (Private
                                                    investment
                                                    company)

 Michael J. Brown*        Director      1982        President,         100 shares
 West Vancouver, B.C.                               Ventures West
                                                    Management Inc.
                                                    (Venture capital
                                                    management)

 Mark H. Leonard          Director      1990        Senior Vice-       Nil
 Toronto, Ontario                                   President,
                                                    Ventures West
                                                    Management Inc.
                                                    (Venture capital
                                                    management)

 C. Calvert Knudsen*      Director      1988        Director,          50,000
 Seattle, Washington,                               MacMillan Bloedel  shares
 U.S.A.                                             Limited, formerly
                                                    Chairman and
                                                    Chief Executive
                                                    Officer of
                                                    MacMillan Bloedel
                                                    (Integrated
                                                    forest products
                                                    company)

 John S. MacDonald        Director,     1969                           1,110,449
 Vancouver, B.C.          Chairman of                                  shares
                          the Board                                    1,994
                                                                       options (1)

 John W. Pitts*           Director,     1982                           1,154,314
 Vancouver, B.C.          Deputy                                       shares
                          Chairman                                     2,341
                                                                       options (1)

 Daniel E. Friedmann      Director,     1992                           77,041
 Vancouver, B.C.          President                                    shares
                          and Chief                                    161,467
                          Executive                                    options (1)
                          Officer

 Mark Dostie              Director,     1995                           5 shares
 Vancouver, B.C.          Engineer
 David N. Caddey          Vice-                                        11,346
 Delta, B.C.              President,                                   shares
                          Space &                                      81,700
                          Defence                                      options (1)
                          Systems

 Bernard S. Clark         Vice-                                        15,165
 Delta, B.C.              President,                                   shares
                          Geo-                                         80,660
                          Information                                  options (1)
                          Systems

 Robert B. Wallis         Vice-                                        15,002
 Surrey, B.C.             President,                                   shares
                          Aviation                                     82,584
                          Systems,                                     options (1)
                          Chief
                          Financial
                          Officer and
                          Secretary

 Gordon D. Thiessen       Controller                                   3,029
 Richmond, B.C.           and                                          shares
                          Assistant                                    10,816
                          Secretary                                    options (1)

 John S. Rybinski         Treasurer                                    9,315
 Vancouver, B.C.                                                       shares

 Elizabeth J. Harrison,   Assistant                 Partner, Farris,   Nil
 Q.C.                     Secretary                 Vaughan, Wills &
 Vancouver, B.C.                                    Murphy
                                                    (Barristers and
                                                    Solicitors)

 *    Member of Audit Committee

Note:

(1) The outstanding MDA Options are exercisable at varying times at prices ranging from $0.90 to $3.75 per MDA Common Share.

All of the directors of MDA have been engaged for the last five years in their present principal occupation or in another capacity with the firms identified opposite their names or related firms, with the exception of J. Brian Aune. Prior to November 1990, Mr. Aune was Chairman and Chief Executive Officer of Nesbitt Thomson Inc., an investment dealer. MDA's Board does not have an executive committee.

Description of Share Capital

The authorized share capital of MDA consists of an unlimited number of MDA Common Shares, 205,000 Class A Preference Shares and 27,000 Class B Preference Shares. As at the date hereof, there are no Class A or Class B Preference Shares outstanding. The MDA Common Shares are without par value and rank equally as to dividends and participation in assets in the event of liquidation, dissolution or winding up. The holders of MDA Common Shares are entitled to one vote for each share held at general meetings of MDA. Following completion of the Arrangement, Acquisition will be the sole shareholder of MDA.

Dividend Record and Dividend Policy

MDA  paid  a  dividend of $1.00 per MDA Common  Share,  totalling
$10,965,000, on July 30, 1992. No dividends have been paid since that date. It is MDA's general policy to retain its earnings for use in its business and not to pay cash dividends.

Executive Compensation

Summary Compensation Table

The following table sets forth the summary of compensation of the Chief Executive Officer and the four named executive officers of MDA and its subsidiaries for the fiscal years ended March 31, 1994 and 1995:

                                         Long-Term
                                         Compensation                    All
  Annual Compensation                       Awards                      Other
                                                                      Compensa-
                                                                        tion
                                                           Securities
  Name and Principal                              Other      Under
       Position          Year   Salary   Bonus    Annual    Options     $ (2)
                                  ($)     ($)    Compen-    Granted
                                                 sation (1)     (3)

Daniel E. Friedmann      1995   208,000     ---       ---      35,000     7,342
President & C.E.O. (3)
Vice President & C.O.O   1994   202,000     ---       ---      30,000     7,352

John W. Pitts (3)        1995   216,000     ---       ---         ---     7,373
Deputy Chairman
President & C.E.O.       1994   216,000     ---       ---         ---     7,379

John S. MacDonald        1995   186,760  11,560       ---         ---     7,270
Chairman
                         1994   184,690  10,600                   ---     7,269

Bernard S. Clark         1995   113,600  20,499       ---      20,000     7,050
Vice President
Geo-Information Systems  1994   108,933  30,947       ---      20,000     9,521

Robert B. Wallis         1995   110,200  20,000       ---      20,000     6,139
Chief Financial Officer
Vice-President,
Aviation Systems

Vice President           1994   107,369  10,000       ---      20,000     6,139
Chief Financial Officer

David N. Caddey          1995   108,600  17,233       ---      20,000     7,044
Vice President
Space & Defence Systems  1994   107,400  29,965       ---      20,000     7,050

Notes:

(1) Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus of the named executive officer for the financial year.
(2) Includes amounts paid pursuant to contributions to designated retirement savings plan.
(3) John W. Pitts served as President and Chief Executive Officer until March 15, 1995. Daniel E. Friedmann served as Executive Vice President and Chief Operating Officer until he was appointed President and Chief Executive Officer on March 15, 1995.


Long-Term Incentive Plan Compensation

MDA provides long-term incentive compensation to key employees, including executive officers, in the form of options granted under the Key Employee Share Option Plan ("KESOP") and predecessor plans, whereby options to purchase MDA Common Shares are granted.

The following table set forth individual grants of options under the KESOP during the fiscal year ended March 31, 1995, to the named executive officers:

 Options Granted During the Financial Year Ended March 31, 1995

                                                            Market Value
                                  % of Total                     of
                                   Options                   Securities
                      Securities  Granted to  Exercise of    Underlying
                        Under     Employees    Base Price    Options on
        Name           Options        in      ($/Security)  the Date of    Expiration
                       Granted    Financial                    Grant         Date
                       (#) (1)       Year                   ($/Security)

Daniel E. Friedmann     35,000       14%          3.75          3.75         March
                                                                           31, 2001
Bernard S. Clark        20,000        8%          3.75          3.75         March
                                                                           31, 2001
Robert B. Wallis        20,000        8%          3.75          3.75         March
                                                                           31, 2001
David N. Caddey         20,000        8%          3.75          3.75         March
                                                                           31, 2001

Note:

(1)  The  first  20%  of  the  MDA  Common Shares  under  option  vest
     immediately  and  the  remaining  options  vest  over  the   four
     succeeding anniversary dates of the day of grant.

The following table sets forth each exercise of options during the fiscal year ended March 31, 1995 by the named executive officers:

     Aggregate Options Exercised During the Financial Year Ended
         March 31, 1995 and Financial Year-End Option Values

                       Securities  Aggregate                       Value of
                        Acquired     Value    Unexercised       Unexercised in
        Name               on      Realized     Options        the Money Options
                        Exercise      ($)      at FY-End         at FY-End($)
                          (#)                     (#)      _________________________
                                              Exercisable  Unexer-   Exer-    Unexer-
                                                           cisable   cisable  cisable
Daniel E. Friedmann       ---         ---       81,760      40,000   302,512  148,000
Bernard S. Clark          ---         ---       35,400      24,000   130,980   88,800
Robert B. Wallis          ---         ---       37,500      24,000   138,750   88,800
David N. Caddey           ---         ---       39,700      24,000   146,870   88,800


Pensions

MDA does not maintain any pension plans for its executive officers. MDA makes contributions on behalf of all of its employees, as part of their compensation, for registered retirement savings plans ("RRSP") equal to the contributions made by each employee to their RRSP up to a maximum of 5% of that person's base salary.

Auditors

MDA's auditors are KPMG Peat Marwick Thorne, 777 Dunsmuir Street,
Vancouver, British Columbia V7Y 1K3.

Registrar and Transfer Agent

Montreal Trust Company, at its principal offices in Vancouver and Toronto, is the registrar and transfer agent for the MDA Common
Shares.

Stock Exchange Listings

The MDA Common Shares are listed on the TSE and the VSE and trade under the symbol "MDA".


               COMPARISON OF SHAREHOLDERS' RIGHTS

Former MDA Shareholders will, at the Effective Date, own Exchangeable Shares that are exchangeable for Orbital Common Shares. Pursuant to the Voting and Exchange Trust Agreement the Trustee may, at the direction of the holders of the Exchangeable Shares, exercise votes equivalent to those of Orbital Common Shares. At the Effective Date, Acquisition will be a reporting issuer under the laws of the province of British Columbia, Ontario and certain other provinces.

While the rights and privileges of stockholders of a Delaware corporation such as Orbital are, in many instances, comparable to those of shareholders of a corporation under the CBCA, such as MDA and Acquisition, there are certain differences. The following is a summary of the material differences between the rights of holders of MDA Common Shares, the rights of holders of Exchangeable Shares, and the rights of holders of Orbital Common Shares. These differences arise from differences between United States and Canadian securities laws, between the DGCL and the CBCA, and between the MDA articles and by-laws (the "MDA Articles" and the "MDA By-Laws," respectively), Acquisition's articles (the "Acquisition Articles") and by-laws (the "Acquisition By-laws") as proposed to be amended in connection with the Arrangement and the Orbital Restated Certificate and by-laws (the "Orbital By-Laws"). For a description of the respective rights of the holders of MDA Common Shares and Orbital Common Shares, see, respectively, "Information Concerning MDA - Share Capital Structure" and "Information Concerning Orbital - Description of Capital."

Extraordinary Transactions - Vote Required

Under the CBCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales, leases or exchanges of all the assets of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that, unless required by its certificate of incorporation, no authorizing stockholder vote is required of a corporation surviving a merger if (a) such corporation's certificate of incorporation is not amended in any respect by the merger, (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger, and (c) the number of shares to be issued in the merger plus those initially issued upon conversion of any other securities to be issued in the merger do not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger. Stockholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock. The Orbital Restated Certificate does not require a greater percentage vote for such actions except with respect to certain business combinations. See "Anti-takeover Provisions and Interested Stockholder Transactions."

Such matters as take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant shareholders and other related parties to which Acquisition is a party will be subject to regulation by Canadian provincial securities legislation and administrative policies of Canadian securities administrators. Similar matters to which Orbital is a party will be subject to regulation under United States securities laws, regulations and policies.

Orbital's Restated Certificate contains a provision that requires the holders of two-thirds of Orbital's voting power, voting as a single class, to approve a merger or certain other business transactions ("Business Combination") between Orbital and a holder of more than 5% of Orbital's outstanding voting stock or any such holder's affiliates or associates ("Related Person"). Stockholder approval is not required if the "fair price provision" (as defined therein) is satisfied or if two-thirds of the "Continuing Directors" (as defined therein) (i) expressly approve in advance the acquisition of stock that caused the Related Person to become a Related Person and expressly decide in advance of such acquisition that the approval of two-thirds of the holders of the outstanding shares of voting stock is not required, or (ii) approve the Business Combination. Generally, the "fair price provision" will have been satisfied if the price received by the holders of shares of Orbital Common Shares or other class of voting stock is not less than the highest price paid by the Related Person when acquiring any of its Orbital Common Shares or other class of voting stock, as applicable, within the two-year period preceding the earlier of the date of the Business Combination or the date of the first public announcement of the Business Combination.

Amendment to Governing Documents

Under the CBCA, any amendment to the articles generally requires the approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders who voted in respect of that resolution. Under the CBCA, unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-law that regulates the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by the shareholders who voted in respect of the resolution.

The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The Orbital Restated Certificate provides that any amendment that relates to
(i) a director's liability to Orbital or its stockholders, (ii) indemnification of directors, (iii) classification of the board of directors or election or removal of directors, (iv) voting requirements for approval of certain mergers, consolidations and other business combinations, or (v) voting requirements for amendment of any supermajority voting provisions, must be approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote for the election of directors. The DGCL provides that if an amendment alters the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The Orbital Series A Preferred Share which will be issued in connection with the Arrangement has special voting powers. See "The Arrangement - Description of Exchangeable Shares - Voting Rights."

The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the stockholders. Under the Orbital Restated Certificate the board of directors has been granted this power. The Orbital By-laws are subject to adoption, amendment, repeal or rescission by a majority of the authorized number of directors, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws adopted by the board of directors.

Dissent Rights

The CBCA provides that shareholders of a CBCA corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The CBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include
(a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares; (c) an amendment to the corporation's articles to add, change or remove any restriction on the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (g) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. Under the CBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interest.

Under the DGCL, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on the NASDAQ or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on the NASDAQ or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, such rights are not available for any shares of the surviving corporation if the merger did not require the vote of the stockholders of the surviving corporation.

Oppression Remedy

The CBCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the Director under the CBCA is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result;
(ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are, have been or are threatened to be exercised in a manner that, in any of the foregoing cases, is oppressive or unfairly prejudicial to, or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. A complainant includes: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates;
(c) the Director under the CBCA; and (d) any other person who in the discretion of the court is a proper person to make such application.

Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is frequently relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the CBCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The DGCL does not provide for a similar remedy.

Derivative Action

Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

Under the CBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate. Under the CBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that (a) the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (b) the complainant is acting in good faith; and (c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to give security for costs in a derivative action.

Shareholder Consent in Lieu of Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. The Orbital Restated Certificate does not permit any action to be taken by written consent. Under the CBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

Director Qualifications

A majority of the directors of a CBCA corporation generally must be resident Canadians. The CBCA also requires that a corporation whose securities are publicly traded must have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. The DGCL does not have comparable requirements.

Fiduciary Duties of Directors

Directors of corporations incorporated or organized under the CBCA and the DGCL have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty." Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the directors reasonably believe to be in the best interests of the stockholders.

Pursuant to section 122 of the CBCA, the duty of loyalty requires directors of a CBCA corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnification of Officers and Directors

Under the CBCA and pursuant to the MDA By-Laws and the Acquisition By-Laws, MDA and Acquisition may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which MDA or Acquisition, as the case may be, is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of MDA or Acquisition, as the case may be, or such body corporate, if: (a) he or she acted honestly and in good faith with a view to the best interests of MDA; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defence of the action or proceeding and fulfilled the conditions set out in (a) and (b), above. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or such body corporate to procure a judgment in its favour, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfils the conditions set out in
(a) and (b), above.

The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (each an "indemnitee") against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The corporation shall indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defence of any claim, issue or matter associated with an action. The Orbital Restated Certificate provides for indemnification of directors or officers to the fullest extent permitted by the DGCL.

The DGCL allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which such expenses were advanced. The CBCA does not expressly provide for such advance payment.

Director Liability

The DGCL provides that the charter of the corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, breach of the duty of loyalty, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit. The Orbital Restated Certificate contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL. The CBCA does not permit any such limitation of a director's liability.

Anti-takeover Provisions and Interested Stockholder Transactions

The DGCL prohibits, in certain circumstances, a "business combination" between the corporation and an "interested stockholder" within three years of the stockholder becoming an "interested stockholder." An "interested stockholder" is a holder who, directly or indirectly, controls 15% or more of the outstanding voting stock or is an affiliate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the prior three-year period. A "business combination" includes a merger or consolidation, a sale or other disposition of assets having an aggregate market value of 10% or more of the consolidated assets of the corporation or the aggregate market value of the outstanding stock of the corporation and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where: (i) either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors prior to the date the interested stockholder acquired such 15% interest; (ii) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation excluding, for the purpose of determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered, (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the outstanding votes entitled to be cast by disinterested stockholders at an annual or special meeting; (iv) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association, or held of record by more than 2,000 stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder, or (v) the corporation has opted out of this provision. Orbital has not opted out of this provision.

The CBCA does not contain a comparable provision with respect to "business combinations" however policies of certain Canadian securities regulatory authorities, including Policy 9.1 of the Ontario Securities Commission ("Policy 9.1"), contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one transaction or any combination of transactions. "Related party" is defined in Policy 9.1 to include directors, senior officers and holders of at least 10% of the voting securities of the issuer.

Policy 9.1 requires more detailed disclosures in the proxy material sent to security holders in connection with a related party transaction. Where the value of the asset, treasury security or the principal amount of the liability, subject to the related party transactions exceeds 25% of the issuer's market capitalization, subject to certain exceptions, Policy 9.1 requires the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. For related party transactions of such value, Policy 9.1 also requires, subject to certain exemptions, that the minority shareholders of the issuer approve the transaction, by either a simple majority or two-thirds of the votes cast, depending upon the circumstances.

Shareholder Protection Rights Plan

MDA has a Shareholder Protection Rights Plan. The Shareholder Protection Rights Plan in certain specific circumstances, including the event of a hostile takeover bid being made for MDA, provides that each MDA Common Shareholder is entitled to acquire MDA Common Shares, or in certain circumstances common shares of the bidder, at a 50% discount from the then prevailing market price. The MDA Board has waived the provisions of the Shareholder Protection Rights Plan to permit the transactions contemplated by the Arrangement to be completed without triggering such provisions.

Orbital does not currently have a plan similar to the Shareholder Protection Rights Plan, although plans comparable to the Shareholder Protection Rights Plan are permitted by the DGCL and may be adopted by a board of directors without shareholder approval. Orbital may in the future adopt a shareholder rights plan.


                       DISSENTING RIGHTS

Pursuant to the Interim Order, MDA Shareholders and MDA 1988 Optionholders have been provided with the right to dissent from the Arrangement Resolution under and in compliance with section 190 of the CBCA and the Interim Order, reprinted in their entireties as Appendices "D" and "G", respectively to this Proxy Circular. The following summary is qualified in its entirety by the Interim Order and the provisions of section 190 of the CBCA.

Pursuant to the Interim Order, a MDA Shareholder who dissents from the Arrangement Resolution in compliance with section 190 of the CBCA and the Interim Order (a "Dissenting MDA Shareholder") will be entitled, in the event the Arrangement becomes effective, to be paid by MDA the fair value of the MDA Common Shares held by such Dissenting MDA Shareholder determined as of the close of business on the day before the Arrangement Resolution is adopted.

Pursuant to the Interim Order and the Plan of Arrangement, any MDA 1988 Optionholder who dissents from the Arrangement Resolution in accordance with section 190 of the CBCA and the Interim Order (a "Dissenting MDA 1988 Optionholder"), shall be deemed, pursuant to the Plan of Arrangement and the Interim Order, to have exercised the MDA 1988 Options with respect to which he or she is exercising the dissent. Such Dissenting MDA 1988 Optionholder, will be entitled, if the Arrangement becomes effective, to be paid the fair value of the MDA Common Shares deemed to have been issued upon exercise, set-off by the exercise price. The fair value shall be determined as of the close of business on the day before the Arrangement Resolution is adopted.

A MDA Shareholder or MDA 1988 Optionholder who wishes to dissent must send to MDA, no later than the termination of the Special Meeting (or any adjournment thereof), written objection to the Arrangement Resolution (a "Dissent Notice") and must not vote for the Arrangement Resolution. The filing of a Dissent Notice does not deprive a MDA Shareholder or a MDA 1988 Optionholder, as the case may be, of the right to vote. The CBCA does not provide, and MDA will not assume, that a vote against the Arrangement Resolution or an abstention constitutes a Dissent Notice but a MDA Shareholder or a MDA 1988 Optionholder need not vote his or her MDA Common Shares or the votes to be exercised with respect to his or her MDA 1988 Options against the Arrangement Resolution in order to dissent. Under the CBCA, there is no right of partial dissent and, accordingly, a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder, as the case may be, may only dissent with respect to all MDA Common Shares or all MDA Common Shares to which he or she is entitled under all MDA 1988 Options, respectively, held by him or her on behalf of any one beneficial owner and which are registered in the name of the Dissenting MDA Shareholder or Dissenting MDA 1988 Optionholder, as the case may be.

MDA is required, within 10 days after the Arrangement Resolution is adopted, to notify each MDA Shareholder or MDA 1988 Optionholder or MDA 1988 Optionholder who has filed a Dissent Notice that the Arrangement Resolution has been adopted, but such notice is not required to be sent to any MDA Shareholder who voted for the Arrangement Resolution or who has withdrawn his or her Dissent Notice.

A Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder must then, within 20 days after receipt of notice that the Arrangement Resolution has been adopted or, if he or she does not receive such notice, within 20 days after he or she learns that the Arrangement Resolution has been adopted, send to MDA a written notice (a "Payment Demand") containing his or her name and address, the number of MDA Common Shares in respect of which he or she dissents, and a demand for payment of the fair value of such MDA Common Shares. Within 30 days after sending a Payment Demand, the Dissenting MDA Shareholder must send to the MDA transfer agent the certificates representing the MDA Common Shares in respect of which he or she dissents. A Dissenting MDA 1988 Optionholder shall be deemed to have sent those certificates to the MDA transfer agent by reason of the deemed exercise of the MDA 1988 Option. A Dissenting MDA Shareholder or a Dissenting
MDA 1988 Optionholder who fails to send to MDA, within the appropriate time frame, certificates representing the MDA Common Shares in respect of which he or she dissents, forfeits his or her right to make a claim in accordance with the provisions of section 190 of the CBCA. The MDA transfer agent will endorse on share certificates received from a Dissenting MDA Shareholder a notice that the holder is a Dissenting MDA Shareholder and will forthwith return the share certificates to the Dissenting MDA Shareholder.

On sending a Payment Demand to MDA, a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder ceases to have any rights as a MDA Shareholder or MDA 1988 Optionholder, other than the right to be paid the fair value of his or her MDA Common Shares as determined under section 190 of the CBCA, except where:

(a)  the  Dissenting  MDA  Shareholder or a Dissenting  MDA  1988
     Optionholder withdraws his or her Payment Demand before MDA makes an offer to him or her pursuant to the CBCA;

(b)  MDA  fails to make an offer as hereinafter described and the
     Dissenting  MDA  Shareholder  or  the  Dissenting  MDA  1988
     Optionholder withdraws his or her Payment Demand; or

(c)  the Arrangement does not proceed;

in  which  case his or her rights as a MDA Shareholder or  a  MDA
1988 Optionholder, as the case may be, are reinstated as of the date he or she sent the Payment Demand.

MDA is required, not later than seven days after the later of the Effective Date or the date on which MDA received the Payment Demand of a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder, as the case may be, to send to each such dissenting person who has sent a Payment Demand a written offer to pay ("Offer to Pay") for his or her MDA Common Shares an amount considered by the MDA Board to be the fair value thereof, on the close of business on the day before the Arrangement Resolution is adopted, accompanied by a statement showing the manner in which the fair value was determined. Every Offer to Pay must be on the same terms. MDA must pay for the MDA Common Shares of a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder within 10 days after an Offer to Pay made as aforesaid has been accepted by a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder, but any such Offer to Pay lapses if MDA does not receive an acceptance thereof within 30 days after the Offer to Pay has been made.

If MDA fails to make an Offer to Pay for a Dissenting MDA Shareholder's or a Dissenting MDA 1988 Optionholder's MDA Common Shares, or if a Dissenting MDA Shareholder or a Dissenting MDA 1988 Optionholder fails to accept an Offer to Pay which has been made, MDA may, within 50 days after the Effective Date or within such further period as a court may allow, apply to a court having jurisdiction in the place where MDA has its registered office or in the Province where such Dissenting MDA Shareholder or
Dissenting MDA 1988 Optionholder resides if MDA carries on business in that province, to fix a fair value for the MDA Common Shares of Dissenting MDA Shareholders or Dissenting MDA 1988 Optionholders. If MDA fails to apply to a court within such period, a Dissenting MDA Shareholder or Dissenting MDA 1988 Optionholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting MDA Shareholder or Dissenting MDA 1988 Optionholder is not required to give security for costs in such an application.

Upon an application to a court, all Dissenting MDA Shareholders and all Dissenting MDA 1988 Optionholders whose MDA Common Shares have not been purchased by MDA will be joined as parties and bound by the decision of the court, and MDA will be required to notify each affected Dissenting MDA Shareholder and Dissenting MDA 1988 Optionholder of the date, place and consequences of the application and of his or her right to appear and be heard in person or by counsel. Upon any such application to a court, the court may determine whether any other Dissenting MDA Shareholder or Dissenting MDA 1988 Optionholder should be joined as a party, and the court will then fix a fair value for the MDA Common Shares of all Dissenting MDA Shareholders or Dissenting MDA 1988 Optionholders who have not accepted an Offer to Pay. The final order of a court will be rendered against MDA in favour of each such Dissenting MDA Shareholder and Dissenting MDA 1988 Optionholder and for the amount of the fair value of his or her MDA Common Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Dissenting MDA Shareholder and Dissenting MDA 1988 Optionholder from the Effective Date until the date of payment.

The above is only a summary of the dissenting shareholder provisions of the CBCA and the Interim Order, which are technical and complex. It is suggested that any MDA Shareholder or MDA 1988 Optionholder wishing to avail himself or herself of his or her rights under those provisions seek his or her own legal advice as failure to comply strictly with the provisions of the CBCA and the Interim Order may prejudice his or her right of dissent. For a general summary of certain income tax implications to a Dissenting MDA Shareholder, see "Income Tax Considerations to MDA Shareholders and Optionholders - Canadian Federal Income Tax Considerations - Dissenting MDA Shareholders, and "- Dissenting MDA 1988 Optionholders" and "- United States Federal Income Tax Considerations - Dissenting Persons."


                     AVAILABLE INFORMATION

Orbital is subject to the informational requirements of the 1934 Securities Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates. In addition, material filed by Orbital can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C., 20006.


                         LEGAL MATTERS

Certain legal matters in connection with the Arrangement will be passed upon by Farris, Vaughan, Wills & Murphy, Vancouver and Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York on behalf of MDA and by Ropes & Gray, Boston, Massachusetts and Davies, Ward & Beck, Toronto on behalf of Orbital and Acquisition.


      APPROVAL OF PROXY CIRCULAR BY MDA BOARD OF DIRECTORS

The contents of this Proxy Circular and the sending thereof to MDA Shareholders and MDA 1988 Optionholders has been approved by the MDA Board.

DATED  at  Richmond, British Columbia, this 6th day  of  October,
1995.


                               BY ORDER OF THE BOARD OF DIRECTORS


                                        /S/ Robert B. Wallis

                                      ROBERT B. WALLIS, Secretary